Exhibit 99.1

JONES DAY
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
Telephone: (216) 586-3939
Facsimile: (216) 579-0212
David G. Heiman (admitted pro hac vice)
Carl E. Black (admitted pro hac vice)
Thomas A. Wilson (admitted pro hac vice)

-and-

HUNTON & WILLIAMS LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219
Telephone: (804) 788-8200
Facsimile: (804) 788-8218
Tyler P. Brown (VSB No. 28072)
J.R. Smith (VSB No. 41913)
Henry P. (Toby) Long, III (VSB No. 75134)
Justin F. Paget (VSB No. 77949)

JONES DAY
1420 Peachtree Street, N.E.
Suite 800
Atlanta, Georgia 30309
Telephone: (404) 581-3939
Facsimile: (404) 581-8330
Jeffrey B. Ellman (admitted pro hac vice)

Attorneys for Debtors and Debtors in Possession

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

RICHMOND DIVISION

In re: Alpha Natural Resources, Inc., et al., Debtors.	Chapter 11 Case No. 15-33896 (KRH) (Jointly Administered)

SECOND AMENDED DISCLOSURE STATEMENT WITH RESPECT TO

SECOND AMENDED JOINT PLAN OF REORGANIZATION

OF DEBTORS AND DEBTORS IN POSSESSION

Dated: May 27, 2016

IMPORTANT INFORMATION FOR YOU TO READ

THE DEADLINE TO VOTE ON THE PLAN IS

JUNE 29, 2016 AT 5:00 P.M. PREVAILING EASTERN TIME,

UNLESS EXTENDED BY THE DEBTORS (THE “VOTING DEADLINE”).

FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST

BE ACTUALLY RECEIVED BY THE CLAIMS AND BALLOTING

AGENT BEFORE THE VOTING DEADLINE AS DESCRIBED HEREIN.

PLEASE BE ADVISED THAT ARTICLE III.E OF THE PLAN CONTAINS

RELEASE, EXCULPATION AND INJUNCTION PROVISIONS. YOU SHOULD REVIEW

AND CONSIDER THE PLAN CAREFULLY BECAUSE YOUR RIGHTS MAY BE AFFECTED.

Alpha Natural Resources, Inc. and 148 of its direct and indirect subsidiaries, as the above-captioned debtors and debtors in possession (collectively, the “Debtors”),1 are providing you with the information in this Disclosure Statement because you may be a creditor entitled to vote on the Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession (along with all Confirmation Exhibits attached thereto or referenced therein, and as amended, supplemented and modified from time to time, the “Plan”).2

The Debtors believe that the Plan is in the best interests of creditors and other stakeholders. All creditors entitled to vote on the Plan are urged to vote in favor of it. A summary of the voting instructions is set forth beginning on page 62 of this Disclosure Statement and in the order (the “Disclosure Statement Order”) approving this Disclosure Statement. More detailed instructions are contained on the ballots distributed to the creditors entitled to vote on the Plan. To be counted, your ballot must be duly completed, executed and actually received by the Debtors’ claims, noticing and balloting agent, Kurtzman Carson Consultants, LLC (the “Claims and Balloting Agent”) by 5:00 p.m., prevailing Eastern time, on June 29, 2016, unless this deadline is extended by the Debtors.

The effectiveness of the proposed Plan is subject to material conditions precedent. See Sections V.J and V.K. There is no assurance that these conditions will be satisfied or waived.

This Disclosure Statement and any accompanying letters are the only documents to be used in connection with the solicitation of votes on the Plan. No person is authorized by the Debtors to give any information or to make any representation other than as contained in this Disclosure Statement and the exhibits attached hereto or incorporated by reference or referred to herein. If given or made, such information or representation may not be relied upon as having been authorized by the Debtors. Although the Debtors will make available to creditors entitled to vote on the Plan such additional information as may be required by applicable law prior to the Voting Deadline, the delivery of this Disclosure Statement will not under any circumstances imply that the information herein is correct as of any time after the date hereof.

ALL CREDITORS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ AND CAREFULLY CONSIDER THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING THE PLAN ATTACHED HERETO AS EXHIBIT B AND THE RISK FACTORS DESCRIBED IN SECTION X, PRIOR TO SUBMITTING BALLOTS IN RESPONSE TO THIS SOLICITATION.

The summaries of the Plan and other documents contained in this Disclosure Statement are qualified in their entirety by reference to the Plan itself, the documents listed in the “Table of Exhibits” in the Plan (collectively, the “Confirmation Exhibits”) and the documents described therein as filed in the above-captioned chapter 11 cases prior to approval of this Disclosure Statement or subsequently as supplemental materials. In the event that any inconsistency or conflict exists between this Disclosure Statement and the Plan, the terms of the Plan will control.

[1]	A schedule identifying each of the Debtors and their respective case numbers is attached hereto as Exhibit A.
[2]	A copy of the Plan is attached hereto as Exhibit B. Capitalized terms not otherwise defined herein have the meanings given to them in the Plan.

Except as otherwise indicated, the Debtors will File all Confirmation Exhibits with the United States Bankruptcy Court for the Eastern District of Virginia and, to the extent of the withdrawal of any reference under section 157 of title 28 of the United States Code, the District Court (together, the “Bankruptcy Court”) no later than seven calendar days before the Confirmation Hearing, to the extent not filed earlier; provided, however, that Exhibits I.A.76, I.A.77, I.A.215, I.A.250, II.G.1.a, II.G.4, II.G.5 and IV.B.1 to the Plan will be Filed no later than seven calendar days prior to the Voting Deadline. All Confirmation Exhibits will be made available on the Document Website, www.kccllc.net/alpharestructuring, once they are Filed.

This Disclosure Statement contains, among other things, descriptions and summaries of provisions of the Plan being proposed by the Debtors. The Debtors reserve the right to modify the Plan consistent with section 1127 of title 11 of the United States Code (as now in effect or hereafter amended, the “Bankruptcy Code”) and Rule 3019 of the Federal Rules of Bankruptcy Procedure (together with the local rules of the Bankruptcy Court, as now in effect or hereafter amended, the “Bankruptcy Rules”).

The statements contained in this Disclosure Statement are made only as of the date of this Disclosure Statement, and there can be no assurance that the statements contained herein will be correct at any time after this date. The information contained in this Disclosure Statement, including the information regarding the history, businesses and operations of the Debtors, the financial information regarding the Debtors and the liquidation analysis relating to the Debtors, is included for purposes of soliciting acceptances of the Plan, but, as to contested matters and adversary proceedings, is not to be construed as admissions or stipulations, but rather as statements made in settlement negotiations as part of the Debtors’ attempt to settle and resolve their liabilities pursuant to the Plan. This Disclosure Statement will not be admissible in any non-bankruptcy proceeding, nor will it be construed to be conclusive advice on the tax, securities or other legal effects of the Plan as to Holders of Claims against, or Interests in, either (a) the Debtors or (b) the Reorganized Debtors (as defined in the Plan). Except where specifically noted, the financial information contained in this Disclosure Statement and in its exhibits has not been audited by a certified public accountant and has not been prepared in accordance with generally accepted accounting principles in the United States.

FORWARD-LOOKING STATEMENTS

This Disclosure Statement contains forward-looking statements based primarily on the current expectations of the Debtors and projections about future events and financial trends affecting the financial condition of the Debtors’ businesses and assets. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions identify these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described below under the caption “Plan-Related Risk Factors” in Section X. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this Disclosure Statement may not occur, and actual results could differ materially from those anticipated in the forward-looking statements. The Debtors do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

This Disclosure Statement has been prepared in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3016 and not necessarily in accordance with federal or state securities laws or other non-bankruptcy laws. This Disclosure Statement has not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”), any state securities commission or any securities exchange or association, nor has the SEC, any state securities commission or any securities exchange or association passed upon the accuracy or adequacy of the statements contained herein.

QUESTIONS AND ADDITIONAL INFORMATION

If you would like to obtain copies of this Disclosure Statement, the Plan or any of the documents attached hereto or referenced herein, or have questions about the solicitation and voting process or the Debtors’ Chapter 11 Cases generally, please contact the Claims and Balloting Agent, either by (a) visiting the Document Website at www.kccllc.net/alpharestructuring or (b) calling (i) toll-free at (888) 249-2703 or (ii) for callers outside of the United States or Canada, at +1 (310) 751-2602.

I. INTRODUCTION			1
A.	Overview of Restructuring		1
B.	Material Terms of the Plan		3
C.	Parties Entitled to Vote on the Plan		8
D.	Solicitation Package		10
E.	Voting Procedures, Ballots and Voting Deadline		11
F.	Confirmation Exhibits		12
G.	Confirmation Hearing and Deadline for Objections to Confirmation		12

II. THE DEBTORS’ PREPETITION BUSINESS AND CORPORATE STRUCTURE			13
A.	Background Regarding the Debtors’ Business		13
B.	Structure of Prepetition Operations		14
C.	The Debtors’ Prepetition Capital Structure		15
	1.	Long-Term Institutional Debt Obligations	15
	2.	Trade Debt	18
	3.	Non-Capital Lease Obligations	18
	4.	Capital Lease Obligations	19
	5.	Reclamation Obligations	19
	6.	Pension Obligations	21
	7.	Other Post-Employment Benefit Obligations	21
	8.	Regulatory Compliance Costs	22
	9.	Black Lung Benefit Obligations	23
	10.	1974 Pension Plan Obligations	23
D.	Events Leading to the Commencement of the Chapter 11 Cases		23

III. THE CHAPTER 11 CASES			25
A.	Voluntary Petitions		25
B.	First Day Relief		25
C.	Retention of Professionals and Advisors		27
D.	Statutory Committees		27
	1.	The Creditors’ Committee	27
	2.	The Retiree Committee	28
	3.	Motion to Appoint an Equity Committee	28
E.	Postpetition Financing		28
	1.	The DIP Financing	28
	2.	Adequate Protection	30
	3.	Amendments to the First Out DIP Credit Agreement	30
	4.	The Challenge Period	31
F.	The Schedules and Statements		31
G.	Claims Process and Bar Date		31
H.	Interim Bonding Settlements		32
	1.	The Wyoming Bonding Request	32
	2.	The West Virginia Bonding Request	32
I.	Key Employee Motions		33
	1.	Motion to Continue Retention Programs for Non-Insider Key Employees	33
	2.	Motion to Approve Payment of the 2015 Annual Incentive Bonus to Certain Insiders and the Key Employee Incentive Plan for 2016	33
J.	Sale Motions		33
	1.	Motion to Approve Miscellaneous Asset Sale Procedures	33
	2.	Motion to Approve Rice Shares Sale Procedures	34
	3.	Motion to Approve Sales of Non-Core Mining Property	34
	4.	Motion to Approve Sales of Core Mining Property	34
K.	Employee/Retiree Benefits		35
	1.	Non-Union Retiree Benefit Motion	35

-iii-

(continued)

	2.	Non-Qualified Benefit Motion	35
	3.	1113/1114 Motion	35
L.	Further Motions and Related Events in the Chapter 11 Cases		37
	1.	Motion to Extend the Exclusive Filing and Solicitation Periods	37
	2.	Motion to Extend the Removal Period	37
	3.	Motion to Dismiss the Chapter 11 Case of Gray Hawk Insurance Company	37
	4.	Motion to Extend the Deadline to Assume or Reject Non-Residential Real Property Leases	37
	5.	Omnibus Motions for Assumption or Rejection of Executory Contracts and Unexpired Leases	38

IV. POSTPETITION PLAN NEGOTIATIONS AND RESTRUCTURING INITIATIVES			38
A.	The Debtors’ Financial and Operational Performance Following the Petition Date		38
B.	The Debtors’ Negotiations with Their Lenders		39
	1.	The Initial Business Plan and the Case Milestones	39
	2.	The Revised Business Plan and Modified Case Milestones	40
	3.	The Extension Agreement	40
	4.	The Plan Structure Agreement	41
	5.	The Stalking Horse Bid	41
	6.	Separation of the PLR Natural Gas Assets from the Stalking Horse Bid	42
	7.	The Sale Motion Settlements	42
C.	The Global Settlement		44
D.	The Second Lien Lender Settlement		45
E.	The Proposed Resolution of Reclamation Obligations		46

V. THE PLAN			47
A.	General		47
B.	Classification and Treatment of Claims and Interests Under the Plan		47
C.	Unclassified Claims		48
	1.	Payment of Administrative Claims	48
	2.	Payment of Priority Tax Claims	51
D.	Classified Claims and Interests		51
E.	Subordination; Reservation of Rights to Reclassify Claims		53
F.	Special Provisions Regarding the Treatment of Allowed Secondary Liability Claims; Maximum Recovery		53
G.	Confirmation Without Acceptance by All Impaired Classes		54
H.	Class Without Voting Claim Holders		54
I.	Treatment of Executory Contracts and Unexpired Leases		54
	1.	Executory Contracts and Unexpired Leases to Be Assumed	54
	2.	Approval of Assumptions and Assignments; Assignments Related to Restructuring Transactions	55
	3.	Payments Related to the Assumption of Executory Contracts and Unexpired Leases	55
	4.	Contracts and Leases Entered Into After the Petition Date or Previously Assumed	56
	5.	Rejection of Executory Contracts and Unexpired Leases	56
	6.	Rejection Damages Bar Date	56
	7.	Executory Contract and Unexpired Lease Notice Provisions	57
	8.	Obligations to Indemnify Directors, Officers and Employees	57
	9.	No Change in Control	58
J.	Conditions Precedent to Confirmation of the Plan		58
K.	Conditions Precedent to the Effective Date		59
L.	Waiver of Conditions to Confirmation or the Effective Date		59
M.	Effect of Nonoccurrence of Conditions to the Effective Date		59
N.	Retention of Jurisdiction by the Bankruptcy Court		60

-iv-

(continued)

VI. VOTING REQUIREMENTS			62
A.	Voting Deadline		62
B.	Holders of Claims Entitled to Vote		62
C.	Vote Required for Acceptance by a Class		63

VII. CONFIRMATION OF THE PLAN			64
A.	Confirmation Hearing		64
B.	Deadline to Object to Confirmation		64
C.	Requirements for Confirmation of the Plan		65
	1.	Requirements of Section 1129(a) of the Bankruptcy Code	65
	2.	Best Interests of Creditors	67
	3.	Feasibility	68
	4.	Requirements of Section 1129(b) of the Bankruptcy Code	68
D.	Standards Applicable to Certain Releases		69

VIII. MEANS OF IMPLEMENTATION OF THE PLAN			70
A.	Effect of Confirmation of the Plan		70
	1.	Dissolution of Official Committees	70
	2.	Preservation of Rights of Action by the Debtors and the Reorganized Debtors; Recovery Actions	70
	3.	Comprehensive Settlement of Claims and Controversies	70
	4.	Discharge of Claims and Termination of Interests	71
	5.	Injunction	71
	6.	Releases	72
	7.	Exculpation	73
	8.	Termination of Certain Subordination Rights and Settlement of Related Claims and Controversies	73
	9.	Liabilities Under Single-Employer Defined Benefit Pension Plans Not Terminated Prior to the Confirmation Date	74
B.	Continued Corporate Existence and Vesting of Assets		74
C.	Restructuring Transactions		74
	1.	Restructuring Transactions Generally	74
	2.	Obligations of Any Successor Corporation in a Restructuring Transaction	75
D.	The NewCo Asset Sale		75
E.	The Resolution of Reclamation Obligations		75
F.	Corporate Governance and Directors and Officers		76
	1.	Constituent Documents of Reorganized ANR and the Other Reorganized Debtors	76
	2.	Directors and Officers of Reorganized ANR and the Other Reorganized Debtors	76
G.	Reorganized ANR Preferred Interests		76
H.	Reorganized ANR Contingent Revenue Payment		76
I.	Contingent Credit Support		77
J.	Initial Cash		77
K.	Restricted Cash Reclamation Accounts		78
L.	Reorganized ANR Common Stock		78
M.	NewCo Equity and NewCo Warrants		78
N.	Employment-Related Agreements; Retiree Benefits; Workers’ Compensation Programs		78
	1.	Employment-Related Agreements	78
	2.	Retiree Benefits	78
	3.	Assumption of Pension Plans	78
	4.	Continuation of Workers’ Compensation Programs	79
	5.	Black Lung Excise Taxes	79
O.	Corporate Action		79

-v-

(continued)

P.	Special Provisions Regarding Insured Claims		80
	1.	Limitations on Amounts to Be Distributed to Holders of Allowed Insured Claims	80
	2.	Assumption and Continuation of Insurance Contracts	80
Q.	Cancellation and Surrender of Instruments, Securities and Other Documentation		80
	1.	Notes	80
	2.	Old Common Stock	81
R.	Release of Liens		81
S.	Effectuating Documents; Further Transactions		81
T.	Exemption from Certain Transfer Taxes		81
U.	Compliance with Federal Securities Laws		81
V.	Provisions Governing Distributions Under the Plan and for Resolving Disputed Claims		82
	1.	Distributions for Claims Allowed as of the Effective Date	82
	2.	Method of Distributions to Holders of Claims	82
	3.	Distributions of the NewCo Contribution	82
	4.	Distributions on Account of Allowed Noteholder Claims	82
	5.	Compensation and Reimbursement for Services Related to Distributions	82
	6.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	83
	7.	Timing and Calculation of Amounts to Be Distributed	84
	8.	Distribution Record Date	84
	9.	Means of Cash Payments	84
	10.	Establishment of Reserves and Provisions Governing Same	85
	11.	Surrender of Canceled Instruments or Securities	85
	12.	Withholding and Reporting Requirements	85
	13.	Setoffs	86
	14.	Application of Distributions	86
	15.	Claims Oversight Committee	86
	16.	Treatment of Disputed Claims	86
	17.	Prosecution of Objections to Claims	87
	18.	Distributions on Account of Disputed Claims Once Allowed	88
W.	Consolidation		88

IX. LIQUIDATION ANALYSIS AND FINANCIAL PROJECTIONS			89

X. PLAN-RELATED RISK FACTORS			90
A.	Certain Bankruptcy Considerations		90
B.	General Economic Risk Factors and Risks Specific to the Business of the Debtors		93
C.	Risks Related to Reorganized ANR Common Stock		94

XI. FEDERAL INCOME TAX CONSEQUENCES OF CONSUMMATION OF THE PLAN			95
A.	General		95
B.	Consequences to the Debtors and NewCo		95
C.	Certain U.S. Federal Income Tax Consequences to U.S. Holders of Claims		99
D.	Certain U.S. Federal Income Tax Consequences of the Plan to Non-U.S. Holders of Claims		104
E.	Importance of Obtaining Professional Tax Assistance		107

XII. APPLICABILITY OF CERTAIN FEDERAL AND STATE SECURITIES LAWS			108
A.	Reorganized ANR Common Stock		108
B.	Initial Offer and Sale		108
C.	Subsequent Transfers under Federal Securities Law		109
	1.	Non-Affiliates	109
	2.	Affiliates	110
D.	Subsequent Transfers Under State Law		110

XIII. RECOMMENDATION AND CONCLUSION			111

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TABLE OF EXHIBITS

EXHIBIT A:	Schedule of Debtors and Debtors in Possession

EXHIBIT B:	Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession

EXHIBIT C:	Liquidation Analysis

EXHIBIT D:	Prospective Financial Information for the Reorganized Debtors

EXHIBIT E:	Prospective Financial Information for NewCo

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I.

INTRODUCTION

Alpha Natural Resources, Inc. (“ANR”) and certain of its direct and indirect subsidiaries, as the above-captioned debtors and debtors in possession (collectively, the “Debtors”) in the jointly-administered cases commenced under chapter 11 of title 11 of the United States Code (as now in effect or hereafter amended, the “Bankruptcy Code”), filed in the United States Bankruptcy Court for the Eastern District of Virginia (together with the District Court to the extent of the withdrawal of any reference under section 157 of title 28 of the United States Code, the “Bankruptcy Court”) and captioned In re Alpha Natural Resources, Inc., et al., Case No. 15-33896 (KRH) (Bankr. E.D. Va.) (collectively, the “Chapter 11 Cases”), submit this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code in connection with the solicitation of acceptances of the Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession (together with all Confirmation Exhibits attached thereto or referenced therein, as they may be amended, modified or supplemented, the “Plan”). A copy of the Plan is attached hereto as Exhibit B.

This Disclosure Statement sets forth certain information regarding the prepetition operating and financial history of the Debtors, the events leading up to the commencement of the Chapter 11 Cases, significant events that have occurred during the Chapter 11 Cases and the anticipated organization, operations and capital structure of the Debtors on and after the Effective Date of the Plan and any entities created as part of the Restructuring Transactions (collectively, the “Reorganized Debtors”) if the Plan is confirmed and becomes effective. This Disclosure Statement also describes terms and provisions of the Plan, including certain effects of Confirmation of the Plan by the Bankruptcy Court, certain risk factors (including those associated with securities to be issued under the Plan), and the manner in which Distributions will be made under the Plan. “Confirmation” means the entry by the Bankruptcy Court on the docket of the Chapter 11 Cases of an order (the “Confirmation Order”) (a) confirming the Plan pursuant to section 1129 of the Bankruptcy Code, (b) approving the Stalking Horse APA and the Asset sale contemplated therein, (c) approving the Diminution Claim Allowance Settlement and the Unencumbered Asset Settlement on a final and non-conditional basis and (d) granting certain additional relief. The Confirmation process and the voting procedures that Holders of Claims in the Chapter 11 Cases who are entitled to vote on the Plan must follow for their votes to be counted are also discussed herein.

The Debtors are the proponents of the Plan and believe that the Plan is the best means to efficiently and effectively pave the way for the Debtors’ emergence from bankruptcy. The Plan is also supported by the DIP Lenders, the DIP Agents, the First Lien Lenders, the First Lien Agent, the Creditors’ Committee, the Second Lien Notes Trustee, the Ad Hoc Committee of Second Lien Noteholders and the Massey Convertible Notes Trustee (collectively, the “Plan Supporters”).

Capitalized terms not otherwise defined herein shall have the meanings given to them in the Plan. All dollar amounts provided in this Disclosure Statement and in the Plan are given in United States dollars.

On May 26, 2016, the Bankruptcy Court entered an order (Docket No. 2549) (the “Disclosure Statement Order”) approving this Disclosure Statement as containing “adequate information,” i.e., information of a kind and in sufficient detail to enable a hypothetical reasonable investor typical of the holders of Claims or Interests to make an informed judgment about the Plan. THE BANKRUPTCY COURT’S APPROVAL OF THIS DISCLOSURE STATEMENT CONSTITUTES NEITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN NOR AN ENDORSEMENT OF THE MERITS OF THE PLAN BY THE BANKRUPTCY COURT.

A.	Overview of Restructuring

The coal industry has faced unprecedented and well documented market and regulatory headwinds in recent years that together compelled the Debtors to commence these Chapter 11 Cases on August 3, 2015 (the “Petition Date”). Since the Petition Date, conditions in the Debtors’ industry have continued to deteriorate to the extent that coal production, pricing and exports during the second half of 2015 all declined year-on-year from the same period in 2014. As a result, and despite the Debtors’ continuing efforts to maximize efficiency, certain of their operations have remained cash-flow negative and a burden on their other valuable assets. The Debtors therefore determined that it was in their best interests and the best interests of their creditors and other stakeholders to preserve and maximize the value of their estates by commencing a process for the sale of their core assets.

To facilitate this sales process, the Debtors’ prepetition First Lien Lenders (as defined herein) agreed to serve as a stalking horse bidder by credit bidding $500 million of the secured debt due to them for certain of the Debtors’ assets (the “Reserve Price Assets”). As a “stalking horse bid,” the First Lien Lenders’ credit bid on the Reserve Price Assets (the “Stalking Horse Bid”) has been subject to higher or otherwise better offers pursuant to a marketing and sale process approved by the Bankruptcy Court. The First Lien Lenders’ participation in the sale process as stalking horse bidders has ensured that the Debtors will recover maximum value for their assets in this challenging environment by subjecting the assets to a competitive marketing process, thereby providing considerable benefit to the Debtors’ estates. Notably, the First Lien Lenders’ Stalking Horse Bid does not include any customary bid protections (such as break-up fees or expense reimbursement) generally paid to a stalking horse bidder, and therefore merely sets a floor to begin a bidding process on a level playing field without any cost to the Debtors’ estates. The amount of the Stalking Horse Bid has already been reduced by $175 million as a result of the Bankruptcy Court’s approval of a $200 million alternative stalking horse bid for the Debtors’ natural gas business in the Marcellus Shale in southwestern Pennsylvania (the “PLR Assets”), as expressly contemplated by the terms of the asset purchase agreement entered into by the First Lien Lenders.

The Debtors and their advisors have thoroughly marketed the Reserve Price Assets, including by: (a) contacting more than 150 strategic, financial and other investors; (b) executing non-disclosure agreements with, and providing key information to, many such investors; and (c) providing potentially interested bidders with marketing and due diligence information. In response, the Debtors received 17 preliminary indications of interest, of which 5 were for the Reserve Price Assets other than the PLR Assets, and a total of nine final bids by the bid deadline of May 9, 2016, of which one included the Reserve Price Assets. Nevertheless, the Board of Directors of ANR did not qualify any competing bids for the Reserve Price Assets other than the PLR Assets because all of the alternative proposals that the Debtors received, as applicable: (a) provided no additional value to the Debtors’ estates; (b) were not economically viable, in the Debtors’ business judgment; (c) contained speculative financing or other unacceptable contingencies; and/or (d) represented a material increase in risk related to completing the Debtors’ restructuring. As a result, except with respect to the PLR Assets,3 the proposed auction of the Reserve Price Assets was cancelled and, on May 13, 2016, the Debtors filed a notice designating the Stalking Horse Bid as the successful bid for such assets.

In connection with the stalking horse process and following extensive analysis and negotiations, the Debtors negotiated the principal terms of a comprehensive settlement of issues with the First Lien Lenders and the DIP Lenders (as defined herein). In connection with this comprehensive settlement, the Debtors and the First Lien Lenders entered into two separate settlement agreements (together, the “First Lien Settlement Agreements”), which were approved by the Bankruptcy Court on May 2, 2016. One of the First Lien Settlement Agreements establishes which of the Debtors’ assets will be deemed to have been unencumbered by the First Lien Credit Agreement as of the Petition Date. The other First Lien Settlement Agreement establishes the methodology for calculating the First Lien Lenders’ claim for the diminution in value of their interests in collateral relating to the First Lien Credit Agreement. Having achieved these settlements with the Debtors’ primary secured creditors, the Debtors were able to engage productively in negotiations with their other key stakeholders. As a result of these negotiations, the Debtors have succeeded in reaching a global and comprehensive settlement (the “Global Settlement”) of issues related to their restructuring with the statutory official committee of unsecured creditors appointed by the United States Trustee in the Chapter 11 Cases (as such committee may be constituted from time to time, the “Creditors’ Committee”), the First Lien Lenders, the First Lien Agent, the Second Lien Notes Trustee, the Ad Hoc Committee of Second Lien Noteholders, the DIP Lenders, the DIP Agents, the Massey Convertible Notes Trustee and the Massey Convertible Noteholders (collectively with the Debtors and the Creditors’ Committee, the “Global Settlement Parties”).

The Global Settlement (a) establishes the framework for the restructuring proposed in the Plan and described in this Disclosure Statement and (b) provides numerous benefits to the Debtors’ estates and material recoveries to secured and unsecured creditors alike. The Global Settlement contemplates that the Material Reserve

[3]

The Debtors qualified four additional bidders for the PLR Assets. At an auction held on May 16, 2016, the $339.5 million cash bid for the PLR Assets of Vantage Energy Appalachia II, LLC was named the successful bid.

Price Assets will be acquired by a newly-created entity (“NewCo”) as part of the “Restructuring Transactions” consummated in connection with the Plan (and not pursuant to a separate sale process as originally contemplated), with the equity in such entity to be held by the First Lien Lenders, the Second Lien Noteholders and unsecured creditors. Moreover, the Global Settlement resolves several pending and potentially contentious issues between the parties, including with respect to the Creditors’ Committee’s challenge to the agreement of the Debtors and First Lien Lenders regarding the scope of the First Lien Lenders’ interests in the Debtors’ assets as of the Petition Date. In summary, the Global Settlement Parties believe that the Global Settlement will maximize recoveries to creditors and is in the best interests of the Debtors’ estates.

In addition to the Global Settlement, the Debtors are also in the process of resolving issues with other key parties in interest in these Chapter 11 Cases, including the states where the Reorganized Debtors intend to continue coal mining operations for the principal purpose of conducting environmental reclamation work related to their remaining assets. As a result of extensive negotiations with these jurisdictions, the Debtors believe that they will be able to achieve a resolution that will assure the states that the Debtors will perform their reclamation obligations while also providing the Debtors with predictable expenditures.

The Debtors believe that the sale processes they have engaged in, combined with the Global Settlement and other settlements will maximize the value obtained for the Debtors’ assets for the benefit of their creditors and allow the Debtors’ businesses to restructure as going concerns, thereby preserving value and jobs and enabling the Debtors to address their reclamation obligations, for the benefit of all parties in interest in the Chapter 11 Cases.

B.	Material Terms of the Plan

As discussed in more detail in Sections IV, V and VIII below, the Plan includes a consensual resolution of a number of complex Claims that have been the subject of extensive and vigorous negotiations beginning prepetition and continuing postpetition among the Debtors and the Plan Supporters. The distributions under the Plan of Cash, interests, securities or other property, as may be applicable, to the holders of Allowed Claims in accordance with, and subject to the terms of, the Plan (collectively, the “Distributions”) reflect the impact of agreed-upon settlements of certain complex disputes. The Debtors believe that absent such settlements, these bankruptcy cases would require extensive and potentially prohibitively expensive litigation to the detriment of the Debtors’ estates and all stakeholders. Through the settlement of certain claims, as defined in section 101(5) of the Bankruptcy Code, against a Debtor or its Estate (collectively, the “Claims”) and all other disputed issues among the Debtors and the Plan Supporters, the Plan will allow the Debtors to exit bankruptcy protection expeditiously and with sufficient liquidity to implement the Plan.

THE DEBTORS BELIEVE THAT THE IMPLEMENTATION OF THE PLAN IS IN THE BEST INTERESTS OF EACH OF THE DEBTORS AND THEIR STAKEHOLDERS. FOR ALL OF THE REASONS DESCRIBED IN THIS DISCLOSURE STATEMENT, THE DEBTORS URGE YOU TO RETURN YOUR BALLOT ACCEPTING THE PLAN BY THE VOTING DEADLINE (I.E., THE DATE BY WHICH YOUR BALLOT MUST BE ACTUALLY RECEIVED), WHICH IS JUNE 29, 2016 AT 5:00 P.M. PREVAILING EASTERN TIME.

As set forth in further detail below, the material terms of the Plan are as follows:

TREATMENT OF CLAIMS AND INTERESTS

As further described and defined in Article II of the Plan, the Plan contemplates the following treatment of Claims and Interests:

•    Administrative Claims – Each holder of an Allowed Administrative Claim will receive, in full satisfaction of its Administrative Claim, Distribution Cash equal to the amount of such Allowed Administrative Claim either: (a) on the Effective Date or as soon as reasonably practicable thereafter; or (b) if the Administrative Claim is not allowed as of the Effective Date, no later than 30 days after the date on which such Administrative Claim becomes an Allowed Claim. These Claims are unimpaired and are unclassified under the Plan.

•    Priority Tax Claims – Each holder of an Allowed Priority Tax Claim will receive, at the option of the applicable Debtor or Reorganized Debtor, as applicable, in full satisfaction of its Allowed Priority Tax Claim that is due and payable on or before the Effective Date, either (a) Distribution Cash equal to the amount of such Allowed Priority Tax Claim (i) on the Effective Date or (ii) if the Priority Tax Claim is not Allowed as of the Effective Date, no later than 30 days after the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim or (b) Distribution Cash in the aggregate amount of such Allowed Priority Tax Claim payable in annual equal installments commencing on the later of (i) the Effective Date (or as soon as reasonably practicable thereafter) and (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim (or as soon as practicable thereafter) and ending no later than five years after the Petition Date. These Claims are unimpaired and are unclassified under the Plan.

•    Priority Claims – On the Effective Date, each holder of an Allowed Priority Claim will receive Distribution Cash equal to the amount of such Allowed Claim, unless the holder of such Priority Claim and the applicable Debtor or Reorganized Debtor, as applicable, agree to a different treatment. These Claims are Class 1 Claims and are unimpaired under the Plan.

•    Secured First Lien Lender Claims – On the Effective Date, unless otherwise agreed by a Claim holder and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Secured First Lien Lender Claim will receive the holder’s Pro Rata share of the First Lien Lender Distribution. These Claims are Class 2 Claims and are impaired under the Plan.

•    Secured Second Lien Noteholder Claims – In accordance with the terms of the Second Lien Noteholder Settlement and the Global Settlement, on the Effective Date, unless otherwise agreed by a Claim holder and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Secured Second Lien Noteholder Claim will receive such holder’s Pro Rata share of the NewCo ABL Participation Rights. Each holder of an Allowed Secured Second Lien Noteholder Claim exercising such holder’s NewCo ABL Participation Rights shall be entitled to such holder’s allocated portion of the Second Lien Noteholder Distribution, as set forth in the Second Lien Noteholder Settlement Stipulation and the Second Lien Noteholder Settlement Term Sheet. These Claims are Class 3 Claims and are impaired under the Plan.

•    Secured Massey Convertible Noteholder Claims – In accordance with the terms of the Global Settlement, on the Effective Date, unless otherwise agreed by a Claim holder and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Secured Massey Convertible Noteholder Claim will receive such holder’s Pro Rata share of (a) the Massey Convertible Noteholder Cash Component and (b) the Series B Preferred Interests. These Claims are Class 4 Claims and are impaired under the Plan.

•    Other Secured Claims – On the Effective Date, unless otherwise agreed by a Claim holder and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Other Secured Claim will receive treatment on account of such Allowed Other Secured Claim in the manner set forth in Option A, B or C below, at the election of the applicable Debtor. The applicable Debtor will be deemed to have elected Option B except with respect to (a) any Allowed Secured Claim as to which the applicable Debtor elects either Option A or Option C in one or more certifications Filed prior to the conclusion of the Confirmation Hearing and (b) any Allowed Secured Tax Claim, with respect to which the applicable Debtor will be deemed to have elected Option A.

Option A: On the Effective Date, Allowed Other Secured Claims with respect to which the applicable Debtor elects Option A will receive Distribution Cash equal to the amount of such Allowed Claim.

Option B: On the Effective Date, Allowed Other Secured Claims with respect to which the applicable Debtor elects or is deemed to have elected Option B will be Reinstated.

Option C: On the Effective Date, a holder of an Allowed Other Secured Claim with respect to which the applicable Debtor elects Option C will be entitled to receive (and the applicable Debtor or Reorganized Debtor shall release and transfer to such holder) the collateral securing such Allowed Claim.

The holder of an Allowed Secured Tax Claim in Class 5 will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with such Allowed Secured Tax Claim. Any such Claim or demand for any such penalty will be subject to treatment in Class 6A, if not subordinated to Class 6A Claims pursuant to an order of the Bankruptcy Court. The holder of an Allowed Secured Tax Claim will not assess or attempt to collect such penalty from the Debtors, the Reorganized Debtors, NewCo, or their respective property (other than as a holder of a Class 6A Claim).

These Claims are Class 5 Claims and are unimpaired under the Plan.

•    Category 1 General Unsecured Claims – On the Effective Date, and on each Distribution Date thereafter, each holder of an Allowed Category 1 General Unsecured Claim will receive a Pro Rata share of assets contributed to the Category 1 General Unsecured Claims Asset Pool; provided that no Distributions shall be provided on account of any Allowed First Lien Lender Claims constituting Deficiency Claims in Class 6A. These Claims are Class 6A Claims and are impaired under the Plan.

•    Second Lien Category 2 General Unsecured Claims – On the Effective Date, and on each Distribution Date thereafter, each holder of an Allowed Category 2 General Unsecured Claim that is a Second Lien Noteholder Claim will receive a Pro Rata share of assets contributed to the Category 2 General Unsecured Claims Asset Pool; provided that Distributions on account of any Allowed Second Lien Noteholder Claims constituting Deficiency Claims in Class 6B shall not include any portion of the Reorganized ANR Contingent Revenue Payment. These Claims are Class 6B Claims and are impaired under the Plan.

•    Non-Second Lien Category 2 General Unsecured Claims - On the Effective Date, and on each Distribution Date thereafter, each holder of an Allowed Category 2 General Unsecured Claim that is not a Second Lien Noteholder Claim will receive a Pro Rata share of assets contributed to the Category 2 General Unsecured Claims Asset Pool. These Claims are Class 6C Claims and are impaired under the Plan.

•    Prepetition Intercompany Claims – Holders of Prepetition Intercompany Claims will not be entitled to any Distribution under the Plan. Subject to the Restructuring Transactions, on the Effective Date, Prepetition Intercompany Claims that are not eliminated by operation of law or otherwise pursuant to the Restructuring Transactions will be deemed settled and compromised in exchange for the consideration and other benefits provided to the holders of Prepetition Intercompany Claims and not entitled to any Distribution of Plan consideration under the Plan. Notwithstanding this treatment of Prepetition Intercompany Claims, each of the holders of a Prepetition Intercompany Claim will be deemed to have accepted the Plan. These Claims are Class 7 Claims and are impaired under the Plan.

•    Section 510(b) Securities Claims – No property will be distributed to or retained by the holders of Section 510(b) Securities Claims, and such Claims will be extinguished on the Effective Date. Holders of Section 510(b) Securities Claims will not receive any Distribution pursuant to the Plan. Consistent with the language of section 1126(g) of the Bankruptcy Code, each holder of a Section 510(b) Securities Claim will be deemed to have rejected the Plan. These Claims are Class 8 Claims and are impaired under the Plan.

•    Section 510(b) Old Common Stock Claims – No property will be distributed to or retained by the holders of Section 510(b) Old Common Stock Claims, and such Claims will be extinguished on the Effective Date. Holders of 510(b) Old Common Stock Claims will not receive any Distribution pursuant to the Plan. Consistent with the language of section 1126(g) of the Bankruptcy Code, each holder of a Section 510(b) Old Common Stock Claim will be deemed to have rejected the Plan. These Claims are Class 9 Claims and are impaired under the Plan.

•    Old Common Stock of ANR Interests – On the Effective Date, the Old Common Stock of ANR and all Interests related thereto will be canceled, and holders of Old Common Stock of ANR Interests will not receive any Distribution pursuant to the Plan. Consistent with the language of section 1126(g) of the Bankruptcy Code, each holder of an Old Common Stock of ANR Interest will be deemed to have rejected the Plan. These Interests are Class 10 Interests and are impaired under the Plan.

•    Subsidiary Debtor Equity Interests – On the Effective Date, the Subsidiary Debtor Equity Interests will be Reinstated, subject to the Restructuring Transactions. These Interests are Class 11 Interests and are unimpaired under the Plan.

SETTLEMENT AND COMPROMISE	Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest or any Distribution to be made pursuant to the Plan on account of any Allowed Claim. The entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that all such compromises or settlements, including the Global Settlement, the First Lien Lender Settlement, the Second Lien Noteholder Settlement, the Unencumbered Assets Settlement, the Diminution Claim Allowance Settlement and the Resolution of Reclamation Obligations, are: (a) in the best interests of the Debtors, the Reorganized Debtors, the Estates and their respective property and Claim and Interest holders; and (b) fair, equitable and reasonable.

PLAN DISTRIBUTABLE VALUE	The approximate value of the assets distributable pursuant to the terms of the Plan is $700 million to $1.3 billion.

MEANS OF IMPLEMENTATION	On or after the Confirmation Date, the applicable Debtors or Reorganized Debtors may enter into such Restructuring Transactions and may take such actions as the Debtors or Reorganized Debtors may determine to be necessary or appropriate to effect, in accordance with applicable nonbankruptcy law, a corporate restructuring of their respective businesses or simplify the overall corporate structure of the Reorganized Debtors and the NewCo Asset Sale or to effectuate the NewCo Asset Sale as a tax-free reorganization as contemplated by the terms of the Stalking Horse APA, including but not limited to the Restructuring Transactions identified on Exhibit IV.B.1 to the Plan, all to the extent not inconsistent with any other terms of the Plan. Unless otherwise provided by the terms of a Restructuring Transaction, all such Restructuring Transactions will be deemed to occur on the Effective Date and may include one or more mergers, consolidations, restructurings, reorganizations, transfers, dispositions (including, for the avoidance of doubt, any asset dispositions closing under or in connection with the Plan in connection with any Core Asset Sale Order, including the NewCo Asset Sale), conversions, liquidations or dissolutions, as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate. The actions to effect these transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, reorganization, transfer, disposition, conversion, liquidation or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable state law and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation, dissolution or change in corporate form pursuant to applicable state law; and (d) the taking of all other actions that the applicable entities determine to be necessary or appropriate, including (i) making filings or recordings that may be required by applicable state law in connection with such transactions and (ii) any appropriate positions on one or more tax returns. Any such transactions may be effected on or subsequent to the Effective Date without any further action by the stockholders or directors of any of the Debtors or the Reorganized Debtors. Any Restructuring Transaction effected pursuant to the Plan shall be free and clear of any Liabilities and Black Lung Claims, Coal Act Claims and MEPP Claims, other than liabilities expressly assumed in the Stalking Horse APA. The Restructuring Transactions shall not result in NewCo becoming a successor in interest to the Debtors except as expressly provided in the Confirmation Order. Notwithstanding the foregoing and any other provisions of the Plan, nothing in the Plan shall impair, expand or otherwise modify the rights of any party under the Stalking Horse APA (unless expressly consented to by the First Lien Lenders) or any other agreement entered into pursuant to any Sale Order.

NEWCO ASSET SALE	On the Effective Date, the Debtors and NewCo shall consummate the NewCo Asset Sale in accordance with sections 363, 365 and 1123 of the Bankruptcy Code, the Confirmation Order and the terms of the Stalking Horse APA. Upon entry of the Confirmation Order by the Bankruptcy Court, all matters provided for under the Stalking Horse APA shall be deemed authorized and approved without any requirement of further act or action by the Debtors or the Reorganized Debtors. The Debtors or the Reorganized Debtors, as applicable, are authorized to execute and deliver, and to consummate the transactions contemplated by the Stalking Horse APA, as well as to execute, deliver, file, record and issue any instruments, documents (including UCC financing statements) and agreements in connection therewith, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule, or the vote, consent, authorization or approval of any Person. The NewCo Asset Sale shall be, and the NewCo Assets shall transfer to NewCo, free and clear of all Claims, Liens, charges, encumbrances, Interests and other interests, including, without limitation, any Black Lung Claims, Coal Act Claims or MEPP Claims, other than liabilities expressly assumed in the Stalking Horse APA, and NewCo will not be a successor in interest to the Debtors except as expressly provided in the Confirmation Order. The Stalking Horse APA is being revised to remove the PLR Assets; restructure the NewCo Asset Sale as a tax-free reorganization, as contemplated by the terms of the Stalking Horse APA; and make other non-material changes. The Debtors reserve the right to modify the Plan in accordance with the provisions of the Stalking Horse APA.

REORGANIZED ANR COMMON STOCK	On the Effective Date, all shares of Reorganized ANR Common Stock issued pursuant to the Plan shall be distributed to holders of Allowed Category 2 General Unsecured Claims in accordance with Sections II.B.7 and II.B.8 of the Plan. The Reorganized ANR Common Stock, when issued as provided in the Plan, will be duly authorized, validly issued and, if applicable, fully paid and nonassessable. Each issuance under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such issuance and by the terms and conditions of the instruments evidencing or relating to such issuance, which terms and conditions shall bind each Person receiving such issuance. To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable nonbankruptcy law, the issuance of the Reorganized ANR Common Stock under the Plan will be exempt from registration under the Securities Act and all rules and regulations promulgated thereunder. In accordance with the terms and conditions of the Global Settlement Term Sheet, the Debtors, in consultation with the Creditors’ Committee, shall use reasonable best efforts to structure the Reorganized ANR Common Stock so that such shares are tradable; provided that the costs to the Debtors and Reorganized ANR of doing so will be considered as to whether such efforts are “reasonable.”

NEWCO EQUITY & NEWCO WARRANTS	Consistent with the Restructuring Transactions, the NewCo Equity shall be issued by NewCo on or prior to the Effective Date. On the Effective Date and consistent with the Restructuring Transactions: (a) NewCo Common Stock and NewCo Warrants shall be distributed to holders of (i) Allowed Secured Second Lien Noteholder Claims pursuant to Section II.B.3 of the Plan and (ii) Allowed Category 2 General Unsecured Claims pursuant to Sections II.B.7 and II.B.8 of the Plan; and (b) NewCo Preferred Interests shall be distributed to holders of Allowed Secured Second Lien Noteholder Claims pursuant to Section II.B.3 of the Plan; provided that all initial NewCo Equity (including the Distributions described above) shall be subject to dilution by a management incentive plan to be implemented by NewCo. To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable nonbankruptcy law, the issuance of the NewCo Equity and the NewCo Warrants under the Plan will be exempt from registration under the Securities Act and all rules and regulations promulgated thereunder.

RELEASES	The Plan provides certain customary release provisions for the benefit of, collectively and individually and, in each case, solely in their capacity as such: (a) the Debtors; (b) the Estates; (c) the Reorganized Debtors; (d) the DIP Agents; (e) the DIP Lenders; (f) the First Lien Agent; (g) the First Lien Lenders; (h) the Creditors’ Committee and its members; (i) the Massey Convertible Notes Trustee; (j) the Second Lien Parties; (k) NewCo; (l) the Unsecured Notes Indenture Trustee; and (m) with respect to (a) through (l), each such Person’s respective Representatives and affiliates (collectively, the “Released Parties”) to the extent permitted by applicable law.

EXCULPATION	The Plan provides certain customary exculpation provisions, which include a full exculpation from liability in favor of the Released Parties for any act taken or omitted to be taken in connection with the Debtors’ restructuring, including the formulation, negotiation, preparation, dissemination, implementation, Confirmation or approval of the Plan (or the Distributions under the Plan), the Confirmation Exhibits, this Disclosure Statement, the Global Settlement Stipulation, the First Lien Lender Settlement, the Second Lien Noteholder Settlement, the Resolution of Reclamation Obligations or any contract, employee pension or other benefit plan, instrument, release or other agreement or document provided for or contemplated in connection with the consummation of the transactions set forth in the Plan; provided, however, that such exculpation provision shall not apply to the obligations arising under the Plan, the obligations assumed thereunder, the Global Settlement Stipulation or the Resolution of Reclamation Obligations; and provided further that the exculpation provision shall not affect the liability of any Person that otherwise would result from any act or omission to the extent that act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct. Any of the foregoing parties in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

C.	Parties Entitled to Vote on the Plan

Under the provisions of the Bankruptcy Code, not all parties in interest are entitled to vote on a chapter 11 plan. Creditors or equity interest holders whose claims or interests are not impaired by a plan are deemed to accept the plan under section 1126(f) of the Bankruptcy Code and are not entitled to vote. In addition, creditors or equity interest holders whose claims or interests are impaired by the plan and will receive no distribution under the plan are also not entitled to vote because they are deemed to have rejected the plan under section 1126(g) of the Bankruptcy Code. For a discussion of these matters, see Section VI.B below.

The following table sets forth which classes of Claims (collectively, the “Classes”) are entitled to vote on the Plan and which are not, and sets forth the estimated amount allowed4 pursuant to the terms of the Plan, the estimated recovery percentage5 and/or the impairment status for each Class of Claims and Interests provided for in the Plan:

CLASS	DESIGNATION	IMPAIRMENT	ESTIMATED ALLOWED AMOUNT	ESTIMATED RECOVERY	VOTING STATUS

1	Priority Claims	Unimpaired	Undetermined	100%	Deemed to Accept

2	Secured First Lien Lender Claims	Impaired	$1,080,998,258	Approximately 59 to 98%	Entitled to Vote

3	Secured Second Lien Noteholder Claims	Impaired	$738,842,027 together with Class 6B	Approximately 2 to 3.5% together with Class 6B6	Entitled to Vote

4	Secured Massey Convertible Noteholder Claims	Impaired	$110,975,516	Approximately 1.5 to 3%	Entitled to Vote

5	Other Secured Claims	Unimpaired	$30,718,984	100%	Deemed to Accept

6A	Category 1 General Unsecured Claims	Impaired	$391,523,085 to $973,632,099	Approximately 1 to 3%	Entitled to Vote

6B	Second Lien Category 2 General Unsecured Claims	Impaired	$738,842,027 together with Class 3	Approximately 2 to 3.5% together with Class 3[5]	Entitled to Vote

[4]	The estimated Allowed amounts set forth herein are estimates only and actual Allowed amounts may be greater or less than such amounts.
[5]	The estimated recovery percentages set forth herein are estimates only and actual recovery percentages may be higher or lower based on, among other things, Allowed Claims arising from the rejection of Executory Contracts or Unexpired Leases and the resolution of disputed or unliquidated Claims.
[6]	The specified recovery range for Classes 3 and 6B represents an estimated average recovery combined across both Classes. Actual recoveries for any particular holder could vary based upon the allocation mechanic more fully described in Section IV.D.

CLASS	DESIGNATION	IMPAIRMENT	ESTIMATED ALLOWED AMOUNT	ESTIMATED RECOVERY	VOTING STATUS

6C	Non-Second Lien Category 2 General Unsecured Claims	Impaired	$3,061,552,481 to $3,933,552,481	Approximately 1.5 to 3%	Entitled to Vote

7	Prepetition Intercompany Claims	Impaired	$29,193,686,636	0%	Deemed to Accept

8	Section 510(b) Securities Claims	Impaired	N/A (Canceled)	0%	Deemed to Reject

9	Section 510(b) Old Common Stock Claims	Impaired	N/A (Canceled)	0%	Deemed to Reject

10	Old Common Stock of ANR Interests	Impaired	N/A (Canceled)	0%	Deemed to Reject

11	Subsidiary Debtor Equity Interests	Unimpaired	N/A (Reinstated)	N/A	Deemed to Accept

As part of the Global Settlement, all holders of Category 2 General Unsecured Claims will receive a pro rata portion of the following on account of such Claims: (a) 5.0% of the NewCo Common Stock; (b) the NewCo Warrants (exercisable for 7.5% of the NewCo Common Stock), which warrants shall be struck at an aggregate exercise price equal to (i) 100% recovery for the First Lien Lenders on par, plus accrued and unpaid interest (at the non-default rate) as of the Petition Date, less the aggregate amount of all cash or cash equivalents distributed to the First Lien Lenders under the Plan less the face amount or aggregate liquidation preference of the First Lien Lender Takeback/Preferred Consideration, divided by (ii) the percentage determined by dividing (A) the amount of Common NewCo Equity issued to the First Lien Lenders by the Plan, by (B) the amount of NewCo Common Stock issued to the First Lien Lenders, the Second Lien Noteholders and the holders of Category 2 General Unsecured Claims by the Plan; (c) the Reorganized ANR Contingent Revenue Payment (i.e., a five-year contingent revenue payment commencing 18 months after the Effective Date equal to (a) 1.5% of the Reorganized Debtors’ annual gross revenues up to $500 million and (b) thereafter, 1% of the Reorganized Debtors’ annual gross revenues; and (d) 100% of the Reorganized ANR Common Stock; provided that holders of Category 2 General Unsecured Claims in Class 6B that are Second Lien Noteholders shall not receive any portion of the Reorganized ANR Contingent Revenue Payment on account of their Deficiency Claims.

As to Category 2 General Unsecured Claims, the various components of Distributions to these creditors are inherently difficult to value with precision. For example, NewCo Common Stock can be valued based on the amount of the Stalking Horse Bid for the Reserve Price Assets (excluding the value of PLR) – or $325 million – as the market-clearing price for the total enterprise value of NewCo after an extensive marketing process. The Stalking Horse Bid, however, may not be representative of other parties’ views of the fair market value of NewCo, nor reflect other valuation methodologies or future market conditions. Similarly, the Debtors can estimate the potential aggregate Reorganized ANR Contingent Revenue Payment during the forecast period based on current business plans and conservative market projections, but this valuation could be impacted, for example, by changed market conditions in the future. Further, given the historically depressed state of the coal industry, there is a risk that any valuation based on current market conditions will undervalue Distributions. The Debtors also have determined that the value of Distributions of Reorganized ANR Common Stock, Reorganized ANR Preferred Interests and NewCo Warrants are contingent and not subject to a meaningful current valuation despite the potential for providing future value. In light of the foregoing and the currently undetermined amount of General Unsecured Claims that will ultimately be Allowed in Class 6C, determining a precise range of the values for recoveries provided to holders of Category 2 General Unsecured Claims is inherently speculative and imprecise. As to Category 1 Claims, the amount of Plan distributions is more certain, but the amount of Allowed Claims remains undetermined, with a wide range of potential outcomes.

Notwithstanding the foregoing challenges in providing a precise measure of value of Distributions to general unsecured creditors, the Debtors estimate that recoveries for (a) Category 1 General Unsecured Claims will fall within a range of approximately 1% to 3% of such Allowed Claims and (b) Category 2 General Unsecured Claims in Class 6C will fall within a range of approximately 1.5% to 3% of such Allowed Claims. Considering Class 6B Claims along with the related Secured Claims in Class 2, the total recoveries to holders of Allowed Second Lien Noteholder Claims is projected to fall within the range of approximately 2% to 3.5%.

The Bankruptcy Code defines “acceptance” of a plan by a Class of claims as acceptance by creditors in that Class that hold at least two-thirds in dollar amount and more than one-half in number of the claims actually voted to accept or reject the plan. Your vote on the Plan is important. The Bankruptcy Code requires as a condition to confirmation of a plan of reorganization that each Class that is impaired and entitled to vote under a plan votes to accept such plan, unless the plan is being confirmed under the “cramdown” provisions of section 1129(b) of the Bankruptcy Code. Section 1129(b) permits confirmation of a plan of reorganization, notwithstanding the non-acceptance of the plan by one or more impaired classes of claims or equity interests, so long as at least one impaired Class of claims or interests votes to accept a proposed plan. Under that section, a plan may be confirmed by a bankruptcy court if it does not “discriminate unfairly” and is “fair and equitable” with respect to each non-accepting class, as described further in Section VII.C.4 below.

For a detailed description of the Classes of Claims and Interests and their treatment under the Plan, see Section V.

D.	Solicitation Package

The package of materials (the “Solicitation Package”) to be sent to holders of Claims entitled to vote on the Plan will contain:

1.	a cover letter describing (a) the contents of the Solicitation Package, (b) the contents of any enclosed disc and instructions for use of the disc and (c) information about how to obtain, at no charge, paper copies of any materials provided on the disc;

2.	a paper copy of the notice (the “Confirmation Hearing Notice”) of the hearing held by the Bankruptcy Court on confirmation of the Plan (as such hearing may be continued, the “Confirmation Hearing”);

3.	a copy – either as a paper copy or in an enclosed disc – of the Disclosure Statement Order and this Disclosure Statement, together with the exhibits thereto, including the Plan, that have been filed with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases (“Filed”) before the date of the mailing;

4.	a paper copy of any letter(s) recommending acceptance of the Plan; and

5.	for holders of Claims in voting Classes (i.e., Holders of Claims in Classes 2, 3, 4, 6A, 6B and 6C), an appropriate form of Ballot, instructions on how to complete the Ballot, a Ballot return envelope and such other materials as the Bankruptcy Court may direct.

In addition to the service procedures outlined above (and to accommodate creditors who wish to review exhibits not included in the Solicitation Packages in the event of paper service): (a) the Plan, this Disclosure Statement and, once they are filed, all exhibits to both documents will be made available online at no charge at www.kccllc.net/alpharestructuring (the “Document Website”); and (b) the Debtors will provide parties in interest with paper copies of the Plan and/or Disclosure Statement, at no charge, upon written request to Alpha Natural Resources Ballot Processing, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, California 90245.

E.	Voting Procedures, Ballots and Voting Deadline

If you are entitled to vote to accept or reject the Plan, a Ballot(s) has been enclosed in your Solicitation Package for the purpose of voting on the Plan. Please vote and return your Ballot(s) to the Debtors’ claims, noticing and balloting agent, Kurtzman Carson Consultants LLC (“KCC” or the “Claims and Balloting Agent”) at Alpha Natural Resources Ballot Processing, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, California 90245, unless you are a beneficial owner of a security who receives a Ballot from a broker, bank, dealer or other agent or nominee (each, a “Master Ballot Agent”), in which case you must return the Ballot to that Master Ballot Agent (or as otherwise instructed by your Master Ballot Agent). Ballots should not be sent directly to the Debtors, the Creditors’ Committee, their agents (other than the Claims and Balloting Agent) or any of the Indenture Trustees.

After carefully reviewing: (a) the Plan; (b) this Disclosure Statement; (c) the Disclosure Statement Order, which, among other things, (i) establishes the voting procedures, (ii) schedules the Confirmation Hearing and (iii) sets the Voting Deadline and the deadline for objecting to Confirmation of the Plan; and (d) the detailed instructions accompanying your Ballot, please indicate on your Ballot your vote to accept or reject the Plan. For your vote to be counted, you must complete and sign your original Ballot (copies will not be accepted, except with respect to Master Ballots (as defined below), which do not require you to return an original signature) and return it to the appropriate recipient (i.e., either a Master Ballot Agent or the Claims and Balloting Agent) so that it is actually received by the Voting Deadline by the Claims and Balloting Agent.

Each Ballot has been coded to reflect the Class of Claims it represents. Accordingly, in voting to accept or reject the Plan, you must use only the coded Ballot or Ballots sent to you with this Disclosure Statement.

If you (a) hold Claims in more than one voting Class or (b) hold multiple Claims within one Class, including, for example, if you (x) hold more than one series of Notes, (y) are the beneficial owner of Notes held in street name through more than one Master Ballot Agent or (z) are the beneficial owner of Notes registered in your own name as well as the beneficial owner of Notes registered in street name, you may receive more than one Ballot.

If you are the beneficial owner of Notes held in street name through more than one Master Ballot Agent, for your votes with respect to such Notes to be counted, your Ballots must be mailed to the appropriate Master Ballot Agents at the addresses on the envelopes enclosed with your Ballots so that such Master Ballot Agent has sufficient time to record your votes on a Master Ballot and return such Master Ballot so it is actually received by the Claims and Balloting Agent by the Voting Deadline.

To be counted, all Ballots must be properly completed in accordance with the voting instructions on the Ballot and actually received no later than the Voting Deadline (i.e., June 29, 2016 at 5:00 p.m. (prevailing Eastern time)) by the Claims and Balloting Agent via regular mail, overnight courier or personal delivery at the following address: Alpha Natural Resources Ballot Processing, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, California 90245. Except with respect to Ballots used by Master Ballot Agents for recording votes cast by beneficial owners holding securities (each, a “Master Ballot”), no Ballots may be submitted by email or any other means of electronic transmission, and any Ballots submitted by electronic mail or other means of electronic transmission will not be accepted by the Claims and Balloting Agent. Ballots should not be sent directly to the Debtors.

If a holder of a Claim delivers to the Claims and Balloting Agent more than one timely, properly completed Ballot with respect to such Claim prior to the Voting Deadline, the Ballot that will be counted for purposes of determining whether sufficient acceptances required to confirm the Plan have been received will be the timely, properly completed Ballot determined by the Claims and Balloting Agent to have been received last from such holder with respect to such Claim.

IF YOU ARE A HOLDER OF A CLAIM WHO IS ENTITLED TO VOTE ON THE PLAN AS SET FORTH IN THE DISCLOSURE STATEMENT ORDER AND DID NOT RECEIVE A BALLOT, RECEIVED A DAMAGED BALLOT OR LOST YOUR BALLOT, OR IF YOU HAVE ANY QUESTIONS CONCERNING THIS DISCLOSURE STATEMENT, THE PLAN, THE BALLOT OR THE PROCEDURES

FOR VOTING ON THE PLAN, PLEASE CONTACT THE CLAIMS AND BALLOTING AGENT (A) BY TELEPHONE (i) TOLL-FREE AT (888) 249-2703 AND (ii) FOR CALLERS OUTSIDE OF THE UNITED STATES OR CANADA AT (310) 751-2602, (B) BY EMAIL AT ALPHANRINFO@KCCLLC.COM OR (C) IN WRITING AT ALPHA NATURAL RESOURCES BALLOT PROCESSING, C/O KURTZMAN CARSON CONSULTANTS LLC, 2335 ALASKA AVENUE, EL SEGUNDO, CALIFORNIA 90245.

FOR FURTHER INFORMATION AND INSTRUCTIONS ON VOTING TO ACCEPT OR REJECT THE PLAN, SEE SECTION VI.

Before voting on the Plan, each holder of a Claim in Classes 2, 3, 4, 6A, 6B and 6C should read, in its entirety, this Disclosure Statement, the Plan, the Disclosure Statement Order, the Confirmation Hearing Notice and the instructions accompanying the Ballots. These documents contain important information concerning how Claims are classified for voting purposes and how votes will be tabulated. Holders of Claims entitled to vote are also encouraged to review the relevant provisions of the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure (together with the local rules of the Bankruptcy Court, as now in effect or hereafter amended, the “Bankruptcy Rules”) and/or consult their own attorney.

F.	Confirmation Exhibits

The Debtors will File all of the documents listed on the “Table of Exhibits” in the Plan (collectively, the “Confirmation Exhibits”) no later than seven calendar days before the Confirmation Hearing, to the extent not filed earlier; provided, however, that Exhibits I.A.76, I.A.77, I.A.215, I.A.250, II.G.1.a, II.G.4, II.G.5 and IV.B.1 to the Plan will be Filed no later than seven calendar days prior to the Voting Deadline. All Confirmation Exhibits will be made available on the Document Website, www.kccllc.net/alpharestructuring, once they are Filed. The Debtors reserve the right, in accordance with the terms hereof, to modify, amend, supplement, restate or withdraw any of the Confirmation Exhibits after they are Filed and shall promptly make such changes available on the Document Website.

G.	Confirmation Hearing and Deadline for Objections to Confirmation

The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on whether the Debtors have fulfilled the confirmation requirements of section 1129 of the Bankruptcy Code. The Confirmation Hearing has been scheduled for July 7, 2016 at 9:00 a.m., prevailing Eastern time, before the Honorable Judge Kevin R. Huennekens, United States Bankruptcy Judge for the Eastern District of Virginia, in the United States Bankruptcy Court for the Eastern District of Virginia, located at 701 East Broad Street, Richmond, Virginia 23219. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice.

Any objection to Confirmation must (a) be in writing, (b) state the name and address of the objecting party and the nature of the Claim or Interest of such party and (c) state with particularity the basis and nature of such objection. Any such objections must be Filed and served upon the persons designated in the Confirmation Hearing Notice in the manner and by the deadline described therein, as addressed in Section VII.B.

II.

THE DEBTORS’ PREPETITION BUSINESS AND CORPORATE STRUCTURE

A.	Background Regarding the Debtors’ Business

Debtor Alpha Natural Resources, Inc. (“ANR”) is a publicly traded Delaware corporation with ticker symbol ANRZQ. The other 148 Debtors are all direct or indirect subsidiaries of ANR. The Debtors maintain their corporate headquarters in Bristol, Virginia, and conduct mining operations primarily in Kentucky, Pennsylvania, Virginia, West Virginia and Wyoming, as more fully described below. Many of the Debtors are effectively single-purpose entities, comprising specific operations tied to specific geographical locations within the Debtors’ overall organizational structure.

The enterprise that now comprises the Debtors and their global, multi-platform energy businesses began in 2002 with just seven employees. Slightly over two years later, a prior entity formed in 2004 (also known as Alpha Natural Resources, Inc. but legally distinct from Debtor ANR) (“Former Alpha”) became publicly traded, operated in five states, had approximately $1.27 billion in annual revenues and employed approximately 2,600 people.

Less than half a decade later, on July 31, 2009, Former Alpha – by then a $2.5 billion company with more than 3,750 employees following a series of thoughtful and well-timed accretive acquisitions – merged with Foundation Coal Holdings, Inc. (collectively with its then-affiliates, “Foundation”). At the time of the merger, Foundation was a major domestic producer of thermal (or “steam”) coal for utilities and industrial plants that had operations in Pennsylvania, West Virginia and Wyoming. Following the merger, Foundation was left as the surviving entity and was renamed “Alpha Natural Resources, Inc.” (i.e., the same entity as current Debtor ANR). In addition, the renamed Foundation’s common stock replaced the common stock of Former Alpha on the New York Stock Exchange (the “NYSE”). The combined company had pro forma 2009 revenues of approximately $4.0 billion, employed 6,400 people and was the nation’s largest exporter of metallurgical (or “met”) coal, which is a very high quality coal primarily used to make coke, an essential component in the steelmaking process. In 2010, the combined company sold approximately 84.8 million tons of coal at a margin of $11 per ton, generating net income of $95.6 million and free cash flow of $384.7 million.

With a stock price valued at approximately $45 per share, on June 1, 2011, ANR completed its acquisition by merger (the “Massey Acquisition”) of Massey Energy Company (“Massey”) and certain of its affiliates for approximately $6.7 billion, funding the acquisition primarily with its common stock. At the time of the Massey Acquisition, Massey was one of the nation’s largest coal producers, with approximately 2.4 billion tons of proven and probable reserves, 84 operating mines and associated processing and loading facilities in Central Appalachia. Following the Massey Acquisition, ANR: (a) was the second-largest producer of coal in the United States; (b) possessed one of the world’s largest and highest quality reserves of met coal, and had further solidified its position as the nation’s leading supplier of met coal; (c) generated approximately $7 billion in revenue; (d) operated 145 mines and 35 coal preparation plants; (e) had approximately 14,500 employees; and (f) supplied approximately 10% of the nation’s aggregate electricity demand.

As of the commencement of the Chapter 11 Cases on the Petition Date, the Debtors were among the largest domestic producers of coal by volume in the United States, with total assets and liabilities of approximately $10.1 billion and $7.1 billion, respectively, and consolidated 2014 revenues of approximately $4.3 billion ($3.7 billion of which were attributable to coal sales). Further, they were the nation’s leading supplier and exporter – and one of the world’s largest suppliers – of met coal for steel producers and a major supplier of steam coal to electric utilities and manufacturing industries across the country.

As of the Petition Date, the Debtors employed slightly fewer than 8,000 full-time employees (down approximately 45% from their peak after the Massey Acquisition). Of the Debtors’ full-time employees, approximately 5,700 were paid hourly, 2,300 were salaried and 88% were directly engaged in mining operations. Further, approximately 1,000 of the Debtors’ employees (or 12.5%) were represented by the United Mine Workers of America (the “UMWA”). The Debtors’ unionized workforce is located in Virginia, West Virginia and Pennsylvania, and 13% of the Debtors’ 2014 coal production came from mines operated by UMWA-represented employees.

B.	Structure of Prepetition Operations

The Debtors sell coal to domestic and foreign electric utilities, steel producers and industrial users, and they maintain solid long-term relationships with numerous power plants operated by a diverse group of domestic electricity generators. The Debtors’ status as the only coal producer with mines and reserves in both Northern Appalachia and the Powder River Basin and their access to international shipping points on the east and gulf coasts of the United States allowed them to maximize flexibility in response to customer demand and facilitate the most economical means of product transportation, providing them with a significant strategic advantage over their competitors. Approximately 39% of the Debtors’ total revenue for 2014 was derived from sales made to customers outside the United States.

Measured by volume, steam coal accounted for 78% of the Debtors’ 2014 coal sales (approximately 66 million tons), with met coal accounting for nearly the entirety of the remaining 22% of coal sales (approximately 18.6 million tons). Measured by revenue, met coal accounted for approximately 43% of the Debtors’ 2014 coal sales (as met coal sells at a premium due to its higher quality) and steam coal accounted for approximately 57%. As of the Petition Date, the Debtors produced and processed approximately 98.7% of the coal they sold,7 and were a recognized leader in safety and environmental performance within the coal industry.

As of the Petition Date, the Debtors operated in three major coal-producing basins – Northern Appalachia and Central Appalachia (i.e., southwestern Pennsylvania, West Virginia, eastern Kentucky and western Virginia) and Wyoming’s Powder River Basin. The Debtors owned or controlled approximately 2.35 billion tons of proven coal reserves and another 1.20 billion tons of probable reserves. The Debtors’ operations included 22 coal preparation plants, each of which received, blended, processed and shipped coal produced at one or more of the Debtors’ 54 active mines.

The Debtors’ Northern Appalachia (“NAPP”) operations consisted of their Cumberland and Emerald mining complexes and two preparation plants, encompassing approximately 709.7 million tons of reserves (55.8 million of which are assigned to active mines). In 2014, the Debtors shipped approximately 11 million tons of coal from their NAPP operations (7.6 million tons from Cumberland and 3.4 million tons from Emerald). Steam coal comprised approximately 86% of this total (shipped primarily to utilities located in the eastern United States), and met coal comprised the remaining 14% (primarily marketed to export customers). As of the Petition Date, there were approximately 1,080 salaried and hourly employees at the Debtors’ NAPP operations, with the entire hourly workforce (i.e., 825 employees) being represented by the UMWA.

The Debtors’ Central Appalachian (“CAPP”) operations consisted of 50 underground and surface mines and 20 preparation plants, encompassing approximately 2.5 billion tons of proven and probable reserves (approximately 1.16 billion of which are assigned to active mines). Collectively, the Debtors’ CAPP operations shipped approximately 34.1 million tons of coal in 2014, primarily to eastern utilities (steam coal) and steel companies (met coal). They employed approximately 6,000 salaried and hourly workers, with 130 hourly employees represented by the UMWA.

The Debtors’ western coal operations located in the Powder River Basin consisted of their Belle Ayr and Eagle Butte surface mining operations, which collectively shipped approximately 36.5 million tons of steam coal (15.8 million tons from Belle Ayr and 20.7 million tons from Eagle Butte) in 2014, primarily to utility companies located throughout the western, midwestern and southern United States. As of the Petition Date, the Debtors’ western operations controlled approximately 700.1 million tons of coal reserves, all of which were assigned to active mines, and employed approximately 580 salaried and hourly workers (none of whom were union-represented).

On the Petition Date, the Debtors further controlled – through Debtor Pennsylvania Land Resources Holding Company, LLC (“PLR”) – approximately 25,000 acres in the Marcellus Shale natural gas field of Southwestern Pennsylvania, and were engaged in efforts to prove and develop natural gas resources within such acreage. Debtor Pennsylvania Services Corporation’s (“PSC”) acquisition on July 1, 2015, of the 50% of PLR not

[7]

Approximately 1.1% of the coal sold by the Debtors is purchased from third parties and either processed by the Debtors, blended with the Debtors’ coal to produce precise product mixtures desired by customers or shipped directly to customers.

previously owned by PSC allowed the Debtors to take sole control of their operations within the most profitable and productive region of one of the largest and most concentrated natural gas fields in the United States. In addition, through PLR, the Debtors further controlled rights to develop natural gas resources located at other depths, including the deep Utica Shale, on certain of the leased acreage and adjoining properties.

Between July 2011 and the Petition Date, the Debtors idled or closed more than 80 mines, impacting the livelihood of approximately 7,000 employees and their families, primarily in CAPP. These idled mines imposed substantial annual costs upon the Debtors of approximately $175 million, including costs related to reclamation obligations, employee-related legacy obligations and maintenance and legal costs.

Based on its mining footprint, the Debtors generally report financial results from two segments: (a) eastern coal operations, consisting of the Debtors’ Appalachian mines and certain coal brokerage activities; and (b) western coal operations, consisting of its two Powder River Basin mines. The Debtors also report financial results from certain ancillary segments of their business under the category of “All Other,” including, for example, an idled underground coal mine in Illinois, expenses associated with closed mines, revenues and royalties from the sale of natural gas, mineral leasing rights and general corporate overhead. During the 2014 calendar year, the Debtors incurred a loss from operations of $875 million.

C.	The Debtors’ Prepetition Capital Structure

1.	Long-Term Institutional Debt Obligations[8]

As of the Petition Date, the Debtors had approximately four billion dollars in outstanding funded debt. Included in this total was approximately $1.96 billion in secured prepetition indebtedness, consisting of approximately:

•	$1.25 billion in secured indebtedness under the Fifth Amended and Restated Credit Agreement, dated as of September 24, 2014 (the “First Lien Credit Agreement”), by and between (a) ANR, as borrower, (b) certain of ANR’s subsidiary Debtors, as guarantors (collectively, the “First Lien Guarantors”), (c) the lenders party thereto (collectively, the “First Lien Lenders”) and (d) Citicorp North America, Inc., as administrative agent and collateral agent (the “First Lien Agent”). The First Lien Credit Agreement is generally comprised of two sub-facilities: (a) a senior secured term loan facility (the “First Lien Term Loan B Facility”) in the aggregate principal amount of up to $625 million; and (b) a secured revolving credit facility (the “First Lien Revolving Facility”). As of the Petition Date, the Debtors’ secured indebtedness under the First Lien Credit Agreement consisted of the following:

•	$611 million in principal amount (the “Prepetition Secured Term Loan”) outstanding under the First Lien Term Loan B Facility;

•	$445 million outstanding under the First Lien Revolving Facility; and

•	$191.2 million in letters of credit issued and outstanding under the First Lien Revolving Facility.

•	$714 million in principal amount of 7.50% senior secured notes issued under the Second Lien Notes Indentures in 2014 and 2015 by ANR and due in 2020 (the “Second Lien Notes”).

[8]	The following summary is qualified in its entirety by reference to the operative documents, agreements, schedules and exhibits.

In addition to secured indebtedness, as of the Petition Date, the Debtors had $2.10 billion in primary institutional unsecured indebtedness, consisting of approximately:

•	$263 million in principal amount of 3.75% senior unsecured notes issued under the 2017/2020 Notes Indenture, due in 2017 (the “2017 Notes”);

•	$393 million in principal amount of 9.75% senior notes issued under the 2018 Notes Indenture, due in 2018 (the “2018 Notes”);

•	$577 million in principal amount of 6.0% senior unsecured notes issued under the 2019/2021 Notes Indenture, due in 2019 (the “2019 Notes”);

•	$277 million in principal amount of 4.875% senior unsecured notes issued under the 2017/2020 Notes Indenture, due in 2020 (the “2020 Notes”); and

•	$585 million in principal amount of 6.25% senior unsecured notes issued under the 2019/2021 Notes Indenture, due in 2021 (the “2021 Notes”).

The Debtors also had issued $109 million in principal amount of 3.25% convertible notes under the Massey Convertible Notes Indenture, due in 2015 (the “Massey Convertible Notes”). As discussed further below, the Massey Convertible Notes are secured, on an equal and ratable basis with the First Lien Lenders, by certain Principal Property (as defined in the Massey Convertible Notes Indenture) but, because the value of the Principal Property is highly uncertain, the extent to which the Massey Convertible Notes are secured is also uncertain. A payment of the principal and interest outstanding under the Massey Convertible Notes due on August 1, 2015 was not made.

a.	The First Lien Credit Agreement

All obligations under the First Lien Credit Agreement are: (a) secured (subject to certain exceptions, thresholds and limitations set forth in the First Lien Credit Agreement) by substantially all of the assets of ANR and the First Lien Guarantors (the “Prepetition Collateral”); (b) unconditionally guaranteed by the First Lien Guarantors; and (c) prepayable, in whole or in part, without penalty or premium upon proper notice and in certain minimum amounts. The First Lien Credit Agreement generally contains customary affirmative covenants, representations and warranties and events of default.

As of the Petition Date, assets excepted from the Prepetition Collateral securing the Debtors’ obligations under the First Lien Credit Agreement (and the Second Lien Notes, which are secured by a junior lien on all or substantially all of Prepetition Collateral) included: (a) the assets of PLR; (b) the Debtors’ minority interest (through holdings of approximately 4.0 million shares of publicly traded common stock) in Rice Energy, Inc. (“Rice Energy”), valued at approximately $72.5 million as of the Petition Date; and (c) the Debtors’ unassigned accounts receivable, valued at approximately $8.0 million as of June 30, 2015.

On May 23, 2013, the First Lien Lenders funded the Prepetition Secured Term Loan in the full amount of their respective commitments under the First Lien Term Loan B Facility (i.e., $625 million in the aggregate). The proceeds of the Prepetition Secured Term Loan were used (a) to repay $525 million in principal outstanding under a term loan “A” facility under a prior amended version of the First Lien Credit Agreement, (b) to pay fees and expenses and (c) for general corporate purposes. The Prepetition Secured Term Loan matures on May 22, 2020. At ANR’s election, the Prepetition Secured Term Loan bears interest at an annual rate equal to the Adjusted LIBO Rate (as defined in the First Lien Credit Agreement) plus 2.75%. Repayments of 0.25% of the initial principal owing on the Prepetition Secured Term Loan are due at the end of each calendar quarter.

On June 26, 2015, ANR delivered a borrowing request to the First Lien Agent, pursuant to Section 2.03 of the First Lien Credit Agreement, seeking to borrow $445 million under the First Lien Revolving Facility. On June 30, 2015, the First Lien Lenders funded the requested loans in the full amount. As of the Petition Date, this $445 million represented all outstanding borrowings under the First Lien Revolving Facility and letters of credit outstanding under the First Lien Revolving Facility totaled approximately $191.2 million. Commitments of the First Lien Lenders under the First Lien Revolving Facility totaling $276 million expire on June 30, 2016, with the remaining $618 million in commitments expiring on September 30, 2017. Amounts outstanding under the First Lien Revolving Facility bear interest at the rates set forth in the First Lien Credit Agreement for “ABR Borrowings” (as such term is defined therein).

b.	Second Lien Notes

On May 20, 2014: (a) ANR, as issuer; (b) the First Lien Guarantors, as guarantors; and (c) Wilmington Trust, National Association (the “Second Lien Notes Trustee”), as trustee and collateral agent, entered into an indenture governing certain of the Second Lien Notes, pursuant to which ANR issued $500 million in aggregate principal amount of Second Lien Notes. On March 23, 2015: (a) ANR, as issuer; (b) the First Lien Guarantors, as guarantors; and (c) the Second Lien Notes Trustee, as trustee and Series B collateral agent, entered into an indenture governing additional Second Lien Notes (Series B), pursuant to which ANR issued an additional $214 million in aggregate principal amount of Second Lien Notes. The Second Lien Notes pay interest semiannually in arrears on February 1 and August 1 of each year, at a rate of 7.50% per year, and will mature on August 1, 2020. The Second Lien Notes are secured by a second priority lien on all or substantially all of those assets securing ANR’s obligations under the First Lien Credit Agreement.

c.	The Massey Convertible Notes

As a result of the Massey Acquisition, ANR became a guarantor of the Massey Convertible Notes, issued by Massey (now known as Debtor Alpha Appalachia Holdings, Inc.). Pursuant to the indenture governing the Massey Convertible Notes (the “Massey Convertible Notes Indenture”), a final payment of $109 million of all outstanding principal and accrued and unpaid interest was due on August 1, 2015 upon the maturity of the Massey Convertible Notes, which payment was not made. Section 1004 of the Massey Convertible Notes Indenture provides that the Debtors may only provide another entity with a lien on Principal Property if holders of the Massey Convertible Notes are equally and ratably secured by such lien. In connection with the execution of the fifth amendment to the First Lien Credit Agreement, dated September 24, 2014, the First Lien Lenders were granted a lien on the Principal Property, thus triggering the “equal and ratable” provision of the Massey Convertible Notes Indenture and rendering the Massey Convertible Notes secured to the extent of the value of the noteholders’ interest in the Principal Property. No agreed or standard methodology exists for calculating the market value of the Principal Property and, thus, such value is difficult to ascertain and was uncertain as of the Petition Date. The Massey Convertible Notes are guaranteed by certain former Massey subsidiaries (which are among the Debtors).

d.	2017 Notes/2020 Notes

On June 1, 2011: (a) ANR, as issuer; (b) certain of ANR’s subsidiary Debtors (the “2017/2020 Notes Guarantors”), as guarantors; and (c) Union Bank of California, now known as MUFG Union Bank, N.A., as trustee, entered into an indenture governing the 2017 Notes and the 2020 Notes. The 2017 Notes and the 2020 Notes are senior unsecured obligations of ANR that rank pari passu with ANR’s other senior unsecured obligations and are guaranteed by the 2017/2020 Notes Guarantors. The proceeds of the 2017 Notes and the 2020 Notes, together with cash on hand, were used to repurchase approximately $402.9 million of then-outstanding Massey Convertible Notes and $218.2 million of other then-outstanding unsecured debt. As of the Petition Date, the principal amount outstanding under the 2017 Notes was $263 million, and the principal amount outstanding under the 2020 Notes was $277 million.

The 2017 Notes bear interest at a rate of 3.75% per year (with an effective rate of 8.49% owing to deferred loan costs and discount), payable semi-annually in arrears on June 15 and December 15 of each year, and are scheduled to mature on December 15, 2017. The 2020 Notes bear interest at a rate of 4.875% per year (with an effective rate of 9.48% owing to deferred loan costs and discount), payable semi-annually in arrears on June 15 and December 15 of each year, and are scheduled to mature on December 15, 2020.

e.	2019 Notes/2021 Notes

On June 1, 2011: (a) ANR, as issuer; (b) the 2017/2020 Notes Guarantors, as guarantors; and (c) Union Bank, N.A., now known as MUFG Union Bank, N.A. (together, “Union Bank”), as trustee, entered into an indenture and a first supplemental indenture (together, the “2019/2021 Notes Indenture”) governing the 2019 Notes and the 2021 Notes. Also on June 1, 2011, in connection with the Massey Acquisition, ANR, the 2017/2020 Notes Guarantors, Massey, certain of Massey’s wholly owned subsidiaries and Union Bank, as trustee, entered into a second supplement to the 2019/2021 Notes Indenture, pursuant to which Massey and certain wholly owned subsidiaries of Massey agreed to become additional guarantors of the 2019 Notes and the 2021 Notes.

The 2019 Notes bear interest at a rate of 6.00% per annum, payable semi-annually on June 1 and December 1 of each year, beginning on December 1, 2011, and are scheduled to mature on June 1, 2019. The 2021 Notes bear interest at a rate of 6.25% per annum, payable semi-annually on June 1 and December 1 of each year, beginning on December 1, 2011, and are scheduled to mature on June 1, 2021. As of the Petition Date, the principal amounts outstanding under the 2019 Notes and the 2021 Notes were $577 million and $585 million, respectively.

f.	2018 Notes

On October 11, 2011: (a) ANR, as issuer; (b) the 2017/2020 Notes Guarantors, as guarantors; and (c) Union Bank, as trustee, entered into a third supplement to the 2019/2021 Notes Indenture governing the 2018 Notes. The 2018 Notes bear interest at a rate of 9.75% per annum, payable semi-annually on April 15 and October 15 of each year, beginning on April 15, 2013, and are scheduled to mature on April 15, 2018. As of the Petition Date, the principal amount outstanding under the 2018 Notes was $393 million.

2.	Trade Debt

As of the Petition Date, the Debtors’ trade debt consisted of, among other things, amounts owed to utilities and suppliers of, among other goods and services: (a) maintenance and repair parts and services, including equipment rebuilds; (b) certain commodities (e.g., fuel and coal); (c) mine roof control and support items; (d) explosives; (e) tires; (f) conveyance structures; (g) ventilation supplies; and (h) lubricants. The Debtors further relied heavily on suppliers and service providers for (a) construction and reclamation activities, (b) transportation and storage services and (c) information technology services. The majority of the Debtors’ vendors had been paid on negotiated terms, which historically ranged from as few as one to two days (due to the Debtors’ desire to take advantage of term-related pricing discounts) to as many as 60 days. As of the Petition Date, the Debtors estimated that approximately $200 million remained outstanding to their trade vendors, of which amount approximately $41 million related to goods provided to the Debtors within 20 days prior to the Petition Date.

3.	Non-Capital Lease Obligations

The great majority of the Debtors’ Appalachian coal reserves are subject to leases from third-party landowners. These leases generally convey mining rights to the Debtors in exchange for a percentage of gross sales in the form of a royalty payment to the lessor, subject to minimum payments. As of December 31, 2014, approximately 2.57 billion tons of the Debtors’ total 3.22 billion tons of Appalachian coal reserve holdings were leased and required minimum royalty and/or per-ton payments.

The Debtors’ active Wyoming mines are subject to federal coal leases (collectively, the “Federal Leases”) administered by the U.S. Department of Interior under the Federal Coal Leasing Amendment Act of 1976. The Debtors must diligently develop each such Federal Lease within ten years of the lease award, with a required coal extraction of 1.0% of the reserves within that ten year period and a requirement of continuous mining thereafter. The Debtors pay the federal government an annual rent of $3.00 per acre and production royalties of 12.5% of gross proceeds on surface mined coal. As of December 31, 2014, approximately 681.3 million tons of the Debtors’ total 700.1 million tons of Wyoming coal reserve holdings were leased and subject to the foregoing terms. The government asserts that the Debtors may not assume and assign the Federal Leases absent its consent, although the Debtors have not yet taken a position on the issue.

The Debtors’ obligations with respect to non-capital leases for calendar year 2014 were approximately $204 million (of which $187 million was attributable to their mining leases).

4.	Capital Lease Obligations

As of the Petition Date, ANR’s liability relating to capital lease obligations (e.g., leases of certain property, plant and mining equipment) totaled approximately $56 million, with $15.7 million reported as a current portion of long term debt as of December 31, 2014. Undiscounted cash interest payable on such obligations, with interest rates between 2.13% and 13.86%, was approximately $3.6 million in 2015 and would be approximately $8.7 million in 2016, $8.0 million in the aggregate for 2018 to 2019 and $29.6 million after 2019.

5.	Reclamation Obligations

The Debtors are subject to various federal, state and local environmental laws relating to the extraction, processing and use of coal, oil and natural gas. These laws, certain of which are discussed below, place stringent requirements on the Debtors’ coal mining and other operations. Federal, state and local regulations also require regular monitoring of the Debtors’ mines and other facilities to ensure compliance with these laws and regulations. As set forth in Section IV.E hereof, the Debtors have proposed a resolution with respect to their reclamation obligations that the Debtors believe represents a substantially better outcome for the applicable States than could be achieved absent a consensual resolution of these cases.

Numerous governmental permits, licenses or approvals are required for mining, oil and gas operations, and related operations. To obtain mining permits and approvals from state regulatory authorities, the Debtors must submit a reclamation plan for restoring the mined property to its prior or better condition, productive use or other permitted condition upon the completion of mining operations.

a.	SMCRA

The Surface Mining Control and Reclamation Act of 1977 (“SMCRA”), which is administered by the Office of Surface Mining Reclamation and Enforcement within the United States Department of the Interior (the “OSM”), establishes mining, environmental protection and reclamation standards for all aspects of surface mining, as well as many aspects of deep mining that impact the surface. Where state regulatory agencies have adopted federal mining programs under SMCRA, the state becomes the regulatory authority with primacy and issues the permits, but the OSM maintains oversight. SMCRA stipulates compliance with many other major environmental statutes, including the federal Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and the Comprehensive Environmental Response, Compensation and Liability Act.

SMCRA permit provisions include requirements for, among other actions: coal prospecting; mine plan development; topsoil removal, storage and replacement; blasting; selective handling of overburden materials; mine pit backfilling and grading; protection of the hydrologic balance; mitigation plans; subsidence control for underground mines; surface drainage control; mine drainage and mine discharge control and treatment; and revegetation. The permit application process is initiated by collecting baseline environmental and geologic data for the permit area. The Debtors use this data to develop a mining and reclamation plans. The Debtors’ mining and reclamation plans incorporate the provisions of SMCRA, the state programs and the complementary environmental programs that affect coal mining. Also included in the permit application is information regarding ownership and agreements pertaining to coal, minerals, oil and gas, water rights, rights of way and surface land.

Before a permit is issued, a mine operator must submit a surety bond or otherwise secure the performance of its reclamation obligations. In certain circumstances a mine operator may be permitted to “self-bond” with respect to its reclamation obligations. The Abandoned Mined Lands program, which is part of SMCRA, also requires a fee on all coal produced, the proceeds of which used to reclaim mine lands closed prior to 1977 when SMCRA came into effect. The current fee is $0.28 per ton on surface-mined coal and $0.12 per ton on deep-mined coal.

b.	The Clean Water Act

The Clean Water Act of 1972 (the “Clean Water Act”) and corresponding state laws affect coal mining operations by imposing restrictions on the discharge of certain pollutants into water and on dredging and filling wetlands and streams. The Clean Water Act establishes in-stream water quality standards and treatment standards for wastewater discharge through the National Pollutant Discharge Elimination System (“NPDES”). Regular monitoring, as well as compliance with reporting requirements and performance standards, are preconditions for the issuance and renewal of NPDES permits that govern the discharge of pollutants into water.

The Debtors are required to apply to the Army Corps of Engineers (the “COE”) for permits under Section 404 of the Clean Water Act (“404 Permits”) to conduct dredging or filling activities in jurisdictional waters. Coal companies must secure 404 Permits for the purpose of creating water impoundments, refuse disposal embankments, refuse slurry impoundments, valley fills or for conducting certain other activities in or adjacent to streams. Obtaining 404 Permits from the COE may be a lengthy process depending on the level of pre-mining assessments required by the COE and conducted by the permit applicants. The Clean Water Act also requires that the Debtors obtain NPDES permits for discharges of water from all of their mining operations. All NPDES permits require regular monitoring and reporting of one or more parameters on all discharges from permitted outfalls.

c.	The Debtors’ Accrued Reclamation Obligations

As of the Petition Date, the Debtors’ aggregate accrued reclamation obligations – based on a variety of assumptions tied to the Debtors’ then-existing operations and mine plans that may change in light of actual events – were approximately $683 million,9 with approximately $99 million of that total coming due within one year. As of the Petition Date, the Debtors were self-bonded for approximately 96% of their reclamation obligations in Wyoming and 77% of such obligations in West Virginia, subject to periodic evaluation of their financial position by the applicable state. The Debtors also obtained commercial surety bonds – typically renewable annually – to secure payment of reclamation obligations and other long-term obligations (e.g., federal and state workers’ compensation costs, obligations under federal coal leases and other miscellaneous obligations). As of the Petition Date, the Debtors had outstanding bonds issued by commercial sureties with a total face value amount of approximately $367 million to secure various potential obligations and commitments, with the overwhelming majority related to bonds securing the Debtors’ reclamation obligations. As of that date, the Debtors had posted approximately $115 million in letters of credit under the First Lien Credit Agreement and the A/R Facility10 to secure their obligations to the commercial sureties.

d.	The Bonding Requests

Pursuant to a letter to Debtor Alpha Coal West, Inc. (“ACW”) dated May 26, 2015 (the “Wyoming Bonding Request”), the Wyoming Department of Environmental Quality (the “WDEQ”): (a) notified ACW that it and Debtor ANR no longer qualified under the state’s self-bonding program with respect to the Debtors’ Wyoming reclamation obligations; and (b) required ACW to substitute, within 90 days of the Debtors’ receipt of the notice, “either corporate sureties …, cash, governmental securities, federally insured certificates of deposit, or irrevocable letters of credit” valued at more than $400 million.

The Debtors disagreed with the WDEQ’s determination, and believed that they fully satisfied all requirements for self-bonding under applicable state regulations for the period in question. Accordingly, by letter

[9]	The Debtors’ actual reclamation expenditure over time was expected to be substantially higher than this amount, which was discounted to present value.
[10]

On September 19, 2014, non-Debtor affiliate ANR Second Receivables Funding, LLC (“ANR SRF”), a special purpose indirect subsidiary of ANR, as borrower, entered into a Credit and Security Agreement (the “A/R Facility”) with General Electric Capital Corporation, as administrative agent and a lender, swing line lender and LC Lender (as defined in the A/R Facility) and Webster Business Credit Corporation, as a lender and LC Lender. Under the A/R Facility, ANR SRF was permitted to borrow cash or cause the LC Lenders to issue letters of credit, on a revolving basis, in an amount up to $200 million subject to certain limitations set forth therein. The obligations of the lenders to make cash advances and of the LC Lenders to issue letters of credit pursuant to the A/R Facility were secured by certain trade receivables owned by ANR SRF. Further, ANR guaranteed the performance of its subsidiaries (other than ANR SRF) under the A/R Facility and agreements related thereto. As of the Petition Date, under the A/R Facility, approximately $102.8 million of letters of credit were outstanding.

dated June 2, 2015 (the “June 2 Letter”), the Debtors requested an informal conference with the WDEQ as permitted under applicable law. On June 26, 2015, ACW and ANR exercised their statutory right under Wyoming law to seek judicial review of the WDEQ’s revocation of the Debtors’ self-bond by filing an appeal (the “Appeal”) thereof in the Sixth Judicial District Court of Campbell County, Wyoming (the “Wyoming Court”). On July 9, 2015, the WDEQ responded to the June 2 Letter indicating its willingness to participate in an informal conference. Pursuant to a motion filed with the Wyoming Court on July 23, 2015, the Powder River Basin Resource Council, a private, third-party conservation organization, sought to intervene in the Appeal. On July 24, 2015, ACW and ANR filed an unopposed motion with the Wyoming Court seeking to (a) stay the Appeal pending the informal conference and (b) stay the deadline for the Debtors to comply with the Wyoming Bonding Request.

In addition to the Wyoming Bonding Request, pursuant to a letter to ANR dated July 24, 2015, the West Virginia Department of Environmental Protection, Division of Mining and Reclamation (the “WVDEP”) informed ANR that it intended to transition the assurance of the Debtors’ reclamation obligations in West Virginia away from self-bonding to other acceptable forms of bond (the “West Virginia Bonding Request”).

Further information regarding the consensual resolutions of the Wyoming Bonding Request and the West Virginia Bonding Request for the period during the Chapter 11 Cases is provided in Section III.H, below.

6.	Pension Obligations

As of the commencement of the Chapter 11 Cases, the Debtors maintained three qualified, non-contributory defined benefit pension plans (collectively, the “Qualified Plans”) covering certain salaried and non-union hourly employees. Benefits under each of the Qualified Plans have been frozen as to eligibility and benefit accrual. Benefits payable under the Qualified Plans are paid from the assets held within the applicable benefit plan trust. As of December 31, 2014, the Debtors’ accumulated unfunded obligation to the Qualified Plans was approximately $219.7 million.

In addition to the Qualified Plans, as of the Petition Date, the Debtors also had the following non-qualified plans (collectively, the “Non-Qualified Plans”): (a) the Alpha Natural Resources, Inc. and Subsidiaries Deferred Compensation Plan, as amended and restated effective August 1, 2012; (b) the Alpha Natural Resources, Inc. Non-Employee Directors Deferred Compensation Plan, as initially adopted effective January 1, 2010; (c) the Appalachia Holding Company Executive Deferred Compensation Plan and Excess Benefit Plan, formerly the A.T. Massey Coal Company, Inc. Executive Deferred Compensation Plan, amended and restated as of July 21, 2015; (d) the Foundation Coal Supplemental Executive Retirement Plan, effective July 30, 2004; and (e) the Appalachia Holding Company Supplemental Benefit Plan (formerly the A.T. Massey Coal Company, Inc. Supplemental Benefit Plan), amended and restated effective January 1, 2009. Benefits under the Non-Qualified Plans are completely unfunded. The Debtors’ obligations with respect to the Non-Qualified Plans, as of the Petition Date, were (a) $1.6 million in 2015, (b) $3.1 million in the aggregate for 2016 and 2017, (c) $3.1 million in the aggregate for 2018 and 2019 and (d) $30.4 million thereafter. Deferred compensation with respect to certain of the Non-Qualified Plans is held in “rabbi trusts,” (collectively, the “Rabbi Trusts”)11 the proceeds of which are subject to the claims of the Debtors’ creditors. Further information regarding the Debtors’ activities with respect to the Non-Qualified Plans is provided in Section III.K.2 below.

7.	Other Post-Employment Benefit Obligations

As of the Petition Date, the Debtors had short- and long-term liabilities for post-employment medical and life insurance benefits to certain eligible employees under various plans, which liabilities were unfunded. As of December 31, 2014, the Debtors had total post-employment medical benefit obligations of approximately $1.06 billion, including amounts reported as current liabilities. As set forth in Section III.K below, the Debtors have filed a motion to terminate certain such obligations pursuant to the terms of the applicable plans.

[11]	The term “rabbi” trust is applied to this type of trust because the Internal Revenue Service first addressed the tax treatment of such a trust in the context of a trust established by a congregation for its rabbi.

8.	Regulatory Compliance Costs

The coal industry is heavily regulated by federal, state and local authorities with respect to, among other things, (a) permitting and licensing requirements, (b) air and water emissions, (c) property reclamation, (d) remediation of contaminated soil, (e) protection of surface and groundwater and (f) surface subsidence from underground mining. During 2014, the Debtors incurred capital expenditures of approximately $13.7 million in connection with regulatory compliance.

In 2014, the Debtors entered into a consent decree (the “Government Consent Decree”) with the United States Environmental Protection Agency (the “EPA”), the U.S. Department of Justice, the Commonwealths of Kentucky and Pennsylvania and the state of West Virginia regarding claims brought against the Debtors under the Clean Water Act, alleging that certain of the Debtors’ mining affiliates in various states exceeded certain water discharge permit limits during the period from 2006 to 2013. As part of the Government Consent Decree, the Debtors agreed to (a) implement an integrated environmental management system and an expanded auditing/reporting protocol, (b) install selenium and osmotic pressure treatment facilities at specific locations and (c) take certain other measures. The Government Consent Decree obligated the Debtors to make capital expenditures of approximately $163.4 million over the course of the period from 2015 through 2018 to achieve water quality compliance under certain water discharge permits issued by state agencies covered by the Government Consent Decree.

In early 2015, prior to the Petition Date, certain Debtors entered into two consent decrees (collectively, the “Environmental Groups Consent Decrees”) with Ohio Valley Environmental Coalition, West Virginia Highlands Conservancy and Sierra Club in one instance, and with those groups and Coal River Mountain Watch (collectively, the “Environmental Groups”) in the second, regarding claims brought against the Debtors under the Clean Water Act and SMCRA, alleging that certain of the Debtors’ mining affiliates in West Virginia violated, and continue to violate, certain permit limits or conditions. The Environmental Groups Consent Decrees arise out of the following cases in the United States District Court for the Southern District of West Virginia (the “West Virginia Court”): (a) Ohio Valley Environmental Coalition, et al. v. Alex Energy, Inc., et al., 2:12-cv-3412 (consolidated with 5:12-cv-1464, 2:13-cv-6870, 2:13-cv-20571) (S.D. W.Va.);12 and (b) Ohio Valley Environmental Coalition, et al. v. Elk Run Coal Company, Inc., et al., 3:12-cv-0785 (S.D. W.Va.).13 Under the Environmental Groups Consent Decrees, the Debtors agreed to: (a) design, install and operate selenium pollution treatment technology at specific locations according to a defined schedule; (b) either (i) achieve a passing biological condition score or (ii) design, install and operate conductivity pollution treatment technology at specific locations by August 1, 2019; (c) retire a drag line excavator by December 31, 2016; and (d) make certain stipulated payments in the event the Debtors fail to meet certain specified deadlines in the Environmental Groups Consent Decrees. The Environmental Groups assert that the Debtors’ obligations under the Environmental Groups Consent Decrees are ongoing, are not subject to discharge, will continue in full force and effect after the confirmation and effectiveness of the Plan, and the West Virginia Court retains and will retain jurisdiction to oversee implementation of the Environmental Groups Consent Decrees.

The Environmental Groups further assert that: (a) any approved substantive consolidation of the Debtors’ estates for any purpose will have no impact on the ongoing obligations of the applicable Debtors under the Environmental Groups Consent Decrees; and (b) if any of the assets of a Debtor that is subject to an Environmental Groups Consent Decree are sold, such assets will be transferred subject to the obligations under the applicable Environmental Groups Consent Decree, and the Environmental Groups assert that the applicable buyer shall be (i) deemed to have assumed such obligations associated with the purchased assets and (ii) required to provide adequate assurance of its ability to satisfy such obligations.

The Debtors intend to continue complying with their Consent Decree obligations to the extent required by law absent further order of a court of competent jurisdiction. Moreover, the undisputed costs of compliance with the

[12]	The Debtor parties to the Environmental Groups Consent Decree arising from this proceeding are: Alex Energy, Inc.; Aracoma Coal Company, Inc.; Bandmill Coal Corp.; Highland Mining Co.; Independence Coal Co., Inc.; Jacks Branch Coal Co.; Kanawha Energy Co.; and Marfork Coal Co., Inc.
[13]	The Debtor parties to the Environmental Groups Consent Decree arising from this proceeding are: Alex Energy, Inc.; and Elk Run Coal Co., Inc.

the Debtors’ Consent Decree obligations are included within the Reorganized Debtors’ Financial Projections through 2017. Potential future costs associated with the installation and operation of reverse osmosis or other technology are not included in the Debtors’ projections due to the contingent nature of such obligations, although such obligations could be material. As of the date of this Disclosure Statement, these issues have not been presented to or determined by the Bankruptcy Court.

9.	Black Lung Benefit Obligations

Under the Black Lung Benefits Revenue Act of 1977 and the Black Lung Benefits Reform Act of 1977, as amended in 1981, each coal mine operator must: (a) pay certain health and disability benefits to certain current and former employees who suffer from occupational pneumoconiosis (also known as “black lung”) or, if the employee is deceased, to their spouse or dependents; (b) pay an excise tax on coal sales; and (c) secure black lung benefit obligations through insurance coverage, self-insurance or other adequate security. If a coal mine operator fails to pay the black lung benefits for which it is liable, such benefits are paid directly to the claimant by the Black Lung Disability Trust Fund, which was established in the United States Treasury pursuant to 26 U.S.C. § 9501. In such cases, the coal mine operator is responsible for reimbursing the Black Lung Disability Trust Fund for such benefit payments. The Black Lung Disability Trust Fund is funded by an excise tax on coal production of up to $1.10 per ton for deep-mined coal and up to $0.55 per ton for surface-mined coal (with, in each case, a cap of 4.4% of the gross sales price of such coal) (the “Black Lung Excise Tax”).

The Debtors are required by federal and state statutes to (a) pay the Black Lung Excise Tax on coal production and (b) provide black lung benefits to certain employees and former employees for awards related to black lung. In addition, as a result of the Massey Acquisition and the Foundation merger, the Debtors assumed certain black lung benefit obligations related to former employees of Foundation, Massey and their affiliates. The Debtors or their predecessors also have incurred certain black lung benefit liabilities with respect to contract miners who mined coal on land owned or leased by the Debtors or their predecessors. The Debtors are qualified self-insurers with respect to certain of their black lung obligations, with respect to which the Debtors fund benefit payments through a Section 501(c)(21) tax exempt trust fund. In addition, the Debtors are insured for certain of their black lung obligations by a third party insurance provider. As of December 31, 2014, the Debtors’ accrued obligations for self-insured black lung benefits totaled approximately $158.6 million.

10.	1974 Pension Plan Obligations

Certain of the Debtors are required by collective bargaining agreements with the UMWA to participate in, and make contributions to, the United Mine Workers of America 1974 Pension Plan (the “1974 Pension Plan”). The 1974 Pension Plan is a multi-employer pension plan administered by a board of trustees appointed by the UMWA and the Bituminous Coal Operators’ Association. For the years ended December 31, 2014, 2013 and 2012, the Debtors incurred expenses related to the 1974 Pension Plan of approximately $19 million, $21 million and $23 million, respectively. The 1974 Pension Plan estimates that the Debtors’ withdrawal liability with respect to the plan is approximately $782 million. Although the 1974 Pension Plan has asserted that a portion of this liability may be entitled to administrative expense status in the Chapter 11 Cases, there is no controlling authority on this issue, and the Debtors disagree with the 1974 Pension Plan’s position.

D.	Events Leading to the Commencement of the Chapter 11 Cases

Shortly after the Massey Acquisition, the coal industry began to face unprecedented market challenges, leading to a historic decline. During the past several years, American coal producers have encountered a confluence of macroeconomic headwinds, competitive pressures and regulatory obstacles that, collectively, have distressed the domestic coal industry. These adverse trends have included: (a) rapidly falling coal prices due to, among other things, the substantially expanded ability of North American energy companies to produce vast quantities of natural gas; (b) weak demand and significant oversupply for both thermal and metallurgical coal due to slower than expected economic growth in both the United States and overseas markets (such as Europe, where the Debtors are the largest exporter of U.S. coal, and China, the largest user of thermal and met coal in the world); (c) the increasing use and government subsidization of renewable energy technologies, both in the United States and abroad; and (d) the imposition of restrictive federal and state regulations on coal producers and operators of coal-fired power plants, which regulations (i) constrain the use of coal to make electricity, (ii) have precipitously reduced domestic demand for thermal coal and (iii) have sharply increased the costs of maintaining regulatory compliance.

Global coal prices generally correlate to the overall economic condition of the world’s leading industrial and developing economies. As the United States has struggled to recover from a severe recession and many other leading coal-consuming countries have suffered economic downturns or constrained growth in recent years, coal prices have not come close to reaching pre-recession levels. After briefly spiking in 2011 (immediately after the disaster at the Japanese Fukushima Daiichi nuclear power plant and multiple typhoons striking Australia), global coal prices have been mired in a trend of steady decline. Even as the United States has enjoyed modest annual gross domestic product growth during the past five years, demand for coal along with coal prices fell sharply over the four-year period prior to the Petition Date, reaching a 10-year low during the summer of 2015. For example, prices for met coal and thermal coal fell by approximately 72% and 44%, respectively, between 2011 and the Petition Date and, as of the Petition Date, central Appalachian coal production had declined by approximately 50% since 2008 and by approximately 37% since 2011.

The recent development of new technologies enabling the production of large quantities of domestic natural gas also has driven coal prices lower (e.g., between 2008 and 2013, domestic shale gas production more than quadrupled). As a result, natural gas prices have fallen approximately 75% from their peak in 2008 and are now well below historical averages. The availability of cheap natural gas has caused the annual share of total domestic electricity generation attributable to coal to drop from 47% in 2010 to 39% in 2014. In April 2015, domestic electricity generation powered by natural gas overtook that powered by coal on a monthly basis for the first time in American history, with 31% powered by natural gas (a 21% increase from April 2014) and 30% powered by coal (a 19% decrease from April 2014).

The macroeconomic challenges facing American coal producers in recent years have been compounded by the promulgation of new environmental regulations, and stricter enforcement of existing federal and state regulations, affecting the coal and electrical power industries. For example:

•	in 2014, the United States Supreme Court upheld the EPA’s “Cross State Air Pollution Rule” that sharply limits allowable emissions of sulfur dioxide and nitrogen oxides from coal-fired power plants in 28 states;

•	the EPA recently issued new rules, known as the Mercury and Air Toxics Standards (“MATS”), limiting mercury emissions from power plants nationwide; and

•	the EPA has proposed new rules to reduce carbon dioxide emissions from new and existing power plants, including a strict new carbon emissions rule – the Clean Power Plan – that would force operators of coal-fired power plants to either install costly emission-control technology or close such plants altogether. Moreover, any new coal-fired plant must employ carbon capture and storage technology, a perhaps prohibitively expensive and as-yet unproven technology.[14]

These new regulations (MATS, in particular) have already contributed to the retirement of approximately 400 coal-fired electricity generating units and the loss of over 62,000 megawatts (or approximately 20%) of electric generating capacity. Moreover, it is expected that these new rules and regulations will (a) force the closure of approximately 468 additional existing coal-fired units with approximately 73,000 megawatts of electric generating capacity, (b) disincentivize utilities from constructing new coal-fired plants and (c) further reduce domestic demand for thermal coal, thereby putting increasing economic pressure on coal producers, including the Debtors.

In recent years, the federal government and many state governments also have enacted new laws designed to subsidize and promote the development and use of alternative energy sources in place of traditional fossil fuels such as coal. The federal American Recovery and Reinvestment Act of 2009, for example, provided $90 billion for

[14]	The EPA’s authority to regulate carbon dioxide emissions in this context was largely, although not entirely, upheld by an opinion of the United States Supreme Court issued on February 8, 2016.

“clean energy” programs, a substantial portion of which was earmarked for the development of renewable energy technologies. President Barack Obama’s administration has signaled its intention to continue subsidizing and promoting the growth of the alternative energy sector, while removing economic benefits currently available to coal and other fossil fuel producers. In addition, most states have implemented regulatory mandates known as “renewable portfolio standards,” which generally require that a certain percentage of the electricity produced in the state must be generated from renewable energy sources. These efforts placed the Debtors under increasing economic pressures and at competitive disadvantages relative to heavily subsidized alternative energy industries.

In addition to the external challenges facing the coal industry from declining demand, alternative energy sources and a difficult regulatory environment, the Debtors faced intense competition within the coal industry. With respect to their domestic customers, the Debtors compete with numerous coal producers based in the Appalachian region and Illinois basin and with a significant number of western coal producers. Moreover, the recent strength of the U.S. dollar has made domestic coal more expensive relative to foreign coal production from Australia, Indonesia, South Africa and Columbia. Finally, long-expected consolidation in the coal industry has yet to materialize, resulting in excess production capacity and, thus, depressed prices for the Debtors’ coal.

III.

THE CHAPTER 11 CASES

A.	Voluntary Petitions

The Debtors commenced their reorganization cases on the Petition Date by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code. By an order of the Bankruptcy Court, the Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered. The Debtors are authorized to continue to operate their business and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

The Debtors have continued, and will continue until the Effective Date (as defined in the Plan), to manage their properties as debtors-in-possession, subject to the supervision of the Bankruptcy Court and in accordance with the provisions of the Bankruptcy Code. An immediate effect of the filing of the Chapter 11 Cases was the imposition of the automatic stay under section 362 of the Bankruptcy Code, which, with limited exceptions, enjoined (a) the commencement or continuation of all collection efforts by creditors, (b) the enforcement of liens against any assets of the Debtors and (c) litigation against the Debtors.

B.	First Day Relief

On the Petition Date, the Debtors filed various motions for relief and other pleadings (collectively, the “First Day Motions”). The First Day Motions were proposed to ensure the Debtors’ orderly transition into chapter 11. The Bankruptcy Court granted the relief requested in the First Day Motions, as described below, with, in certain cases, adjustments or modifications to accommodate the concerns of the Bankruptcy Court, the Office of the United States Trustee for Region Four (the “U.S. Trustee”) and other parties in interest.

1.	Cash Management System

By a final order entered on October 8, 2015 (the “Cash Management Order”), the Bankruptcy Court authorized the Debtors to continue using: (a) their prepetition integrated, centralized cash management system (the “Cash Management System”); (b) their existing bank accounts; and (c) their business forms. In addition, the Bankruptcy Court authorized the Debtors to open and close bank accounts (including as required by the DIP Credit Agreements) and to continue intercompany funding, including by (a) granting superpriority administrative expense status to all postpetition claims arising therefrom and (b) allowing the Debtors to reconcile and set off any mutual prepetition obligations between Debtors arising from such transactions through the Cash Management System.

2.	Employee Wages and Benefits

By a final order entered on September 3, 2015 (the “Employee Order”), the Bankruptcy Court granted the Debtors authority to pay and honor, in the ordinary course of business and in their sole discretion, certain prepetition claims and obligations related to employee wages and benefits, as well as various related costs, expenses, deductions and withholdings.

3.	Workers’ Compensation Program and Insurance Policies

The Debtors obtained a final order authorizing them to (a) maintain their prepetition workers’ compensation program, including coverage for black lung claims under applicable state and federal law; (b) continue processing workers’ compensation claims in the ordinary course; and (c) continue paying self-insured workers’ compensation claims and deductible costs.

By the same order, the Bankruptcy Court authorized the Debtors to maintain and perform under numerous insurance policies that provide coverage for, among other things, (a) general commercial liability, (b) property damage, (c) environmental liability, (d) automobile damage and liability, (e) aviation and marine liability, (f) directors and officers liability, (g) transit damage, (h) crime and fiduciary liability and (i) employment practices liability.

4.	Surety Bonds

With respect to the Debtors’ surety bond obligations for environmental reclamation and other purposes, the Bankruptcy Court entered interim and final orders confirming the Debtors’ authority: (a) to maintain, continue and renew their surety bond program without interruption; and (b) to maintain collateral and perform under certain postpetition indemnity agreements as necessary to continue such program.

5.	Essential Suppliers

The Debtors sought and obtained orders authorizing them to pay up to $44.5 million in prepetition claims of suppliers and service providers that were essential to the continued operation of the Debtors’ businesses, including (a) safety equipment and service suppliers; (b) environmental service providers; (c) fuel, lubricant, chemical and mineral suppliers; (d) suppliers of specialized goods, and providers of specialized services, required for coal production and processing; and (e) suppliers of coal necessary for the Debtors to satisfy their customer obligations.

6.	Lien Claims

The Bankruptcy Court authorized the Debtors to pay, in their discretion, the claims of certain parties with commercial or trade relationships with the Debtors that may otherwise have held or asserted liens on and interests in property of the Debtors’ estates, including by retaining possession of such property.

7.	Taxes

The Bankruptcy Court authorized the Debtors to pay various tax and other liabilities to governmental entities, including, among others: (a) production taxes; (b) black lung excise taxes; (c) sales and use taxes; (d) franchise taxes; (e) environmental and safety taxes; (f) penalties and fees; and (g) certain other taxes, assessments and fees.

8.	Coal Sale Contracts

To avoid any uncertainty about the effect of the Chapter 11 Cases on the Debtors’ coal sale contracts, which may otherwise have deterred parties from entering into or negotiating such contracts, the Debtors obtained an order confirming their authority to enter into and perform under such contracts.

9.	Customer Obligations

The Debtors sought and obtained an order authorizing them to enter into agreements to perform, and to perform, certain obligations to their customers that are customary in the coal industry, including (a) demurrage obligations and (b) quality and volume adjustments.

10.	Utilities Adequate Assurance

To comply with the requirements of section 366 of the Bankruptcy Code, the Debtors sought and obtained orders authorizing them to provide a two-week deposit to requesting utility companies in the expected aggregate amount of approximately $2 million.

11.	Equity Securities Trading Procedures

The Debtors also obtained an order (a) establishing notice and objection procedures regarding certain transfers of beneficial interests in equity securities in Debtor ANR, (b) establishing a record date for notice and potential sell-down procedures for trading in claims against the Debtors and (c) granting certain other relief related to the preservation of net operating loss tax attributes.

12.	Administrative and Procedural Motions

In addition to the foregoing motions, the Debtors obtained various administrative and procedural orders by the First Day Motions, including orders: (a) providing for the joint administration of the Chapter 11 Cases; (b) establishing case management procedures; (c) authorizing the Debtors to file a consolidated list of their largest 50 unsecured creditors in place of a separate list for each Debtor; (d) extending until October 2, 2015, the deadline for the Debtors to file their schedules of assets and liabilities (collectively, the “Schedules”) and statements of financial affairs (collectively, the “Statements”); (e) confirming the protections of the automatic stay of section 362 of the Bankruptcy Code; (f) confirming the administrative expense status of postpetition obligations; (g) establishing procedures for the assertion of claims arising from goods received by the Debtors during the 20-day period prior to the Petition Date under section 503(b)(9) of the Bankruptcy Code; and (h) establishing exclusive procedures for assertion, reconciliation and treatment of reclamation demands.

C.	Retention of Professionals and Advisors

Soon after the commencement of the Chapter 11 Cases, the Debtors obtained Bankruptcy Court approval of the retention of: (a) Jones Day, as lead bankruptcy counsel; (b) Hunton & Williams LLP, as co-counsel; (c) Rothschild Inc., as financial advisor and investment banker; (d) KPMG LLP, as auditor; (e) Deloitte Tax LLP, as tax advisor; (f) McKinsey Recovery & Transformation Services U.S., LLC (“McKinsey”), as turnaround advisor; (g) Alvarez & Marsal North America, LLC, as financial advisor; (h) Jackson Kelly PLLC, Clearly Gottlieb Steen & Hamilton LLP and Quinn Emanuel Urquhart & Sullivan, LLP, as special counsel; (i) Ernst & Young LLP to provide certain accounting services to the Debtors; and (j) KCC as the Debtors’ claims, noticing and balloting agent in the Chapter 11 Cases.

These applications were granted with certain adjustments or modifications to accommodate the concerns of the Bankruptcy Court, the U.S. Trustee, the Creditors’ Committee and other parties in interest. In connection with these applications, the Debtors sought and obtained approval to establish procedures for interim monthly compensation of professionals. The Debtors also sought and obtained approval to employ certain professionals not involved in the administration of the Chapter 11 Cases in the ordinary course of business.

D.	Statutory Committees

1.	The Creditors’ Committee

On August 12, 2015, the U.S. Trustee appointed the Creditors’ Committee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code. The seven members of the Creditors’ Committee are: (a) CB Mining, Inc;

(b) Nelson Brothers, LLC; (c) the Pension Benefit Guaranty Corporation; (d) 1974 Pension Plan; (e) MUFG Union Bank, N.A. as Indenture Trustee; (f) Computershare Trust Company, N.A. and Computershare Trust Company of Canada, as successor to the Second Lien Notes Trustee, as Indenture Trustee; and (g) the UMWA. Counsel to the Creditors’ Committee are Milbank, Tweed, Hadley & McCloy LLP and Sands Anderson PC. The Creditors’ Committee also retained Protiviti Inc. as its financial advisor and Jefferies LLC as its investment banker.

2.	The Retiree Committee

On November 19, 2015, the Bankruptcy Court entered an order directing the appointment of the Retiree Committee pursuant to section 1114 of the Bankruptcy Code. On December 1, 2015, the U.S. Trustee appointed the Retiree Committee in the Chapter 11 Cases. The five members of the Retiree Committee are: (a) Rickey Simpkins; (b) David Canterbury; (c) Leo Harris; (d) Michael Quillen; and (e) Clarence Whisenhunt, Jr. Counsel to the Retiree Committee are Tavenner & Beran, PLC and Harman Claytor Corrigan & Wellman, P.C.

3.	Motion to Appoint an Equity Committee

On November 25, 2015, certain holders of ANR stock filed a motion seeking the appointment of an official committee of equity security holders (an “Equity Committee”) in the Chapter 11 Cases. The motion was opposed by various parties in interest, including the Debtors, the U.S. Trustee, the Creditors’ Committee, the administrative agents under the First Lien Credit Agreement and the DIP Credit Agreements and the steering committee of DIP Lenders. On December 22, 2015, the Bankruptcy Court entered an order denying the shareholders’ request to appoint an Equity Committee.

E.	Postpetition Financing

The Debtors’ businesses are cash intensive, with significant daily costs to produce and ship coal to customers, satisfy obligations to employees, maintain the safety of their mines and other facilities and fulfill environmental and other regulatory requirements. As such, in connection with their preparations for the commencement of the Chapter 11 Cases, the Debtors determined that they would require immediate access to postpetition financing and the use of cash collateral (the “DIP Financing”) to operate their businesses, preserve value and pursue their restructuring goals.

1.	The DIP Financing

The Debtors filed a motion (the “DIP Motion”) on the Petition Date seeking approval of the DIP Financing under: (a) that certain Superpriority Secured Debtor-In-Possession Credit Agreement (as amended, the “First Out DIP Credit Agreement”) by and among ANR as borrower, certain Debtors party thereto as guarantors, the lenders party thereto (the “First Out DIP Lenders”) and Citibank, N.A. (the “First Out Agent”), as Administrative Agent and Collateral Agent; and (b) that certain Superpriority Secured Second Out Debtor-in-Possession Credit Agreement (the “Second Out DIP Credit Agreement” and, together with the First Out DIP Credit Agreement, the “DIP Credit Agreements”) by and among ANR as borrower, certain Debtors party thereto as guarantors, the lenders party thereto (the “Second Out DIP Lenders” and, together with the First Out DIP Lenders, the “DIP Lenders”), the issuing banks thereto and Citicorp North America, Inc. (the “Second Out Agent” and, together with the First Out Agent, the “DIP Agents”), as Administrative Agent and Collateral Agent. On August 4, 2015 and September 17, 2015, the Bankruptcy Court issued orders approving the DIP Financing on an interim and final basis, respectively.

a.	The First Out DIP Credit Agreement

The First Out DIP Credit Agreement provides for: (a) a term loan (the “DIP Term Loan Facility”) not to exceed $300 million, secured by substantially all of the assets of the Debtors, subject to certain excluded assets and carve outs (the “DIP Collateral”), which was to be used (i) to fund operations, (ii) to cash collateralize certain letters of credit and (iii) for the issuance of new letters of credit; (b) a term letter of credit facility in an amount up to $108 million of the $300 million DIP Term Loan Facility (the “DIP Term LC Facility”); and (c) a bonding accommodation facility in an amount up to $100 million (which may be increased with the consent of certain of the First Out DIP Lenders) (the “DIP Bonding Facility”). The DIP Bonding Facility provided the Debtors with the ability to satisfy bonding requests by governmental agencies under state reclamation laws in the form of either an allowed “superpriority” administrative expense claim under section 364 of the Bankruptcy Code in the Chapter 11 Cases, or the posting of a cash collateralized letter of credit.

Borrowings under the DIP Term Loan Facility can be made as either a Eurocurrency Borrowing or an ABR Borrowing. A Eurocurrency Borrowing accrues interest at LIBOR plus 9.00%, with a LIBOR floor of 1.00%. An ABR Borrowing accrues interest at the Alternative Base Rate plus 8.00%, with an ABR floor of 2.00%.

The First Out DIP Credit Agreement includes covenants that, subject to certain exceptions, require ANR to maintain certain minimum thresholds of liquidity and limit the ability of the Debtors to, among other things: (a) expend liquidity on capital expenditures, (b) make dispositions of material leases and contracts, (c) make acquisitions, loans or investments, (d) create liens on their property, (e) dispose of assets, (f) incur indebtedness, (g) merge or consolidate with third parties, (h) enter into transactions with affiliated entities and (i) make material changes to their business activities.

The First Out DIP Credit Agreement also allows the Debtors, on a single occasion and subject to receipt of commitments from lenders, to request the addition to the DIP Financing of an asset based revolving credit facility having aggregate commitments not to exceed $200 million (the “DIP Revolving Facility”), and which would also be secured by liens on the DIP Collateral and would be guaranteed by certain of the Debtors. Liquidity under any DIP Revolving Facility would be made available thereunder based on eligibility criteria and borrowing base calculations (including advance rates and reserves) as set forth therein. The DIP Revolving Facility would include such other customary terms and conditions as are agreed by the parties, and the effectiveness of the DIP Revolving Facility would be subject to documentation of an amendment to the First Out DIP Credit Agreement, the entry of an appropriate order of the Bankruptcy Court approving the facility, and other customary conditions precedent. Following the effective date, $100 million of the DIP Revolving Facility would be required to be used to repay the DIP Term Loan Facility.

b.	The Second Out DIP Credit Agreement

The Second Out DIP Credit Agreement consists of a last-out letter of credit replacement facility in an aggregate undrawn amount of approximately $192 million (the “Second Out Facility”). Pursuant to the terms of the Second Out Facility, letters of credit that were outstanding under the prepetition First Lien Credit Facility were deemed to have been issued postpetition under the Second Out Facility, and the Debtors are permitted to further extend or renew these letters of credit on a going-forward basis. The obligations of the Debtors under the Second Out DIP Credit Agreement are secured by liens on the DIP Collateral. Unreimbursed drawings under letters of credit under the Second Out Facility bear interest at LIBOR plus 4.00% or at the Alternative Base Rate plus 3.00% (with an ABR floor of 2.00%), as applicable. The Second Out DIP Credit Agreement incorporates by reference the events of default, affirmative and negative covenants and representations and warranties contained in the First Out DIP Credit Agreement.

The relative rights among the DIP Lenders in the DIP Collateral are set forth in the DIP Orders and that certain Debtor-in-Possession Pledge and Security and Intercreditor Agreement dated as of August 6, 2015 by and among ANR, the guarantors party thereto, the DIP Agents and the other agents party thereto (as amended by that certain First Amendment and Joinder to the Security Agreement dated as of September 18, 2015, and as may be further amended from time to time, the “DIP Security Agreement”).

In addition to the security interests granted under the DIP Credit Agreements, the DIP Security Agreement and the DIP Order, pursuant to section 364(c)(1) of the Bankruptcy Code, all of the Debtors’ obligations under the DIP Credit Agreements constitute allowed claims against the Debtors with priority over any and all administrative expenses, and all other claims against the Debtors, now existing or hereafter arising, of any kind whatsoever, subject only to certain carve outs as provided in the DIP Credit Agreements and the DIP Orders.

2.	Adequate Protection

The DIP Order provided the Debtors’ First Lien Lenders and the Second Lien Noteholders with adequate protection in the form of certain replacement liens on the Prepetition Collateral and cross-collateralization liens (such liens collectively, the “Adequate Protection Liens”) on property of the Debtors unencumbered by the liens supporting the First Lien Credit Agreement (collectively, the “Prepetition Senior Liens”), superpriority administrative claims under section 507(d) of the Bankruptcy Code, the payment of interest, fees and expenses and the right to receive certain financial reporting.

3.	Amendments to the First Out DIP Credit Agreement

a.	Amendment No. 1

On September 17, 2015, the Debtors entered into Amendment No. 1 to the First Out DIP Credit Agreement. Amendment No. 1 conformed the First Out DIP Credit Agreement with the DIP Order and addressed nonmaterial changes that had occurred since the Petition Date. Contemporaneous notice of this nonmaterial amendment was given to the Creditors’ Committee consistent with paragraph 7(c)(ii) of the DIP Order.

b.	Amendment No. 2

On September 18, 2015, the Debtors entered into Amendment No. 2 to the DIP Credit Agreement. Amendment No. 2 was nonmaterial and provided the Debtors with additional time to obtain the entry of the final Cash Management Order. Contemporaneous notice of this nonmaterial amendment was given to the Creditors’ Committee consistent with paragraph 7(c)(ii) of the DIP Order.

c.	Amendment No. 3

On November 19, 2015, the Bankruptcy Court entered an order (the “First DIP Amendment Order”) approving Amendment No. 3 to the First Out DIP Credit Agreement that, among other things: (a) authorized the Debtors to increase the amount of the DIP Term L/C Facility from $108 million to $138 million; (b) modified certain case milestones provided for under the First Out DIP Credit Agreement, as more fully described below; (c) amended and, in certain cases, restated certain financial reporting and information sharing covenants; and (d) amended and restated covenants governing the capital expenditures permitted under the DIP Credit Agreements and minimum liquidity requirements set forth in the DIP Credit Agreements. In addition to the foregoing amendments, pursuant to the First DIP Amendment Order, all defaults and events of default that may have occurred under the DIP Credit Agreements as a result of the Debtors’ failure to provide to the DIP Lenders certain reporting as required under the First Out DIP Credit Agreement were waived.

d.	Amendment No. 4

On November 24, 2015, the Debtors entered into Amendment No. 4 to the First Out DIP Credit Agreement, which the Bankruptcy Court also approved pursuant to the First DIP Amendment Order. The amendment further modified the case milestones provided for under the First Out DIP Credit Agreement to require the filing by January 22, 2016 of a Plan Structure Agreement based upon an agreed Business Plan (as such terms are defined in Sections IV.B.3 and IV.B.1, respectively. Amendment No. 4 also amended the definition of “New Term L/C Conditions” established in the Amendment No. 3 to require the Required Lenders (as defined in the First Out DIP Credit Agreement) to act in a reasonable manner in objecting to the issuance of any letter of credit under the DIP Term LC Facility.

e.	Amendment No. 5

On February 8, 2016, in connection with the Core Asset Sales Motion, as defined in Section III.J.4 below, the Debtors further requested that the Bankruptcy Court approve an amendment to the First Out DIP Credit Agreement that would provide for a revised set of milestones modifying the dates by which the Debtors would complete certain key actions and activities necessary to emerging from chapter 11. These milestones address, among other actions, (a) the filing of a chapter 11 plan and related disclosure statement, (b) the filing of a motion to approve a disclosure statement and plan solicitation process, (c) the filing of any motions for relief under sections 1113 and 1114 of the Bankruptcy Code, (d) completion of a sale hearing for the Core Assets, as defined in Section III.J.4 below, and (e) entry of any orders needed under sections 1113 and 1114 of the Bankruptcy Code. An order approving the requested amendment was entered on March 11, 2016.

4.	The Challenge Period

Paragraph 23 of the DIP Order provided the Creditors’ Committee with a period of 90 days (the “Challenge Period”) to file an adversary proceeding or contested matter challenging the validity, enforceability, priority, or extent of any stipulated debt or security interests thereunder. On December 8, 2015, the Bankruptcy Court entered a stipulation and consent order extending the Challenge Period through February 1, 2016. On February 5, 2016, the Bankruptcy Court entered a second stipulation and consent order (the “Second Challenge Period Order”) further extending the Challenge Period through and including February 15, 2016. The Second Challenge Period Order further provided that, if on or before February 15, 2016, the Creditors’ Committee (a) provided notice of its intent to pursue claims subject to the Challenge Period and (b) identified such claims and the assets to which they pertain with reasonable specificity, the Challenge Period would be further extended through March 1, 2016 solely for the purpose of permitting the Creditors’ Committee to file appropriate papers to commence proceedings with respect to such claims. On February 15, 2016, the Creditors’ Committee filed the Notice of the Official Committee of Unsecured Creditors’ Intention to Pursue Claims consistent with the terms of the Second Challenge Period Order. On March 1, 2016, the Creditors’ Committee filed a motion (the “Committee Standing Motion”) seeking (a) standing to pursue claims related to the Challenge Period on behalf of the Debtors’ estates, (b) a further extension of the Challenge Period pending adjudication of the motion and (c) confirmation that certain additional claims are not subject to the Challenge Period. The resolution of the Committee Standing Motion, together with the Creditors’ Committee’s potential challenges to the stipulated debt and security interests under the DIP Order, as part of the Global Settlement is more fully described in Section IV.C below.

F.	The Schedules and Statements

Consistent with certain of the first-day relief that the Bankruptcy Court granted the Debtors, on October 2, 2015, the Debtors filed their Schedules and Statements in each of the Chapter 11 Cases. On February 11, 2016, the Debtors filed certain amendments to the Schedules.

G.	Claims Process and Bar Date

By an order entered on December 22, 2015 (the “General Bar Date Order”), the Bankruptcy Court established the general deadline (the “General Bar Date”) and certain other deadlines (collectively with the General Bar Date, the “Bar Dates”) and other procedures for filing a proof of claim or request for administrative expenses in the Chapter 11 Cases, as follows:

•	all entities (including governmental units) that assert a claim against a Debtor that arose or is deemed to have arisen prior to the Petition Date must file a proof of claim on or before the General Bar Date, which was 5:00 p.m., Eastern Time, on February 19, 2016;

•	any entity asserting claims arising from or relating to the rejection of executory contracts or unexpired leases in the applicable Debtor’s Chapter 11 Case, or claims otherwise related to such rejected agreements, are required to file proofs of claim by the later of: (a) the General Bar Date; and (b) 5:00 p.m., Eastern Time, on the date that is 30 days after the entry of a Court order authorizing such rejection or the deemed rejection date; and

•

if a Debtor amends or supplements its Schedules to: (a) reduce the undisputed, noncontingent and liquidated amount of a claim; (b) change the nature or classification of a claim against the Debtor in a manner adverse to the scheduled creditor; or (c) add a new claim to the Schedules with respect to a party that was not previously served with notice of the Bar Dates (in each case, a “Modified Claim”), the affected claimant may file a proof of claim in respect of the Modified Claim, or amend any previously filed proof of claim to add the Modified Claim, by the later of: (x) the General Bar Date; and (y) 5:00 p.m., Eastern Time, on the date that is 30 days after the date that notice of the Modified Claim is served on the claimant.

The Debtors provided notice of the Bar Dates as required by the General Bar Date Order, including through publication in the national edition of USA Today on December 30, 2015. In addition, packages (“Bar Date Packages”) including notice of the Bar Dates and one or more proof of claim forms, as approved by the Bankruptcy Court, have been mailed to all known potential claimants, including all entities listed in the Schedules as potentially holding claims. Further, the Debtors mailed Bar Date Packages to, among others, (a) the U.S. Trustee, (b) counsel to the official committees appointed in the Chapter 11 Cases, (c) the UMWA, (d) all federal and state environmental protection agencies for the jurisdictions in which the Debtors held property or conducted business as of the Petition Date, (e) all parties that had requested notice of the proceedings in the Chapter 11 Cases as of the date of entry of the General Bar Date Order and (f) all parties that had filed proofs of claim in the Chapter 11 Cases as of the date of entry of the General Bar Date Order.

As of the date of filing of this Disclosure Statement, the Debtors estimate that approximately 10,770 proofs of claim have been filed in the Chapter 11 Cases to date, asserting liquidated liabilities in the total amount of approximately $15.8 billion.

The Debtors have not yet objected to any proofs of claim. On April 12, 2016, the Debtors filed separate motions seeking to establish procedures (a) for objecting to claims to allow the Debtors to make more widespread use of omnibus claims objections than otherwise provided for under the Bankruptcy Rules and (b) for settling claims subject to certain notice requirements based upon the materiality of the applicable settlement. The Bankruptcy Court: (a) approved the claim objection procedures by an order entered on May 3, 2016; and (b) approved the claim settlement procedures at a hearing on May 17, 2016.

H.	Interim Bonding Settlements

The DIP Order provides for the Bonding Accommodation for governmental authorities that make any demand, request or requirement for any surety bond, letter of credit or other financial assurance pursuant to applicable law, to the extent such surety bond, letter of credit or other financial assurance is to satisfy or replace an amount for which a Debtor is self-bonded (any such demand, request or requirement, a “Bonding Request”). Pursuant to the Bonding Accommodation, the Debtors are authorized to provide financial assurance to such governmental authorities, in an aggregate stated amount of up to the Bonding Accommodation Cap, in the form of (or any combination of): (a) collateralized letters of credit (a “Bonding Letter of Credit”); or (b) a claim (a “Bonding Superpriority Claim”) against the Term Facility Collateral, as defined in the Interim DIP Order, having priority over any or all administrative expenses of the kind specified in section 503(b) of the Bankruptcy Code. Consistent with the terms of the DIP Order, the Debtors entered into interim settlements of the Bonding Requests issued by the applicable agencies of Wyoming and West Virginia, solely for the period during the pendency of the Chapter 11 Cases.

1.	The Wyoming Bonding Request

On October 8, 2015, the Bankruptcy Court entered a stipulation and order resolving the Bonding Request issued by the WDEQ described in Section II.C.5 above regarding the Debtors’ $411 million reclamation bonding obligations relating to their surface mining operations in Wyoming by, among other things, granting the WDEQ a Bonding Superpriority Claim in the amount of $61 million against the Debtors’ estates to secure the Debtors’ reclamation obligations in Wyoming during the pendency of the Chapter 11 Cases.

2.	The West Virginia Bonding Request

By a letter dated September 1, 2015, the WVDEP issued a Bonding Request requiring the Debtors to replace self-bonds in the amount of approximately $244 million. Following extensive negotiations among the parties, on December 22, 2015, the Bankruptcy Court entered an order approving a resolution of the WVDEP’s Bonding Request. Pursuant to the terms of the resolution, which is embodied in a consent order issued by the WVDEP, the Bankruptcy Court granted the WVDEP, among other things, a Bonding Superpriority Claim in the amount of $24 million, in addition to a Bonding Letter of Credit in the amount of $15 million, to support the performance of the Debtors’ reclamation obligations in West Virginia, thereby utilizing the remaining $39 million of availability under the Bonding Accommodation. On January 4, 2016, certain environmental parties, including the Sierra Club, the West Virginia Highlands Conservancy and the Ohio Valley Environmental Coalition, filed a notice of appeal of the Bankruptcy Court’s order approving the WVDEP’s consent order. On February 4, 2016, the appeal was dismissed by agreement of the parties.

I.	Key Employee Motions

1.	Motion to Continue Retention Programs for Non-Insider Key Employees

On August 28, 2015, the Debtors filed a motion (the “KERP Motion”) seeking confirmation of their authority to continue in the ordinary course of business their prepetition retention programs with respect to approximately 143 key employees other than the eight senior managers who are members of the Debtors’ management committee (collectively, the “Executive Insiders”). Following negotiations with the U.S. Trustee and the Creditors’ Committee, among other parties, the Debtors agreed to exclude a further nine key employees that were potential insiders (collectively, the “Non-Executive Insiders”) from the KERP Motion. By an order entered on October 8, 2015, the Bankruptcy Court granted the relief requested in the KERP Motion with respect to the remaining 134 key employees.

2.	Motion to Approve Payment of the 2015 Annual Incentive Bonus to Certain Insiders and the Key Employee Incentive Plan for 2016

Among other relief granted in the first-day Employee Order, the Bankruptcy Court authorized the Debtors to continue making payments under their annual incentive bonus program (the “AIB”) except with respect to the Executive Insiders. As set forth above, the Executive Insiders together with the Non-Executive Insiders also were excluded from the relief granted by the Bankruptcy Court with respect to the KERP Motion. To provide an incentive for these most critical employees to achieve the highest levels of performance during the Chapter 11 Cases, the Debtors filed a motion (the “KEIP Motion”) requesting that the Bankruptcy Court authorize them to (a) make payments to the Executive Insiders under the AIB for 2015 and (b) approve a key employee incentive plan (the “KEIP”) for the Executive Insiders and Non-Executive Insiders for 2016. Following extensive negotiations, the Creditors’ Committee and the Retiree Committee agreed not to object to the proposed KEIP on the condition that the Debtors make certain revisions to the program. Although no party opposed payment of the 2015 AIB, the UMWA and the UMWA Health & Retirement Funds (the “UMWA Funds”) objected to the relief requested in the KEIP Motion with respect to the 2016 KEIP. Following discovery and a hearing on the merits, the Bankruptcy Court entered an order authorizing the AIB payments and approving the KEIP on January 27, 2016 and a memorandum opinion in support of its order on February 24, 2016. The UMWA Funds and the UMWA appealed the Bankruptcy Court’s opinion and order. The appeals were consolidated by an order of the district court entered on March 16, 2015, and briefing with respect to the appeals is now complete.

J.	Sale Motions

1.	Motion to Approve Miscellaneous Asset Sale Procedures

On September 1, 2015, the Debtors filed a motion seeking to implement procedures (the “Miscellaneous Asset Sale Procedures”) by which the Debtors could, in their discretion, sell or abandon certain non-core miscellaneous real or personal property that is no longer needed in the Debtors’ ongoing business activities and, in most cases, is of relatively de minimis value compared to the Debtors’ total assets, without need for further Court approval. The Miscellaneous Asset Sale Procedures permitted the Debtors to streamline the disposition of such assets and avoid the administrative burden and cost of seeking approval of every such transaction. By an order entered on September 17, 2015, the Bankruptcy Court approved the Miscellaneous Asset Sale Procedures, with certain adjustments and modifications proposed by the Debtors to accommodate the concerns of parties in interest. Since the Bankruptcy Court’s approval of the Miscellaneous Asset Sale Procedures, the Debtors have sold various assets consistent with its terms and reporting requirements.

2.	Motion to Approve Rice Shares Sale Procedures

Prior to the Petition Date, during the first quarter of 2014, Debtor Foundation PA Coal Company, LLC (“Foundation Coal”) agreed to transfer its 50% interest in an affiliated entity, Alpha Shale JV, to a non-Debtor entity, Rice Energy Inc. (“Rice Energy”), in exchange for over 9.5 million shares of Rice Energy common stock (collectively, the “Rice Shares”) and $100 million in cash consideration. As a result of that transaction, Foundation Coal owned a significant amount of Rice Shares as of the Petition Date. In order to monetize the Rice Shares over time and in its discretion, Foundation Coal sought, by a motion filed on December 3, 2015, to establish procedures by which it may sell the Rice Shares in open market transactions without the need for further Court approval. Foundation Coal also sought authorization to pay any related stockbroker commissions and/or fees. By an order entered on December 22, 2015, the Bankruptcy Court approved such procedures as modified by the Debtors to accommodate the concerns of parties in interest. Since December 22, 2015, the Debtors have sold approximately 59% of the Rice Shares they held as of the Petition Date pursuant to the Rice Shares sales procedures.

3.	Motion to Approve Sales of Non-Core Mining Property

By a motion filed on October 22, 2015, the Debtors sought the entry of an order establishing procedures governing: (a) the bidding on, and sale of, certain of the Debtors’ non-core mining properties, assets and related infrastructure (collectively, the “Non-Core Assets”); and (b) the assumption and assignment of executory contracts and unexpired leases in connection with sales of Non-Core Assets. In addition, the Debtors moved the Bankruptcy Court to schedule certain auctions and final sale hearings in connection with any potential sales. On November 6, 2015, the Bankruptcy Court entered an order (the “Non-Core Asset Bidding Procedures Order”) establishing the requested bidding and sale procedures, with certain adjustments and modifications to accommodate the concerns of parties in interest, and establishing an auction date, if necessary.

The Debtors solicited expressions of interest pursuant to the Non-Core Asset Bidding Procedures Order by contacting approximately 139 potentially interested parties. In response, 57 such parties executed non-disclosure agreements in connection with the proposed sales, and the Debtors received indications of interest from 27 such parties. Although the Debtors received 5 bids for certain of the Non-Core Assets, the Debtors have not qualified any bidders pursuant to the terms of the Non-Core Asset Bidding Procedures Order. The Debtors therefore adjourned the originally scheduled hearing regarding approval of Non-Core Asset sales. The Debtors continue to negotiate the sale of certain Non-Core Assets with interested parties in accordance with the Non-Core Asset Bidding Procedures Order.

4.	Motion to Approve Sales of Core Mining Property

On February 8, 2016, the Debtors filed a motion (the “Core Asset Sales Motion”) seeking an order: (a) establishing procedures relating to the bidding for, and potential sale of, certain key mining properties, assets and related infrastructure (collectively, the “Core Assets”); (b) approving a credit bid of the Debtors’ First Lien Lenders (the “Stalking Horse Bid”) for certain designated assets (collectively, the “Reserve Price Assets”), as more fully described in Section IV.B.5; (c) scheduling auctions and final sale hearings, as necessary; and (d) establishing procedures for the assumption and potential assignment of executory contracts and unexpired leases in connection with any sale of Core Assets. On March 11, 2016, the Bankruptcy Court entered an order (the “Core Asset Bidding Procedures Order”) (a) approving the proposed bidding procedures, (b) approving the Stalking Horse Bid as the lead bid for the Reserve Price Assets and (c) scheduling an auction, if necessary, and a hearing to approve the sale.

In addition to the bidding and sale procedures, the Core Asset Sales Motion also sought approval of two settlements among the Debtors and the First Lien Lenders in connection with any orders approving the sale of Core Assets: (a) the Unencumbered Asset Settlement (as defined in Section IV.B.7) establishing which of the Debtors’ assets are deemed to have been unperfected or unencumbered as of the Petition Date with respect to the First Lien Credit Agreement; and (b) the Diminution Claim Allowance Settlement (as defined in Section IV.B.7) establishing the methodology for calculating the First Lien Lenders’ claim for the diminution of the value of their interests in collateral relating to the First Lien Credit Agreement. Finally, as further described in Sections III.E.3 and IV.B.3, the Core Asset Sales Motion sought approval of Amendment No. 5 to the First Out DIP Credit Agreement to establish the revised case milestones set forth therein that govern the chapter 11 plan process. The Bankruptcy Court approved Amendment No. 5 in a separate order entered on March 11, 2016.

As required by the Core Asset Bidding Procedures Order, the Debtors mailed notice of the potential sale of the Core Assets to all parties known or reasonably believed to be interested in purchasing the assets (among various other parties) and published a court-approved notice in USA Today. Further, in connection with the marketing of the Core Assets, the Debtors and their advisors (a) contacted 154 strategic, financial and other investors (e.g., other domestic and foreign coal producers, mining focused investment vehicles, private equity firms with mining interest, distressed asset investors and environmental funds); and (b) executed non-disclosure agreements with, and established data room access with key information related to the Debtors’ assets for, numerous such investors. The Debtors also provided potentially interested bidders with marketing and due diligence information as described in the Core Asset Bidding Procedures Order. Further information regarding the Core Asset Sale Motion, the Stalking Horse Bid and the separation of the Debtors’ natural gas assets in the Marcellus Shale from the Stalking Horse Bid of the First Lien Lenders is provided in Sections IV.B.5 through IV.B.7 below.

K.	Employee/Retiree Benefits

1.	Non-Union Retiree Benefit Motion

The Debtors historically have provided certain of their non-union retirees (collectively, the “Non-Union Retirees”) with various unvested, non-pension welfare benefits (e.g., hospital, medical, prescription, surgical and life insurance) (collectively, the “Non-Pension Retiree Benefits”). Payments made to or on behalf of Non-Union Retirees cost the Debtors approximately $2.9 million in 2015, and future expected payments represent an approximately $87.2 million liability on the Debtors’ balance sheets. Thus, given the Debtors’ financial condition and their duty to maximize the value of their chapter 11 estates for the benefit of all stakeholders, the Debtors determined to terminate such Non-Pension Retiree Benefits consistent with applicable law (including the Employee Retirement Income Security Act of 1974). Accordingly, on November 2, 2015, the Debtors filed a motion (the “Retiree Benefit Motion”) seeking authorization to terminate such unvested, non-union Non-Pension Retiree Benefits effective as of December 31, 2015. All of the benefit plans affected by the Retiree Benefit Motion expressly reserve the Debtors’ unilateral right to modify or terminate the plans and/or benefits at any time. As such, under applicable contract and non-bankruptcy law, the Non-Pension Retiree Benefits are not vested, and such plans and/or benefits can be terminated by the Debtors in their business judgment. The Debtors are engaged in ongoing negotiations with the Retiree Committee regarding a potential resolution of the Retiree Benefit Motion and certain other issues relating to retiree benefits.

2.	Non-Qualified Benefit Motion

On May 13, 2016, the Debtors filed a motion (the “Non-Qualified Plan Motion”) seeking an order (a) authorizing the Debtors to terminate the Non-Qualified Plans, (b) directing Bank of America, N.A. as trustee of the Rabbi Trusts to return the assets held therein to the Debtors’ estates, (c) rejecting the trust agreements that govern the Rabbi Trusts upon return of the trust funds and (d) confirming that any disbursements to participants or beneficiaries with respect to the Non-Qualified Plans will not be subject to adverse tax consequences pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “IRC”). Among other bases for the requested relief, the terms of the Non-Qualified Plans authorize the Debtors to unilaterally terminate the Non-Qualified Plans in their discretion. Additionally, the agreements governing the Rabbi Trusts specifically make the funds in such trusts subject to the claims of the contributing Debtors’ creditors. The Non-Qualified Plan Motion is currently scheduled for hearing on May 31, 2016.

3.	1113/1114 Motion

As of January 1, 2015, approximately 910 of the Debtors’ employees were represented by the UMWA. In addition, the Debtors had retiree benefit obligations to approximately 2,600 retirees who were UMWA-represented (not including spouses, dependents or other beneficiaries). The Debtors’ operational cuts in the years before the Petition Date had a disproportionate impact on their unrepresented employees as a result of the protections afforded union employees by the terms of various collective bargaining agreements (collectively, the “CBAs”). Although the terms and conditions set forth in the CBAs vary, in most instances they provide covered employees with significantly higher compensation (i.e., wages and benefits) than those received by the Debtors’ unrepresented employees for similar work. Additionally, certain CBAs provide for wage rate increases every year, regardless of the Debtors’ prior performance, current economic condition or future outlook.

The costs to the Debtors of the CBAs are not limited to wage and benefit obligations paid directly to union employees. In addition to a variety of operational restrictions that result in inefficiencies and increased production costs at the Debtors’ union locations, the CBAs require the Debtors to contribute to various pension and medical plans and programs that impose substantial and unsustainable costs on their estates. In 2016, for example, the Debtors project approximately $54.4 million15 in cash costs related to active and retiree medical benefits for union represented participants. In that same year, the Debtors project more than $22 million in cash costs related to pension, retirement and other benefits for union employees including, among other obligations (a) approximately $9.6 million in contributions to the 1974 Pension Plan and (b) over $5.3 million in contributions to (i) the 2012 Retiree Bonus Account Trust, (ii) the United Mine Workers of America 1992 Benefit Plan, (iii) the United Mine Workers of America 1992 Benefit Plan, (iv) the United Mine Workers of America Combined Benefit Fund and (v) the Cash Deferred Savings Plan of 1988 (collectively, the “UMWA Funds”).

The Debtors recognized that substantial reductions in costs associated with their CBAs and union retiree medical care obligations (collectively, the “Union Retiree Healthcare Obligations”) were imperative to preserve their businesses, promote their ongoing sale processes and prevent a potential liquidation of their assets. In particular, the Debtors determined that their businesses could not support the labor and legacy obligations imposed by the CBAs and that no party potentially interested in purchasing (and able to purchase) any of their assets would take such assets subject to these obligations. The Debtors therefore met with the UMWA beginning in early December 2015 to discuss the challenges facing the Debtors and their need to achieve at least $60 million in labor savings related to current and former union employees (in addition to another $140 million in cost reductions to be borne in many instances by other constituencies). On January 4, 2016, consistent with the terms of the DIP Order, the Debtors delivered their written proposals to the UMWA detailing the Debtors’ proposed modifications with respect to their union obligations.

Pursuant to Amendment No. 5 to the First Out DIP Credit Agreement, the Debtors were required to file a motion pursuant to sections 1113 and 1114 of the Bankruptcy Code if, prior to March 28, 2016, the Debtors and the UMWA had not reached a settlement with respect to the Debtors’ labor proposals. The parties not having reached a resolution by that date, the Debtors filed a motion (the “1113/1114 Motion”) for an order: (a) authorizing, but not directing, the Debtors to reject the CBAs pursuant to section 1113(c) of the Bankruptcy Code and (b) authorizing the Debtors to modify the Union Retiree Healthcare Obligations pursuant to section 1114(g) of the Bankruptcy Code, including (i) the termination of certain retiree medical programs and the replacement of such programs with a subsidy consistent with the benefits provided to the Debtors’ non-union retirees and (ii) the termination of the Debtors’ liabilities under the Coal Act.

The UMWA and the UMWA Funds objected to the relief requested in the 1113/1114 Motion, and the hearing on the motion was adjourned to May 9, 2016 while the parties engaged in discovery. In the interval, the Debtors’ continued in their efforts to reach an agreement with the UMWA and facilitated negotiations with the UMWA on behalf of the First Lien Lenders. As a result of these negotiations, the UMWA and the First Lien Lenders agreed upon a framework for collective bargaining agreements in the event that NewCo is the successful bidder for the NewCo Assets and contingent upon ratification by the UMWA’s members.

As a result of the negotiations between the First Lien Lenders and the UMWA, and in the spirit of the Debtors’ continued interest in reaching a negotiated resolution with the UMWA, the Debtors revised their proposals of January 4, 2016 to reflect key elements of the framework agreed upon between the UMWA and the First Lien Lenders. On May 3, 2016, the Debtors submitted their revised proposals to the UMWA. The revised proposals excluded the NewCo Assets and were expressly contingent upon the consummation of a sale of the NewCo Assets to NewCo. The UMWA refused to accept the revised proposals, however.

[15]	Approximately $7.1 million of this projected amount relates to obligations under the Coal Industry Retiree Health Benefit Act of 1992 (the “Coal Act”).

The Bankruptcy Court conducted an evidentiary hearing with respect to the 1113/1114 Motion on May 9, 2016. By a memorandum opinion and order entered on May 24, 2016, the Bankruptcy Court granted the relief requested in the 1113/1114 Motion, including with respect to the CBAs and the Union Retiree Health Care Obligations (including Coal Act obligations). Since that date, the Debtors have continued to facilitate negotiations between the UMWA and the First Lien Lenders with a view toward finalizing the terms of the framework agreed upon between the parties, and incorporated in part into the Debtors’ May 3 proposals, to be implemented in connection with the consummation of the NewCo Asset Sale.

L.	Further Motions and Related Events in the Chapter 11 Cases

1.	Motion to Extend the Exclusive Filing and Solicitation Periods

Pursuant to section 1121(b) of the Bankruptcy Code, a debtor has the exclusive right to file a chapter 11 plan during the first 120 days following the commencement of a chapter 11 case (the “Exclusive Filing Period”). Section 1121(c)(3) of the Bankruptcy Code, in turn, provides a debtor with a total of 180 days from the commencement of the case to solicit acceptances of any chapter 11 plan filed during such 120-day period (the “Exclusive Solicitation Period”). These periods may be extended for “cause” up to a date that is 18 months after the Petition Date. On November 3, 2015, the Debtors filed a motion seeking an extension of (a) the Exclusive Filing Period by 120 days, through and including March 30, 2016; and (b) the Exclusive Solicitation Period through and including May 30, 2016, or 61 days after the expiration of the Exclusive Filing Period. The Bankruptcy Court granted the requested relief by an order entered on November 24, 2015.

2.	Motion to Extend the Removal Period

Section 1452 of title 28 of the United States Code permits parties, under certain circumstances, to remove claims or causes of action in most civil actions to the district court for the district where such civil action is pending. Bankruptcy Rule 9027, however, establishes a deadline for filing notices of removal of claims or causes of action. By a motion filed on October 16, 2015, the Debtors sought to extend the deadline for the filing of removal notices from November 1, 2015 to the later of (a) April 29, 2016 or (b) 30 days after the entry of an order terminating the automatic stay with respect to any particular civil action sought to be removed. Further, the Debtors requested that this relief be granted without prejudice to the Debtors’ right to seek further extensions. The Bankruptcy Court granted such relief by an order entered on November 6, 2015.

3.	Motion to Dismiss the Chapter 11 Case of Gray Hawk Insurance Company

On September 18, 2015, the Debtors filed a motion seeking the withdrawal of the chapter 11 petition and dismissal of the chapter 11 case of Gray Hawk Insurance Company (“Gray Hawk”), effective as of the Petition Date, because Gray Hawk is a captive insurance company organized pursuant to the laws of the Commonwealth of Kentucky and, therefore, is not eligible for chapter 11 relief pursuant to section 109(d) of the Bankruptcy Code. The Bankruptcy Court entered the requested order on October 8, 2015.

4.	Motion to Extend the Deadline to Assume or Reject Non-Residential Real Property Leases

Pursuant to section 365(d)(4) of the Bankruptcy Code, the Debtors were required to assume or reject any unexpired non-residential real property leases or subleases within 120 days of the Petition Date, unless such period were extended for up to an additional 90 days by order of the Bankruptcy Court for cause, or longer by consent of the counterparties to the applicable leases, or else any such lease is deemed rejected. By a motion filed on November 3, 2015, the Debtors requested: (a) an extension of 120-day deadline from December 1, 2015 to and including February 29, 2016; and (b) certain related relief. The Bankruptcy Court granted the requested relief by an order entered on November 24, 2015 (the “Non-Residential Real Property Lease Order”).

5.	Omnibus Motions for Assumption or Rejection of Executory Contracts and Unexpired Leases

Pursuant to section 365(a) of the Bankruptcy Code, a debtor, subject to the court’s approval, may assume or reject any executory contract or unexpired lease. The Debtors filed omnibus motions on August 18, 2015, November 3, 2015 and January 7, 2016 seeking orders authorizing the rejection of certain executory contracts and unexpired leases effective as of certain identified dates. Orders granting such relief were entered by the Bankruptcy Court on September 3, 2015, November 24, 2015 and February 2, 2016, respectively. The Debtors sought to reject such executory contracts and unexpired leases, as applicable, because they had determined, in their business judgment, that the agreements were not necessary to their ongoing business operations and could not be assumed and assigned in an economically beneficial manner. In addition, consistent with the requirements of the Non-Residential Real Property Lease Order, on February 29, 2016, the Debtors filed a motion seeking authority to assume, reject or further extend the statutory deadline to assume or reject, as applicable, their remaining unexpired leases of non-residential real property.16 Several lessors objected to the Debtors’ motion on grounds specific to the proposed treatment of their particular lease. By an order entered on April 26, 2016, the Bankruptcy Court granted the relief requested in the motion for those leases with respect to which no objection had been raised. The Debtors have continued to negotiate with their lessors and have resolved certain objections. At a hearing on May 26, 2014, the Bankruptcy Court granted the relief requested in the motion for those leases with respect to which all objections had been resolved. The hearing regarding the remaining contested leases currently is scheduled for June 14, 2016.

IV.

POSTPETITION PLAN NEGOTIATIONS AND RESTRUCTURING INITIATIVES

A.	The Debtors’ Financial and Operational Performance Following the Petition Date

The financial headwinds facing the Debtors as of the Petition Date worsened as conditions in the Debtors’ industry continued to deteriorate during the postpetition period. According to the United States Energy Information Administration (the “EIA”), coal production in the United States during the second half of 2015 was 439 million short tons, which represented an approximately 13% reduction, year-on-year, from the same period in 2014. In the aggregate, coal production in the United States during 2015 fell to approximately 890 million short tons, its lowest level since at least 1986.

The dramatic decline in coal production following the Petition Date was mirrored by a corresponding decrease in coal exports resulting from slower growth in world coal demand and lower international coal prices. Total coal exports of 16.9 million short tons for third quarter 2015 represented a 14.4% decrease from second quarter 2015 and a 25.6% decrease year-on-year. The majority of this decline is attributable to decreased export demand for met coal – an important segment of the Debtors’ businesses. In third quarter 2015, steam coal exports totaled 6.6 million short tons, or 6.2% less than second quarter 2015, while met coal exports totaled 10.3 million short tons – a 19.0% decrease from second quarter 2015. The current global coal market trends are expected to continue as a result of lower mining costs, cheaper transportation costs and favorable exchange rates that provide an advantage to mines in other major coal-exporting countries, and the EIA forecasts coal exports to decline by an additional 13% in 2016, and by an additional 5% in 2017.

Lower production in the United States did not give rise to any stabilization in coal pricing. After a slight seasonal rise in prices during the early fall of 2015, coal prices fell below their levels as of the Petition Date and have continued their downward trend. According to the EIA, as of January 31, 2016, coal prices in Central Appalachia, Northern Appalachia and Wyoming’s Powder River Basin had fallen by 15.4%, 7.0% and 3.5%, respectively, relative to their levels immediately prior to the Petition Date.

The challenges facing the coal industry in general have been reflected in the Debtors’ financial performance following the Petition Date. As more fully described in the monthly operating reports filed by the Debtors in the

[16]

In addition, on April 29, 2016, the Debtors filed a motion to assume or reject certain of their unexpired leases of nonresidential real property with respect to which they had obtained extensions of the statutory deadline.

Chapter 11 Cases, the Debtors sustained losses from operations in excess of $370 million from the Petition Date through March 31, 2016 with revenues of $1.65 billion and expenses of $2.02 billion. Following a short uptick during the months of August and September 2015, the Debtors’ cash disbursements have consistently exceeded their receipts, yielding a net decrease in cash and cash equivalents from October 1, 2015 through March 31, 2016 of approximately $309 million.

Since the Petition Date, the Debtors have closed, idled or converted to contract mining status a total of ten mines since the Petition Date, including (a) the Emerald mine in Pennsylvania, (b) two Paramont and one Knox Creek deep mines in Virginia and (c) three Elk Run mines, two Edwight mines and the BRM North mine in West Virginia. In addition to the outright discontinuation of mining operations at these locations, the Debtors have decreased mining activities or closed portions of various other mines.

Decreased demand, lower prices and the resulting slowdown in operations, including mine idling and closures, has caused substantial attrition to the Debtors’ workforce since the Petition Date. As a result of these factors, in part, the Debtors were compelled to lay off approximately 1,250 employees between the Petition Date and January 31, 2016, in addition to the more than 440 employees who departed voluntarily over the same period. Among the involuntary terminations were approximately 985 hourly employees and 266 salaried employees.

B.	The Debtors’ Negotiations with Their Lenders

1.	The Initial Business Plan and the Case Milestones

Prior to the outset of the Chapter 11 Cases, the Debtors recognized that they would need to develop and refine a long-term business plan (the “Business Plan”) and related strategies to maximize value to stakeholders in light of the unprecedented market challenges that had led (and continue to lead) to numerous bankruptcies throughout the coal industry. To that end, beginning in July 2015, the Debtors conducted an in-depth analysis of their industry and operations, with the assistance of McKinsey and the Debtors’ other professional advisors, to establish a framework upon which the Business Plan could be based.

McKinsey’s top-down, bottom-up operational analysis consisted of three principal work streams. At a macro level, McKinsey investigated trends in pricing, demand and supply of the varieties of coal produced by the Debtors and thereby developed an outlook regarding projected external influences on the Debtors’ businesses. Simultaneously, McKinsey embedded a team of professionals at three representative mine sites where they conducted a granular analysis of the Debtors’ operations and developed a comprehensive schedule of potential cost savings. The third concurrent work stream involved a forensic analysis of the Debtors’ financial records and extensive interviews with the Debtors’ management to determine, on an individual mine-complex level, potential cost savings relating to selling, general and administrative expenses and other external expenses. All of the cost-saving measures identified by McKinsey and the Debtors were assigned statuses from Level 1 (“Identified”) through Level 5 (“Realized”) and incorporated into a cost-saving plan, known originally as the “Value Enhancement Plan.”

The result of these efforts was the original Business Plan – a nearly 100-page document that comprehensively addressed every aspect of the Debtors’ operations. The development of the Business Plan served as a building block for additional restructuring activities and accomplished much of the foundational work required to move the Chapter 11 Cases forward. Throughout this development period, the Debtors communicated regularly with key stakeholder groups to discuss the major activities in these cases, the status of the Debtors’ operations and the development of the Business Plan.

The First Out DIP Credit Agreement originally provided that the Debtors would deliver an agreed form of five-year Business Plan to the DIP Lenders by no later than October 30, 2015 (the “Business Plan Milestone”), which deadline the Debtors believed would offer them sufficient time to finalize the Business Plan. The First Out DIP Credit Agreement contemplated that the agreed Business Plan would include, among other things: (a) a determination of any significant assets of the Debtors to be sold, assigned, abandoned and otherwise disposed of in connection with the Debtors’ restructuring; (b) a determination of the assumption, rejection and/or assignment of significant executory contracts and leases; (c) an assessment of the financial impact of mines with respect to which management will cease operations (or otherwise dispose of); and (d) preliminary assumptions with respect to collective bargaining agreements and retiree benefits.

In addition to the Business Plan Milestone, the First Out DIP Credit Agreement established a broader framework for the Debtors to achieve various other key steps toward completing a successful restructuring of their businesses. In particular, the First Out DIP Credit Agreement required that, among other things: (a) by November 30, 2015, the Debtors would deliver to the DIP Agents and the DIP Lenders a plan and timeline to market asset sales, assignments, closings and abandonments contemplated by the agreed Business Plan; (b) by December 16, 2015, the Debtors would update the agreed Business Plan and incorporate assumptions with respect to collective bargaining agreements and retiree benefits; (c) by January 5, 2016, the Debtors would deliver proposals to authorized union and retiree representatives; (d) by March 5, 2016, the Debtors would reach agreement with such authorized union and retiree representatives or else file appropriate motions for relief under sections 1113 or 1114 of the Bankruptcy Code, as applicable; (e) by May 25, 2016, the Debtors would file a chapter 11 plan; and (f) within 90 days of such filing, the Debtors would obtain an order of the Bankruptcy Court confirming the Debtors’ chapter 11 plan.

2.	The Revised Business Plan and Modified Case Milestones

The framework originally established by the First Out DIP Credit Agreement proved to be unworkable as a result of rapidly changing conditions in the Debtors’ industry as they neared the Business Plan Milestone. As described above, although coal markets enjoyed a minor and short-lived rally immediately following the Petition Date, they quickly deteriorated to unanticipated levels. With the Business Plan Milestone approaching (together with other intervening deadlines for the Debtors to share initial drafts of the Business Plan with the DIP Agents and the Creditors’ Committee), it became apparent to the Debtors that the shifting condition of the Debtors’ industry required them to revisit many of the assumptions and strategies upon which the Business Plan had been developed. In particular, the Debtors determined that it was necessary for them: (a) to selectively identify those Core Assets that could be self-sustaining under present worsened market conditions; (b) to prepare to restructure their ongoing operations around these identified Core Assets; and (c) to develop a process to separate the viable Core Assets from the Debtors’ other assets that may not be profitable in the medium term or with respect to which the accompanying obligations may impair the Debtors’ ongoing operations. To this end, the Debtors engaged in an extensive second-level review of each of their mine complexes to determine (a) whether the applicable operation should be considered to consist of Core Assets and (b) any further strategies that may be available to reduce their cash consumption at each location.

The Debtors and the DIP Lenders recognized that the Debtors required additional time to modify the Business Plan and the Debtors’ restructuring strategy in light of worsening conditions in their industry. Nevertheless, the Debtors also concluded that the increasingly challenging market conditions and their ongoing cash losses required them to accelerate their efforts to complete the Chapter 11 Cases. They determined, therefore, to move forward with concurrent processes for the sale of their core assets and confirmation of a chapter 11 plan to promote a prompt and successful conclusion to the Chapter 11 Cases and to maximize the value of the Debtors’ estates for all stakeholders.

3.	The Extension Agreement

The amendments to the DIP Credit Agreements approved pursuant to the First DIP Amendment Order, provided for certain modifications to the case milestones, including that, by January 22, 2016 (the “PSA DIP Milestone”), the Debtors would enter into a plan structure agreement based upon an agreed Business Plan (the “Plan Structure Agreement”). On January 22, 2016, the Debtors and the First Out DIP Lenders entered into an agreement (the “Extension Agreement”) extending the deadline for the Debtors to satisfy the PSA DIP Milestone on condition: (a) by February 8, 2016, the Debtors would file a motion seeking to establish the revised case milestones provided for under the Plan Structure Agreement; (b) by February 21, 2016, the Debtors would file the Plan and the Disclosure Statement; (c) by February 25, 2016, the Bankruptcy Court would have approved of the revised case milestones set forth in the Core Asset Sales Motion; and (d) the Debtors would not otherwise be in breach of any of the terms of the Extension Agreement or the First Out DIP Credit Agreement.

The Debtors filed the Core Asset Sales Motion on February 8, 2016, thereby satisfying the first condition under the Extension Agreement. As set forth in Section III.E.3.e above, the Core Asset Sales Motion seeks approval of Amendment No. 5 to the First Out DIP Credit Agreement, which provides for the following revised case milestones that are set forth in the Plan Structure Agreement: (a) the filing of the Plan by February 21, 2016; (b) the filing by March 7, 2016 of a motion to approve this Disclosure Statement and the procedures for solicitation of votes on the Plan; (c) the filing by March 21, 2016 of any motions with respect to sections 1113 or 1114 of the Bankruptcy Code; (d) the occurrence of a final sale hearing with respect to the Core Asset Sales Motion by April 12, 2016; (e) the entry of any orders with respect to such motions by May 10, 2016; and (f) the occurrence of the effective date of the Plan, as it may be modified, supplemented or amended, by June 30, 2016. Amendment No. 5 was approved by an order entered on March 11, 2016.

The Debtors and the First Out DIP Lenders entered into two amendments to the Extension Agreement. The first such amendment extended (a) the deadline for the Debtors to file the Plan and Disclosure Statement until February 29, 2016 and (b) until March 7, 2016, the deadline for the Debtors to obtain approval from the Bankruptcy Court of the revised case milestones agreed to under the Plan Structure Agreement. The second amendment to the Extension Agreement extended (a) until March 7, 2016, the deadline for the Debtors to file the Plan and Disclosure Statement and (b) until March 14, 2016, the deadline for the Debtors to obtain approval from the Bankruptcy Court of the revised case milestones agreed to under the Plan Structure Agreement.

4.	The Plan Structure Agreement

The Plan Structure Agreement is a document that was negotiated and agreed to among the Debtors, the DIP Lenders and the First Lien Lenders to map a path toward a confirmed plan of reorganization. The Plan Structure Agreement contemplated a series of transactions: (a) to effectuate a sale of certain of the Debtors’ assets to a bidder or group of bidders submitting the highest or otherwise best bid(s) for such assets; and (b) through the chapter 11 plan process, to reorganize the Debtors as a stand-alone entity to operate and reclaim, as necessary, any of the Debtors’ assets that are not sold to third parties. Copies of the Plan Structure Agreement were shared with the Creditors’ Committee and the Retiree Committee.

With respect to asset sales, the Plan Structure Agreement provided that (a) the Debtors would commence a sale process for substantially all of the Debtors’ remaining assets by February 8, 2016 and (b) the First Lien Lenders would submit a stalking horse credit bid for the Reserve Price Assets. The Plan Structure Agreement further established the waterfall payment structure set forth in the Plan with respect to the Debtors’ encumbered and unencumbered assets, as determined pursuant to the Unencumbered Asset Settlement (as defined below).

5.	The Stalking Horse Bid

Among other relief requested in the Core Asset Sales Motion, the Debtors requested that the Bankruptcy Court establish the Stalking Horse Bid of the First Lien Lenders as the lead bid for the Reserve Price Assets, which bid was a central provision of the Plan Structure Agreement, as described above, and critical to the Debtors’ restructuring efforts. The Bankruptcy Court granted such relief in the Core Asset Bidding Procedures Order.

The Reserve Price Assets initially were comprised of: (a) all assets (including, but not limited to, all mineral rights, fixed and mobile equipment and logistics assets) used or held for use primarily in connection with (i) the Alpha Coal West mine complexes in Wyoming, (ii) the business of Debtor PLR, the Debtors’ natural gas business in the Marcellus Shale in southwestern Pennsylvania and (iii) the McClure, Nicholas and Toms Creek mine complexes in West Virginia and Virginia; (b) all coal operations and reserves located in Pennsylvania, including the Cumberland mine complex, the Emerald mine complex, the Freeport reserves, the Sewickley reserves and all assets used or held for use primarily in connection therewith, including all logistics-related assets; (c) the Debtors’ interest in Dominion Terminal Associates, a coal export terminal in Newport News, Virginia in which the Debtors own a 41% interest; and (d) certain other designated assets, including certain working capital. The Reserve Price Assets are encumbered by liens supporting the amounts owed to the First Lien Lenders, including the Prepetition Senior Liens and the Adequate Protection Liens.

The First Lien Lenders agreed to provide the Stalking Horse Bid, through NewCo, in the amount of $500 million as a credit bid, plus the assumption of related liabilities, to provide a floor value for the Reserve Price

Assets. The Debtors filed a notice of the stalking horse asset purchase agreement establishing the terms of the Stalking Horse Bid on March 8, 2016. Notably, the Stalking Horse Bid does not include any bid protections (such as break-up fees or expense reimbursement) for the benefit of the First Lien Lenders, and therefore merely sets a floor to begin a bidding process on a level playing field at no cost to the Debtors’ estates.

The bidding procedures approved pursuant to the Core Asset Bidding Procedures Order have provided an appropriate market test for the Reserve Price Assets. The Debtors and their advisors: (a) contacted more than 150 strategic, financial and other investors; (b) executed non-disclosure agreements with, and provided key information to, many such investors; and (c) provided potentially interested bidders with marketing and due diligence information. In total, the Debtors received approximately 15 preliminary expressions of interest for some or all of the Reserve Price Assets, including approximately 10 preliminary expressions of interest for the PLR Assets. In addition, the Debtors received a total of six final bids for some or all of the Reserve Price Assets by the bid deadline of May 9, 2016, five of which bids were for the PLR Assets. The Board of Directors of ANR did not qualify any competing bids for the Reserve Price Assets (other than the PLR Assets), however, because all of the alternative proposals that the Debtors received, as applicable: (a) provided no additional value to the Debtors’ estates; (b) were not economically viable, in the Debtors’ business judgment; (c) contained speculative financing or other contingencies; and/or (d) represented a material increase in risk related to completing the Debtors’ restructuring. As a result, except with respect to the PLR Assets, the proposed auction of the Reserve Price Assets was cancelled and, on May 13, 2016, the Debtors filed a notice designating the Stalking Horse Bid as the successful bid for such assets.

6.	Separation of the PLR Natural Gas Assets from the Stalking Horse Bid

On March 18, 2016, in accordance with the requirements of the Core Asset Bidding Procedures Order, the First Lien Lenders filed a notice allocating their credit bid among (a) the Debtors’ interests in PLR (collectively, the “PLR Assets”); (b) any other Reserve Price Assets that were treated as unencumbered assets under the Unencumbered Assets Settlement; and (c) all other Reserve Price Assets (the “Stalking Horse Bid Allocation”). By the Stalking Horse Bid Allocation, the First Lien Lenders allocated $175 million of the Stalking Horse Bid to the PLR Assets. The Core Asset Bidding Procedures Order also provided that the Debtors and the First Lien Lenders could agree to remove the PLR Assets from the Stalking Horse Bid if another lead bidder for the entirety of the PLR Assets was identified for at least as much consideration as that allocated to the PLR Assets pursuant to the Stalking Horse Bid Allocation, i.e., $175 million.

As contemplated by the Core Asset Bidding Procedures Order, on April 12, 2016, the Debtors filed a motion seeking approval of their designation of a subsidiary of Rice Energy as the stalking horse bidder with respect to the PLR Assets. The Rice Energy subsidiary’s stalking horse bid for the PLR Assets (the “PLR Stalking Horse Bid”) consists of (a) an all-cash offer in the amount of $200 million (i.e., $25 million more than the amount of the credit bid allocated to the PLR Assets by the First Lien Lenders) and (b) certain bid protections and expense reimbursements in favor of the Rice Energy subsidiary. By an order entered on April 26, 2016, the Bankruptcy Court approved the PLR Stalking Horse Bid. Just as with respect to the other Reserve Price Assets, the bid deadline for the PLR Assets was May 9, 2016. The Debtors received five final bids for the PLR Assets and qualified four such bids, in addition to the PLR Stalking Horse Bid. At an auction held on May 16, 2016, the $339.5 million cash bid for the PLR Assets of Vantage Energy Appalachia II, LLC (“Vantage”) was named the successful bid. The Bankruptcy Court approved the sale of the PLR Assets to Vantage by an order entered on May 26, 2016.

7.	The Sale Motion Settlements

The Plan Structure Agreement also contemplated the settlement of two unresolved matters: (a) a settlement regarding which of the Debtors’ assets were agreed to have been unencumbered by liens of the First Lien Lenders as of the Petition Date, or with respect to which such liens and security interests under the First Lien Credit Agreement were unperfected as of the Petition Date (the “Unencumbered Asset Settlement”); and (b) a settlement regarding the methodology for calculating the First Lien Lenders’ claim (the “Diminution Claim”) for the diminution of the value of their interests in the Prepetition Collateral (the “Diminution Claim Allowance Settlement” and, together with the Unencumbered Asset Settlement, the “Sale Motion Settlements”). The Sale Motion Settlements will effect the resolution of issues that must be addressed prior to confirmation of the Plan. As such, pursuant to the Core Asset Sales Motion, the Debtors sought to have the Sale Motion Settlements approved either incident to the sale of some or all of the Reserve Price Assets to the First Lien Lenders or by a separate order of the Bankruptcy Court. In either case, the Sale Motion Settlements are incorporated into this Disclosure Statement and the Plan. Pursuant to the Core Asset Bidding Procedures Order, a hearing on the Sale Motion Settlements was held on May 2, 2016, at which hearing the Bankruptcy Court approved each of the Sale Motion Settlements. Although the Creditors’ Committee did not object to the Sale Motion Settlements prior to the hearing thereon, the proposed order approving the Sale Motion Settlements preserves the Creditors’ Committee’s right to object thereto upon the occurrence of certain “Settlement Termination Events” described in the Global Settlement (e.g., if (a) the Debtors pursue confirmation of a chapter 11 plan inconsistent with the terms of the Global Settlement or (b) NewCo is not the Successful Bidder for all of the Material Reserve Price Assets and the Global Settlement Parties are unable to reach an agreement on modifications to the Global Settlement terms).

(i)	The Unencumbered Assets Settlement

Pursuant to the Unencumbered Assets Settlement, the Debtors, the DIP Lenders and the First Lien Lenders reached agreement on which assets shall be deemed not to be encumbered by the Prepetition Senior Liens (collectively, the “Unencumbered Assets”). The Unencumbered Assets include (a) the assets of PLR, (b) the Rice Energy Shares (and the proceeds of any such shares that are sold), (c) certain of the Debtors’ accounts receivable, (d) cash in certain bank and investment accounts and (e) certain real property and leasehold interests. A summary of the Unencumbered Assets, as agreed by the Debtors and the First Lien Lenders, is attached as Exhibit G to the Core Asset Sales Motion. The Debtors and the First Lien Lenders agreed that all assets as of the Petition Date not identified as Unencumbered Assets (collectively, the “Encumbered Assets”) were and are encumbered by the Prepetition Senior Liens. Subject to approval of the Unencumbered Asset Settlement, therefore, the First Lien Lenders would be permitted to credit bid their claims under the First Lien Credit Agreement to purchase the Encumbered Assets.

The Unencumbered Asset Settlement was based on, and consistent with, a detailed analysis performed by the Debtors of the First Lien Lenders’ security interests. The Debtors began with a review of the applicable credit documents to determine which assets were included or excluded from the security interests granted to the First Lien Lenders. Assets not subject to a security interest included “Excluded Assets” as defined in the First Lien Credit Agreement. Excluded Assets include, in particular, “Gas Properties” (such as PLR, the shares of Rice Energy and the proceeds thereof), certain equity interests and certain accounts receivable.

The Debtors also examined the perfection of the First Lien Lenders’ potential interests in any collateral. The Debtors, for example, reviewed available UCC financing statements with respect to such collateral and evaluated their various cash accounts as of the Petition Date to determine if such accounts were properly perfected by control agreements or if such accounts (such as securities accounts) could be and were perfected through proper UCC financing statements.

The Debtors also performed an analysis of mortgaged real property interests. This resulted in identifying a list of unmortgaged – and therefore unperfected – owned real property interests as of the Petition Date. Similarly, the Debtors identified unmortgaged leases and reviewed all of their material mortgaged leases to determine whether these leases permitted the attachment of liens and, if not, whether the appropriate lessor consents were obtained. This analysis identified a number of unencumbered real property leases, as identified in Exhibit G to the Core Asset Sale Motion. The Debtors also evaluated unique perfection issues for certain other assets to identify other Unencumbered Assets. All of the information supporting the Debtors’ evaluation was shared with the Creditors’ Committee to assist in its review of perfection issues.

Upon completing their analysis, the Debtors communicated their conclusions to the First Lien Lenders, and initiated a discussion of the issues in connection with the negotiation of the Plan Structure Agreement. The First Lien Lenders expressed a view that additional assets were encumbered and subject to their Prepetition Senior Liens, particularly since additional cash and other assets could be traced to their collateral, as proceeds or otherwise. Nevertheless, to avoid a lengthy dispute over these issues and potentially costly forensic accounting and other evaluations, the First Lien Lenders ultimately agreed to accept the Debtors’ analysis solely for the purposes of settlement. The Unencumbered Asset Settlement also is consistent with the stipulations relating to these matters in the DIP Order and the treatment and segregation of potentially unencumbered cash as set forth in the Cash Management Order.

(ii)	The Diminution Claim Allowance Settlement

Because the Stalking Horse Bid seeks to credit bid for certain assets that are unencumbered pursuant to the Unencumbered Assets Settlement, the First Lien Lenders could not use the liens on their existing prepetition debt as consideration for the credit bid. As set forth in Section III.E.2, above, pursuant to the DIP Order, the First Lien Lenders were granted various forms of adequate protection, including the Adequate Protection Liens over certain liens on the Debtors’ assets (including the Unencumbered Assets) for and equal in amount to the aggregate diminution in the value of their respective interests in the Prepetition Collateral, including, without limitation, any such diminution resulting from the sale, lease or use by the Debtors (or other decline in value) of such collateral, and the priming of their security interests in and liens on such collateral. The DIP Order also grants the First Lien Lenders the right to credit bid the Adequate Protection Liens granted to them up to the amount of their Diminution Claim. In connection with the Stalking Horse Bid and the Plan Structure Agreement, the Debtors and the First Lien Lenders agreed upon a methodology to be used to establish the amount of the Diminution Claim, solely for settlement purposes, as described in more detail on Exhibit H to the Core Asset Sales Motion.

Following the Petition Date, the Debtors had been operating, and continue to operate, in an historically challenging and worsening coal market. They had suffered substantial cash losses from operations, estimated at $228 million through December 31, 2015 and projected to continue for the foreseeable future. The bulk of these cash losses were directly attributable to the First Lien Lenders’ cash collateral because the Cash Management Order expressly segregated potentially unencumbered cash for limited uses and provided that encumbered cash would be utilized first. At the same time, given the deterioration of coal markets pushing many of the leading coal companies into bankruptcy, it was reasonable to assume that the Debtors’ remaining non-cash assets are not increasing in value at this time. Additionally, by its nature, the use of some assets results in depreciation or other loss of value. Nevertheless, pursuant to the Diminution Claim Allowance Settlement, the Debtors and the First Lien Lenders agreed that the Diminution Claim, for purposes of the sale process and Plan, would be measured solely with reference to the Debtors’ cash burn, as more fully described and subject to certain limitations described on Exhibit H to the Core Asset Sales Motion.

C.	The Global Settlement

As set forth above, there was substantial disagreement among the Debtors, their secured lenders and the Creditors’ Committee regarding the terms of the Debtors’ restructuring, the Debtors’ proposed sale processes and certain relief sought in connection therewith, most particularly in connection with the potential scope of the First Lien Lenders’ secured interest in the Debtors’ assets and, consequently, the amount of the Debtors’ assets that may be available to provide a source of recovery for the Debtors’ general unsecured creditors. These disputes gave rise to (a) the Sale Motion Settlements among the Debtors, the DIP Lenders and the First Lien Lenders, (b) the Committee Standing Motion and (c) extensive and highly burdensome document production and other discovery.

The Global Settlement Parties have resolved these and other matters central to the Chapter 11 Cases pursuant to the Global Settlement. The terms of the Global Settlement are incorporated into the Plan, which contemplates that confirmation of the Plan will constitute approval of the Global Settlement pursuant to Bankruptcy Rule 9019.

The Global Settlement provides material recoveries for the Debtors’ unsecured creditors and a resolution of the Core Asset Sale Motion, objections to the Sale Motion Settlements, the Challenge Period, the Committee Standing Motion and certain ancillary disputes. Pursuant to the Global Settlement, the parties agreed to the classification and treatment of certain Claims set forth in the Plan, as more fully described in Section V.D. In addition to the consideration to be provided to unsecured creditors pursuant to the Global Settlement (in the form of, for example, cash, notes, equity interests, warrants and royalties): (a) the Debtors, the First Lien Lenders and NewCo also agree to waive certain claims, including certain causes of action under chapter 5 of the Bankruptcy Code, as further described in Section III.E.6.d of the Plan; (b) the DIP Lenders and DIP Agents agree to waive certain claims, including deficiency claims; and (c) the Second Lien Noteholders agree to limit their allowed deficiency claim, which is a general unsecured non-priority claim, and waive all other claims, including adequate protection and cross-collateralization claims. The Global Settlement also provides for the Creditors’ Committee’s creation of a post-Effective Date committee responsible for overseeing the Debtors’ objections and settlement of general unsecured nonpriority claims, including claims for rejection damages, litigation claims and liquidated damages claim. In addition, the Global Settlement provides that the parties will reasonably assist the Debtors in emerging from bankruptcy prior to July 31, 2016 and reaching settlements with regulators and other constituencies.

The Debtors believe that the Global Settlement is fair and equitable and thereby satisfies the standard for approval of a settlement agreement under Bankruptcy Rule 9019. In evaluating whether the proposed agreement is fair and equitable, courts in this district generally consider four factors: (a) the probability of success in the litigation; (b) the difficulties, if any, to be encountered in the matter of collection; (c) the complexity of the litigation involved, and the expense, inconvenience and delay necessarily attending it; and (d) the paramount interest of the creditors. To approve a settlement, the Bankruptcy Court need only reach the conclusion that the Debtors’ proposed settlement does not fall below the lowest point in the range of reasonableness.

The Global Settlement represents a sound exercise of the Debtors’ business judgment, is squarely within the range of reasonableness and is in the best interests of the Debtors’ estates. The Global Settlement is the result of extensive, arms-length bargaining. It will assist the Debtors in their efforts to consummate a restructuring as promptly as possible, which is critical to the interests of the Debtors’ estates in light of the deteriorating conditions in their industry. Moreover, the Global Settlement brings to a close potentially protracted and expensive, document-intensive litigation among the Global Settlement Parties over the scope of the interests of the Debtors’ secured lenders in the Debtors’ property and the identification of which of the Debtors’ assets may have been available to provide a source of recovery for the Debtors’ unsecured creditors. Absent the Global Settlement, the Debtors believe that delays and litigation costs would deplete their estates and jeopardize their opportunity for a successful restructuring. Instead, pursuant to the Global Settlement, key stakeholders are required to support the Debtors’ restructuring and to assist the Debtors in consummating other settlements and emerging from chapter 11 as expeditiously as possible. For the foregoing reasons, the Debtors believe that the Global Settlement far exceeds the lowest point in the range of reasonableness and, as such, is fair and equitable.

D.	The Second Lien Lender Settlement

The Debtors, the First Lien Lenders, the First Lien Agent, the DIP Lenders and the DIP Agents also have entered into the Second Lien Lender Settlement with the Second Lien Notes Trustee, the Ad Hoc Committee of Second Lien Noteholders (collectively, the “Second Lien Parties”), the terms of which are incorporated into the Plan and subject to approval in conjunction with confirmation of the Plan. Pursuant to the Second Lien Lender Settlement, the Second Lien Noteholders will have the right to participate in the NewCo ABL Facility – a delayed draw asset-based lending facility, on substantially the terms set forth on Exhibit I.A.162 to the Plan, in the aggregate amount of $45 million, less an amount equal to 5.0% of the first $50 million of any proceeds received by the Debtors in connection with any Reserve Price Assets sale. In addition, Second Lien Parties that participate in the NewCo ABL Facility will receive: (a) their share of (i) 7.5% of NewCo common equity and (ii) certain preferred NewCo securities over and above a $300 million valuation; (b)(i) their share of 5.0% of any cash proceeds of the sale of the Reserve Price Assets in excess of $50 million, provided that distributions on account of sales related to certain specified Reserve Price Assets shall not exceed $12.5 million or (ii) if cash available for distribution to the First Lien Lenders is less than $300 million, their share of an 18-month note of equivalent value on the same terms as the NewCo ABL Facility. Among other provisions of the Second Lien Lender Settlement, the Second Lien Parties agreed to waive their right to recover future royalty payments from the Reorganized Debtors on account of any deficiency claim the Second Lien Parties may assert (provided that the First Lien Lenders grant a similar waiver of their right).

The Second Lien Lender Settlement provides that, so long as the NewCo ABL Facility is fully subscribed, the consideration described in the section of the Second Lien Lender Settlement entitled “Other Plan Distributions to Second Lien Parties” may be allocated to holders by the Ad Hoc Committee of Second Lien Noteholders. As of the date hereof, the NewCo Facility is fully backstopped because certain entities owned, controlled, managed, advised, or sub-advised by Steelhead Partners, LLC, Bain Capital Credit, Blue Mountain Capital Management, LLC, and River Birch Capital, LLC (collectively, the “NewCo Facility Backstop Parties”) have agreed, subject to the execution of definitive documentation, to backstop $42.5 million in commitments under the NewCo ABL Facility. Accordingly, the Ad Hoc Committee of Second Lien Noteholders has elected to allocate the consideration identified in the section of the Second Lien Lender Settlement entitled “Other Plan Distributions to Second Lien Parties” as follows:

(i)	all applicable cash proceeds and/or notes identified in the section entitled “Cash Allocation” of the Second Lien Lender Settlement shall be allocated to the NewCo Facility Backstop Parties;

(ii)	20% of the Second Lien NewCo Equity Distribution (i.e., 1.5% of the NewCo Equity) shall be allocated to the NewCo Facility Backstop Parties;

(iii)	two-thirds of the Second Lien NewCo Equity Distribution (i.e., 5% of the NewCo Equity) shall be allocated to Holders of the Notes that exercise their respective NewCo ABL Participation Rights (including, for the avoidance of doubt, any Holders of the Notes that are NewCo Facility Backstop Parties); and

(iv)	approximately 13.34% of the Second Lien NewCo Equity Distribution (i.e., 1% of the NewCo Equity) shall be allocated to Holders of the Notes.

The Debtors’ entry into the Second Lien Lender Settlement – which settlement resolves potential valuation issues in connection with the treatment of Second Lien Noteholder Claims as well as certain intercreditor issues between the Second Lien Noteholders and the First Lien Lenders – represents a sound exercise of their business judgment and is in the best interests of their estate. In exchange for (a) certain participation rights and other consideration to be received from NewCo and (b) equity in the Reorganized Debtors, the Second Lien Parties have agreed to waive their valuable right to receive the Reorganized ANR Contingent Revenue Payment to which they otherwise would be entitled on account of any deficiency claim. The effect of this waiver is to liberate additional value from the Debtors’ estates for distribution among the Debtors’ unsecured creditors. For this reason, the Debtors believe that the Second Lien Lender Settlement is reasonable, fair and equitable.

E.	The Proposed Resolution of Reclamation Obligations

As set forth in Section III.H above, the Debtors entered into interim settlements with the states of Wyoming and West Virginia regarding their reclamation bonding obligations during the pendency of these Chapter 11 Cases. The Debtors also have been working to develop the terms of potential settlements for the funding of the Reorganized Debtors’ reclamation obligations for the period following the Effective Date of the Plan (collectively, the “Resolution of Reclamation Obligations”) with certain states where the assets that will be retained by the Reorganized Debtors (collectively, the “Retained Assets”) are located, including West Virginia, Kentucky, Virginia, Illinois and Tennessee. The Resolution of Reclamation Obligations is incorporated into the Plan, which contemplates that confirmation of the Plan will constitute approval of the Resolution of Reclamation Obligations pursuant to Bankruptcy Rule 9019.

With respect to the Resolution of Reclamation Obligations, the Debtors have proposed a resolution that includes, among others, the following key terms: (a) establishing a process for the near-term replacement of their self bonds in West Virginia for all active and inactive sites with third-party surety bonds and other permitted collateral; (b) continuing to provide third-party surety bonds at amounts equal to their existing requirements; (c) creating restricted cash accounts dedicated solely to reclamation and water treatment obligations for each of the states of Illinois, Kentucky, Tennessee, West Virginia and Virginia, which will be funded through fixed periodic payments and contributions in the aggregate amount of at least $209 million from NewCo and the Reorganized Debtors, as well as through contributions of a significant portion of free cash flow, return of collateral posted to support surety bonds upon release and asset sales, allocated based on asset retirement obligations in each State; (d) permitting West Virginia to retain the $15 million Bonding Letter of Credit provided as part of the interim settlement discussed above and replacing the $24 million Bonding Superpriority Claim with $24 million in cash or letter of credit to, among other things, provide $39 million of collateral for the Debtors’ reclamation obligations with respect to reclamation-only sites; (e) securing the Reorganized Debtors’ funding and bonding obligations with a junior lien in certain inventory of the Reorganized Debtors within the applicable States; and (f) providing for certain releases. Although the terms of the Resolution of Reclamation Obligations continues to be negotiated, the Debtors believe that substantial progress has been made and that this proposal represents a substantially better outcome for the applicable States and regulators than could be achieved absent a consensual resolution of these issues. Additional details of the Resolution of Reclamation Obligations will be disclosed when the Debtors seek Bankruptcy Court approval of any such settlements in connection with confirmation of the Plan.

Although Wyoming is not a party to the Resolution of Reclamation Obligations discussed above, the Debtors anticipate that NewCo will be able to replace all of its self-bonding obligations in the State of Wyoming with a combination of third-party surety bonds and permitted collateral.

V.

THE PLAN

A.	General

THE FOLLOWING SUMMARY HIGHLIGHTS CERTAIN OF THE SUBSTANTIVE PROVISIONS OF THE PLAN, BUT IS NOT, NOR IS IT INTENDED TO BE, A COMPLETE DESCRIPTION OR A SUBSTITUTE FOR A FULL AND COMPLETE REVIEW OF THE PLAN. THE DEBTORS URGE ALL HOLDERS OF CLAIMS AND INTERESTS TO READ AND STUDY CAREFULLY THE PLAN, A COPY OF WHICH IS ATTACHED HERETO AS EXHIBIT B.

Section 1123 of the Bankruptcy Code provides that, except for administrative claims and priority tax claims, a plan of reorganization must categorize claims against and equity interests in a debtor into individual classes. Although the Bankruptcy Code gives a debtor significant flexibility in classifying claims and interests, section 1122 of the Bankruptcy Code dictates that a plan of reorganization may only classify a claim or an equity interest with claims or equity interests, respectively, that are substantially similar.

The Plan creates eleven Classes of Claims and two Classes of Interests. These Classes take into account the differing nature and priority of Claims against and Interests in the Debtors. Administrative Claims and Priority Tax Claims are not classified for purposes of voting or receiving distributions under the Plan (as is permitted by section 1123(a)(1) of the Bankruptcy Code) but are treated separately as unclassified Claims.

The Plan provides specific treatment for each Class of Claims and Interests. Only holders of Claims that are impaired under the Plan and who will receive Distributions under the Plan are entitled to vote on the Plan.

The following discussion sets forth the classification and treatment of all Claims against, and Interests in, the Debtors. It is qualified in its entirety by the terms of the Plan, which is attached hereto as Exhibit B, and which you should read carefully before deciding whether to vote to accept or reject the Plan.

B.	Classification and Treatment of Claims and Interests Under the Plan

All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described in Section II.A of the Plan, have not been classified and thus are excluded from the Classes described in Section II.B of the Plan. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such other Class. Notwithstanding the foregoing, in no event shall any holder of an Allowed Claim be entitled to receive payments or Distributions under the Plan that, in the aggregate, exceed the Allowed amount of such holder’s Claim.

If the Plan is confirmed by the Bankruptcy Court, unless a holder of an Allowed Claim consents to different treatment, (a) each Allowed Claim in a particular Class will receive the same treatment as the other Allowed Claims in such Class, whether or not the holder of such Claim voted to accept the Plan and (b) each Allowed Interest in a particular Class will receive the same treatment as the other Allowed Interests in such Class. Such treatment will be in exchange for and in full satisfaction, release and discharge of, the holder’s respective Claims against or Interests in a Debtor, except as otherwise provided in the Plan. Moreover, upon Confirmation, the Plan will be binding on (a) all holders of Claims regardless of whether such holders voted to accept the Plan and (b) all holders of Interests.

C.	Unclassified Claims

1.	Payment of Administrative Claims

a.	Administrative Claims in General

Except as specified in Section II.A.1 of the Plan, and subject to the bar date provisions therein, unless otherwise agreed by the holder of an Administrative Claim and the applicable Debtor or Reorganized Debtor, or unless an order of the Bankruptcy Court provides otherwise, each holder of an Allowed Administrative Claim, will receive, in full satisfaction of its Administrative Claim, Distribution Cash equal to the amount of such Allowed Administrative Claim either: (a) on the Effective Date or as soon as reasonably practicable thereafter; or (b) if the Administrative Claim is not allowed as of the Effective Date, no later than 30 days after the date on which such Administrative Claim becomes an Allowed Claim.

b.	Statutory Fees

On or before the Effective Date, Administrative Claims for fees payable pursuant to section 1930 of title 28 of the United States Code (“28 U.S.C. § 1930”), as determined by the Bankruptcy Court at the Confirmation Hearing or in the Confirmation Order, will be paid by the Debtors in Distribution Cash equal to the amount of such Administrative Claims. Any fees payable pursuant to 28 U.S.C. § 1930 after the Effective Date will be paid by the applicable Reorganized Debtor in accordance therewith until the earlier of the conversion or dismissal of the applicable Chapter 11 Case under section 1112 of the Bankruptcy Code, or the closing of the applicable Chapter 11 Case pursuant to section 350(a) of the Bankruptcy Code.

c.	Ordinary Course Liabilities

Allowed Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business, including Administrative Claims arising from or with respect to the sale of goods or provision of services on or after the Petition Date in the ordinary course of the applicable Debtor’s business, Administrative Claims of Governmental Units for Taxes (including Tax audit Claims related to Tax years or portions thereof ending after the Petition Date), Administrative Claims arising from those contracts and leases of the kind described in Section II.G.4 of the Plan and Intercompany Claims that are Administrative Claims, will be paid by the applicable Reorganized Debtor, pursuant to the terms and conditions of the particular transaction giving rise to those Administrative Claims, without further action by the holders of such Administrative Claims or further approval by the Bankruptcy Court.

d.	DIP Claims

All DIP Claims shall be Allowed Claims. On or before the Effective Date, unless otherwise agreed by the holder of a DIP Claim and the applicable Debtor or Reorganized Debtor, Allowed DIP Claims will be paid in Distribution Cash in an amount equal to the full amount of those Claims. Allowed DIP Claims will be satisfied, first, from Unencumbered Assets, according to the following priority: (a) First Out DIP Claims; and (b) Second Out DIP Claims. To the extent that Unencumbered Assets are insufficient to satisfy all Allowed DIP Claims in full, Allowed DIP Claims will be satisfied from Encumbered Assets, according to the following priority: (a) First Out DIP Claims; and (b) Second Out DIP Claims.

e.	Fees and Expenses of Creditors’ Committee Members and the Unsecured Notes Trustee

Subject to the terms of Section II.A.1.e of the Plan, (a) the reasonable and documented fees and expenses of the Unsecured Notes Indenture Trustee (including its counsel and other advisors) and (b) the expenses of other members of the Creditors’ Committee that are not Indenture Trustee Committee Members (excluding, with respect to such members of the Creditors’ Committee that are not Indenture Trustee Committee Members, their individual legal and other advisor fees) shall be Allowed Administrative Claims or otherwise paid in Cash on the Effective Date, in each case without reduction to the recoveries of holders of Allowed Category 1 General Unsecured Claims and Allowed Category 2 General Unsecured Claims;

provided that the total aggregate fees and expenses of the Indenture Trustee Committee Members (including their counsel and other advisors) other than the Massey Convertible Notes Trustee (and its counsel and other advisors) constituting Allowed Administrative Claims shall not exceed $875,000. For the avoidance of doubt, no member of the Creditors’ Committee (other than the Indenture Trustee Committee Members) shall seek payment from the Debtors or the Estates of such member’s legal or other advisory fees incurred in its capacity as a member of the Creditors’ Committee, pursuant to a motion for substantial contribution or otherwise, and no payment shall be made by the Debtors or the Estates to any member of the Creditors’ Committee (other than the Indenture Trustee Committee Members pursuant to this provision) on account of such legal or other advisory fees; provided that nothing herein shall limit any member of the Creditors’ Committee from seeking payment of their individual legal fees based on a claim or entitlement unrelated to their capacities as members of the Creditors’ Committee. To the extent that any fees or expenses of the Indenture Trustee Committee Members (and their counsel) are not paid in accordance with the provisions of the Plan, nothing in the Plan shall prevent the Indenture Trustee Committee Members from asserting a charging lien against any recoveries received on account of the applicable noteholders for payment of such unpaid amounts; provided that in the event the Indenture Trustee Committee Members exercise a charging lien against such recoveries, the Debtors shall use commercially reasonable efforts to assist such Indenture Trustee Committee Members in liquidating securities otherwise payable to such noteholders under the Plan.17 If the Reorganized Debtors expressly request (in writing) post-Effective Date assistance from the Indenture Trustee Committee Members, the Indenture Trustee Committee Members will be paid their reasonable and documented fees and expenses, solely to the extent of the post-Effective Date assistance requested by the Reorganized Debtors, not subject to the cap set forth in Section II.A.1.e of the Plan.

f.	Fees and Expenses of Ad Hoc Committee of Second Lien Noteholders

The Debtors shall pay all reasonable and documented fees and expenses of the Ad Hoc Committee of Second Lien Noteholders (and its counsel) as and to the extent provided under paragraph 17(d) of the Final DIP Order and other existing agreements among the Debtors and the Second Lien Parties in connection with the Bankruptcy Cases and that are incurred prior to the Effective Date in connection with the Chapter 11 Cases, without a reduction to the recoveries of holders of Allowed Second Lien Noteholder Claims (subject to the Debtors’ receipt of invoices in customary form in connection therewith and without the requirement to file a fee application with the Bankruptcy Court). To the extent that invoices of the Ad Hoc Committee of Second Lien Noteholders (and its counsel) are submitted after the Effective Date, but relate to reasonable and documented fees and expenses incurred prior to the Effective Date consistent with the prior sentence, such invoices shall be paid by the Reorganized Debtors as soon as reasonably practicable.

g.	Fees and Expenses of Second Lien Notes Trustee

Subject to the terms of Section II.A.1.g of the Plan, the Debtors shall pay all reasonable and documented fees and expenses of the Second Lien Notes Trustee (and its counsel) as and to the extent provided under paragraph 17(d) of the Final DIP Order and other existing agreements among the Debtors and the Second Lien Notes Trustee that are incurred prior to the Effective Date in connection with the Bankruptcy Cases without a reduction to the recoveries of holders of Allowed Second Lien Noteholder Claims (subject to the Debtors’ receipt of invoices in customary form in connection therewith and without the requirement to file a fee application with the Bankruptcy Court). To the extent that invoices of the Second Lien Notes Trustee (and its counsel) are submitted after the Effective Date, but relate to fees and expenses incurred prior to the Effective Date, such invoices shall be paid as soon as reasonably practicable. Notwithstanding the foregoing, the fees and expenses of the Second Lien Notes Trustee (and its counsel), outstanding as of the date of the Global Settlement Stipulation or incurred thereafter shall be subject to a cap of $600,000 (which cap is separate and apart from the $1.75 million limitation on fees and expenses of the Indenture Trustee Committee Members, as set forth above). To the extent that any fees or expenses of the Second Lien Notes Trustee (and its counsel) are not paid in accordance with the provisions of the Plan, nothing in the Plan shall prevent the Second Lien Notes Trustee from asserting its charging lien against any recoveries received on account of Allowed Second Lien Noteholder Claims for payment of such unpaid amounts.

[17]

The Plan may be amended or modified, as appropriate, to effect an exercise by any Indenture Trustee of its charging lien rights under the applicable indentures against any recoveries received on account of the applicable noteholders.

The foregoing cap on the fees and expenses of the Second Lien Notes Trustee (and its counsel) shall only apply to those fees and expenses outstanding as of the Global Settlement Stipulation and incurred through July 24, 2016, and, in the event that the Effective Date does not occur on or before July 24, 2016, all obligations of the Debtors and the rights of the Second Lien Notes Trustee under paragraph 17(d) of the Final DIP Order and any other existing agreements among the Debtors and the Second Lien Notes Trustee shall remain in effect and neither the Debtors nor the Reorganized Debtors shall be obligated pursuant hereto to pay any fees or expenses of the Second Lien Notes Trustee (or its counsel) in excess of the cap. If the Reorganized Debtors expressly request (in writing) post-Effective Date assistance from the Second Lien Notes Trustee, the Second Lien Notes Trustee shall be paid its reasonable and documented fees and expenses, solely to the extent of the post Effective Date assistance requested by the Reorganized Debtors, not subject to the $600,000 cap set forth in Section II.A.1.g of the Plan.

h.	Bar Dates for Administrative Claims

i.	General Bar Date Provisions

Except as otherwise provided in Section II.A.1.h.ii of the Plan or in a Bar Date Order or other order of the Bankruptcy Court, unless previously Filed, requests for payment of Administrative Claims must be Filed and served on the Notice Parties pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order, no later than 45 days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims and that do not File and serve such a request by the applicable Bar Date will be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their respective property, and such Administrative Claims will be deemed discharged as of the Effective Date. Objections to such requests must be Filed and served on the Notice Parties and the requesting party by the latest of (a) 150 days after the Effective Date, (b) 60 days after the Filing of the applicable request for payment of Administrative Claims or (c) such other period of limitation as may be specifically fixed by a Final Order for objecting to such Administrative Claims.

ii.	Bar Dates for Certain Administrative Claims

A.	Professional Compensation

Professionals or other entities asserting a Fee Claim for services rendered before the Effective Date must File and serve on the Notice Parties and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Bankruptcy Court an application for final allowance of such Fee Claim no later than 60 days after the Effective Date; provided, however, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date pursuant to the Ordinary Course Professionals Order without further Bankruptcy Court review or approval (except as provided in the Ordinary Course Professionals Order). Objections to any Fee Claim must be Filed and served on the Notice Parties and the requesting party by the later of (a) 90 days after the Effective Date, (b) 30 days after the Filing of the applicable request for payment of the Fee Claim or (c) such other period of limitation as may be specifically fixed by a Final Order for objecting to such Fee Claims. To the extent necessary, the Confirmation Order will amend and supersede any previously entered order of the Bankruptcy Court regarding the payment of Fee Claims.

B.	Ordinary Course Liabilities

Holders of Allowed Administrative Claims arising from liabilities incurred by a Debtor on or after the Petition Date but prior to the Effective Date in the ordinary course of the Debtor’s business, including Administrative Claims arising from or with respect to the sale of goods or provision of services on or after the Petition Date in the ordinary course of the applicable Debtor’s business, Administrative Claims of Governmental Units for Taxes (including Tax audit Claims related to Tax years or portions thereof ending after the Petition Date), Administrative Claims arising from those contracts and leases of the kind described in Section II.G.4 of the Plan and Intercompany Claims that are Administrative Claims, will not be required to File or serve any request for payment of such Administrative Claims. Such Administrative Claims will be satisfied pursuant to Section II.A.1.c of the Plan. Any Administrative Claims that are filed contrary to Section II.A.1.h.ii.B of the Plan shall be deemed disallowed and expunged, subject to resolution and satisfaction in the ordinary course outside these Chapter 11 Cases.

C.	DIP Claims

Holders of Allowed Administrative Claims that are DIP Claims will not be required to File or serve any request for payment or application for allowance of such Claims. Such Administrative Claims will be satisfied pursuant to Section II.A.1.d of the Plan.

iii.	No Modification of Bar Date Order

The Plan does not modify any other Bar Date Order, including Bar Dates for Claims entitled to administrative priority under section 503(b)(9) of the Bankruptcy Code.

2.	Payment of Priority Tax Claims

a.	Priority Tax Claims

Pursuant to section 1129(a)(9)(c) of the Bankruptcy Code, unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Priority Tax Claim will receive, at the option of the applicable Debtor or Reorganized Debtor, as applicable, in full satisfaction of its Allowed Priority Tax Claim that is due and payable on or before the Effective Date, either (a) Distribution Cash equal to the amount of such Allowed Priority Tax Claim (i) on the Effective Date or (ii) if the Priority Tax Claim is not Allowed as of the Effective Date, no later than 30 days after the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim or (b) Distribution Cash in the aggregate amount of such Allowed Priority Tax Claim payable in annual equal installments commencing on the later of (i) the Effective Date (or as soon as reasonably practicable thereafter) and (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim (or as soon as practicable thereafter) and ending no later than five years after the Petition Date.

b.	Other Provisions Concerning Treatment of Priority Tax Claims

Notwithstanding the provisions of Section II.A.2.a or Section I.A.255 of the Plan, the holder of an Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any such Claim or demand for any such penalty will be subject to treatment in Class 6A, if not subordinated to Class 6A Claims, pursuant to an order of the Bankruptcy Court. The holder of an Allowed Priority Tax Claim will not assess or attempt to collect such penalty from the Debtors, the Reorganized Debtors, NewCo, or their respective property (other than as a holder of an Allowed Class 6A Claim).

D.	Classified Claims and Interests

1. Priority Claims (Class 1 Claims) are unimpaired. On the Effective Date, each holder of an Allowed Claim in Class 1 will receive Distribution Cash equal to the amount of such Allowed Claim, unless the holder of such Priority Claim and the applicable Debtor or Reorganized Debtor, as applicable, agree to a different treatment. Consistent with the language of section 1126(f) of the Bankruptcy Code, each holder of a Class 1 Claim will be deemed to have accepted the Plan.

2. Secured First Lien Lender Claims (Class 2 Claims) are impaired. On the Effective Date, unless otherwise agreed by a Claim holder and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Secured First Lien Lender Claim will receive the holder’s Pro Rata share of the First Lien Lender Distribution.

3. Secured Second Lien Noteholder Claims (Class 3 Claims) are impaired. In accordance with the terms of the Second Lien Noteholder Settlement and the Global Settlement, on the Effective Date, unless otherwise agreed by a Claim holder and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Secured Second Lien Noteholder Claim will receive such holder’s Pro Rata share of the NewCo ABL Participation

Rights. Each holder of an Allowed Secured Second Lien Noteholder Claim exercising such holder’s NewCo ABL Participation Rights shall be entitled to such holder’s allocated portion of the Second Lien Noteholder Distribution, as set forth in the Second Lien Noteholder Settlement Stipulation and the Second Lien Noteholder Settlement Term Sheet. No later than five business days prior to the Voting Deadline, the Debtors will file and serve upon all holders of Secured Second Lien Noteholder Claims instructions and procedures regarding how such holders may exercise the NewCo ABL Participation Rights.

4. Secured Massey Convertible Noteholder Claims (Class 4 Claims) are impaired. In accordance with the terms of the Global Settlement, on the Effective Date, unless otherwise agreed by a Claim holder and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Secured Massey Convertible Noteholder Claim will receive such holder’s Pro Rata share of (a) the Massey Convertible Noteholder Cash Component and (b) the Series B Preferred Interests.

5. Other Secured Claims (Class 5 Claims) are unimpaired. On the Effective Date, unless otherwise agreed by a Claim holder and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Claim in Class 5 will receive treatment on account of such Allowed Secured Claim in the manner set forth in Option A, B or C below, at the election of the applicable Debtor. The applicable Debtor will be deemed to have elected Option B except with respect to (a) any Allowed Secured Claim as to which the applicable Debtor elects either Option A or Option C in one or more certifications Filed prior to the conclusion of the Confirmation Hearing and (b) any Allowed Secured Tax Claim, with respect to which the applicable Debtor will be deemed to have elected Option A. Consistent with the language of section 1126(f) of the Bankruptcy Code, each holder of a Class 5 Claim will be deemed to have accepted the Plan.

Option A: On the Effective Date, Allowed Claims in Class 5 with respect to which the applicable Debtor elects Option A will receive Distribution Cash equal to the amount of such Allowed Claim.

Option B: On the Effective Date, Allowed Claims in Class 5 with respect to which the applicable Debtor elects or is deemed to have elected Option B will be Reinstated.

Option C: On the Effective Date, a holder of an Allowed Claim in Class 5 with respect to which the applicable Debtor elects Option C will be entitled to receive (and the applicable Debtor or Reorganized Debtor shall release and transfer to such holder) the collateral securing such Allowed Claim.

Notwithstanding either the foregoing or Section I.A.255 of the Plan, the holder of an Allowed Secured Tax Claim in Class 5 will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with such Allowed Secured Tax Claim. Any such Claim or demand for any such penalty will be subject to treatment in Class 6A if not subordinated to Class 6A Claims pursuant to an order of the Bankruptcy Court. The holder of an Allowed Secured Tax Claim will not assess or attempt to collect such penalty from the Debtors, the Reorganized Debtors or their respective property (other than as a holder of a Class 6A Claim).

6. Category 1 General Unsecured Claims (Class 6A Claims) are impaired. On the Effective Date, and on each Distribution Date thereafter, each holder of an Allowed Category 1 General Unsecured Claim will receive a Pro Rata share of assets contributed to the Category 1 General Unsecured Claims Asset Pool; provided that no Distributions shall be provided on account of any Allowed First Lien Lender Claims constituting Deficiency Claims in Class 6A.

7. Second Lien Category 2 General Unsecured Claims (Class 6B Claims) are impaired. On the Effective Date, and on each Distribution Date thereafter, each holder of an Allowed Category 2 General Unsecured Claim that is a Second Lien Noteholder Claim will receive a Pro Rata share of assets contributed to the Category 2 General Unsecured Claims Asset Pool; provided that Distributions on account of any Allowed Second Lien Noteholder Claims constituting Deficiency Claims in Class 6B shall not include any portion of the Reorganized ANR Contingent Revenue Payment.

8. Non-Second Lien Category 2 General Unsecured Claims (Class 6C Claims) are impaired. On the Effective Date, and on each Distribution Date thereafter, each holder of an Allowed Category 2 General Unsecured Claim that is not a Second Lien Noteholder Claim will receive a Pro Rata share of assets contributed to the Category 2 General Unsecured Claims Asset Pool.

9. Prepetition Intercompany Claims (Class 7 Claims) are impaired. Subject to the Restructuring Transactions, on the Effective Date, Prepetition Intercompany Claims that are not eliminated by operation of law or otherwise pursuant to the Restructuring Transactions will be deemed settled and compromised in exchange for the consideration and other benefits provided to the holders of Prepetition Intercompany Claims and not entitled to any Distribution of Plan consideration under the Plan. Each holder of a Class 7 Claim will be deemed to have accepted the Plan.

10. Section 510(b) Securities Claims (Class 8 Claims) are impaired. No property will be distributed to or retained by the holders of Section 510(b) Securities Claims, and such Claims will be extinguished on the Effective Date. Holders of Class 8 Claims will not receive any Distribution pursuant to the Plan. Consistent with the language of section 1126(g) of the Bankruptcy Code, each holder of a Section 510(b) Securities Claim in Class 8 will be deemed to have rejected the Plan.

11. Section 510(b) Old Common Stock Claims (Class 9 Claims) are impaired. No property will be distributed to or retained by the holders of Section 510(b) Old Common Stock Claims, and such Claims will be extinguished on the Effective Date. Holders of Class 9 Claims will not receive any Distribution pursuant to the Plan. Consistent with the language of section 1126(g) of the Bankruptcy Code, each holder of a Section 510(b) Old Common Stock Claim in Class 9 will be deemed to have rejected the Plan.

12. Old Common Stock of ANR Interests (Class 10 Interests) are impaired. On the Effective Date, the Old Common Stock of ANR and all Interests related thereto will be canceled, and holders of Class 10 Interests will not receive any Distribution pursuant to the Plan. Consistent with the language of section 1126(g) of the Bankruptcy Code, each holder of a Class 10 Interest will be deemed to have rejected the Plan.

13. Subsidiary Debtor Equity Interests (Class 11 Interests) are unimpaired. On the Effective Date, the Subsidiary Debtor Equity Interests will be Reinstated, subject to the Restructuring Transactions. Consistent with the language of section 1126(f) of the Bankruptcy Code, each holder of a Class 11 Interest will be deemed to have accepted the Plan.

E.	Subordination; Reservation of Rights to Reclassify Claims

The allowance, classification and treatment of Allowed Claims and the respective Distributions and treatments specified in the Plan take into account the relative priority and rights of the Claims in each Class and all contractual, legal and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise. Except as expressly set forth herein, consistent with section 510(a) of the Bankruptcy Code, nothing in the Plan shall, or shall be deemed to, modify, alter or otherwise affect any right of a holder of a Claim to enforce a subordination agreement, or the terms of the Intercreditor Agreements, against any Person other than the Debtors to the same extent that such agreement is enforceable under applicable nonbankruptcy law. Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right to reclassify any Disputed Claim in accordance with any applicable contractual, legal or equitable subordination.

F.	Special Provisions Regarding the Treatment of Allowed Secondary Liability Claims; Maximum Recovery

The classification and treatment of Allowed Claims under the Plan takes into consideration all Allowed Secondary Liability Claims. On the Effective Date, Allowed Secondary Liability Claims will be treated as follows:

•	The Allowed Secondary Liability Claims arising from or related to any Debtor’s joint or several liability for the obligations under any Executory Contract or Unexpired Lease that is being assumed or deemed assumed by another Debtor or under any Executory Contract or Unexpired Lease that is being assumed by and assigned to another Debtor will be Reinstated.

•	Except as provided in Section II.D.1 of the Plan, holders of Allowed Secondary Liability Claims against any Debtor will be entitled to only one Distribution in respect of the Liabilities related to such Allowed Secondary Liability Claim and will be deemed satisfied in full by the Distributions on account of the related underlying Allowed Claim. Notwithstanding the existence of a Secondary Liability Claim, no multiple recovery on account of any Allowed Claim against any Debtor will be provided or permitted.

G.	Confirmation Without Acceptance by All Impaired Classes

The Debtors request Confirmation under section 1129(b) of the Bankruptcy Code in the event that any impaired Class does not accept or is deemed not to accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Plan shall constitute a motion for such relief.

H.	Class Without Voting Claim Holders

If Holders of Claims in a particular impaired Class of Claims are entitled to vote to accept or reject the Plan, but no Holders of Claims in such impaired Class of Claims vote to accept or reject the Plan, then such Class of Claims shall be deemed to have accepted the Plan.

I.	Treatment of Executory Contracts and Unexpired Leases

1.	Executory Contracts and Unexpired Leases to Be Assumed

a.	Assumption and Assignment Generally

Except as otherwise provided in the Plan, in any contract, instrument, release or other agreement or document entered into in connection with the Plan or in a Final Order of the Bankruptcy Court, or as requested in any motion Filed on or prior to the Effective Date, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the applicable Debtor or Debtors will assume, or assume and assign, including in connection with the NewCo Asset Sale, as indicated, each Executory Contract or Unexpired Lease listed on Exhibit II.G.1.a to the Plan; provided, however, that the Debtors and the Reorganized Debtors reserve the right, at any time on or prior to the Effective Date, to amend Exhibit II.G.1.a to the Plan to: (a) delete any Executory Contract or Unexpired Lease listed therein, thus providing for its rejection pursuant to Section II.G.5 of the Plan; (b) add any Executory Contract or Unexpired Lease thereto, thus providing for its assumption, or assumption and assignment, pursuant to Section II.G.1.a of the Plan; or (c) modify the amount of any Cure Amount Claim. Moreover, pursuant to the Contract Procedures Order, the Debtors reserve the right, at any time until the date that is 30 days after the Effective Date, to amend Exhibit II.G.1.a to the Plan to identify or change the identity of the Reorganized Debtor or other Person that will be an assignee of an Executory Contract or Unexpired Lease. Each contract and lease listed on Exhibit II.G.1.a to the Plan will be assumed only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit II.G.1.a to the Plan will not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease (including any related agreements as described in Section II.G.1.b of the Plan) is an Executory Contract or Unexpired Lease or that a Debtor or Reorganized Debtor has any liability thereunder.

b.	Assumptions and Assignments of Ancillary Agreements

Each Executory Contract or Unexpired Lease listed on Exhibit II.G.1.a to the Plan will include any modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such contract or lease, irrespective of whether such agreement, instrument or other document is listed on Exhibit II.G.1.a to the Plan, unless any such modification, amendment, supplement, restatement or other agreement is rejected pursuant to Section II.G.5 of the Plan or designated for rejection in accordance with Section II.G.2 of the Plan.

c.	Customer Agreements

To the extent that (a) the Debtors are party to any contract, purchase order or similar agreement providing for the sale of the Debtors’ products or services, (b) any such agreement constitutes an Executory Contract or Unexpired Lease and (c) such agreement (i) has not been rejected pursuant to a Final Order of the Bankruptcy Court, (ii) is not subject to a pending motion for reconsideration or appeal of an order authorizing the rejection of such Executory Contract or Unexpired Lease, (iii) is not subject to a motion to reject such Executory Contract or Unexpired Lease Filed on or prior to the Effective Date, (iv) is not listed on Exhibit II.G.1.a to the Plan, (v) is not listed on Exhibit II.G.5 to the Plan or (vi) has not been designated for rejection in accordance with Section II.G.2 of the Plan, such agreement (including any related agreements as described in Section II.G.1.b of the Plan), purchase order or similar agreement will be assumed by the Debtors and assigned to the Reorganized Debtor or NewCo, as applicable, that will be the owner of the business that performs the obligations to the customer under such agreement, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. The Cure Amount Claim to be paid in connection with the assumption of such a customer-related contract, purchase order or similar agreement that is not specifically identified on Exhibit II.G.1.a of the Plan shall be $0.00. Listing a contract, purchase order or similar agreement providing for the sale of the Debtors’ products or services on Exhibit II.G.5 of the Plan will not constitute an admission by a Debtor or Reorganized Debtor that such agreement (including related agreements as described in Section II.G.1.b of the Plan) is an Executory Contract or Unexpired Lease or that a Debtor or Reorganized Debtor has any liability thereunder.

2.	Approval of Assumptions and Assignments; Assignments Related to Restructuring Transactions

The Confirmation Order will constitute an order of the Bankruptcy Court approving the assumption (including any related assignment resulting from the Restructuring Transactions, the NewCo Asset Sale or otherwise) of Executory Contracts and Unexpired Leases pursuant to Section II.G of the Plan as of the Effective Date, except for Executory Contracts and Unexpired Leases that (a) have been rejected pursuant to a Final Order of the Bankruptcy Court, (b) are subject to a pending motion for reconsideration or appeal of an order authorizing the rejection of such Executory Contract or Unexpired Lease, (c) are subject to a motion to reject such Executory Contract or Unexpired Lease Filed on or prior to the Effective Date, (d) are rejected pursuant to Section II.G.5 of the Plan or (e) are designated for rejection as set forth in the last sentence of this paragraph. As of the effective time of an applicable Restructuring Transaction, any Executory Contract or Unexpired Lease to be held by any Debtor or Reorganized Debtor and assumed under the Plan or otherwise in the Chapter 11 Cases, if not expressly assigned to a third party previously in the Chapter 11 Cases or assigned to a particular Reorganized Debtor pursuant to the procedures described in Section II.G of the Plan, will be deemed assigned to the surviving, resulting or acquiring corporation in the applicable Restructuring Transaction, pursuant to section 365 of the Bankruptcy Code. If an objection to a proposed assumption, assumption and assignment, or Cure Amount Claim is not resolved in favor of the Debtors or the Reorganized Debtors, the applicable Executory Contract or Unexpired Lease may be designated by the Debtors or the Reorganized Debtors for rejection within 10 Business Days of the entry of the order of the Bankruptcy Court resolving the matter against the Debtors. Such rejection shall be deemed effective as of the Effective Date.

3.	Payments Related to the Assumption of Executory Contracts and Unexpired Leases

To the extent that such Claims constitute monetary defaults, the Cure Amount Claims associated with each Executory Contract or Unexpired Lease to be assumed pursuant to the Plan will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the applicable Debtor or Reorganized Debtor: (a) by payment of the Cure Amount Claim in Distribution Cash on the Effective Date; or (b) on such other terms as are agreed to by the parties to such Executory Contract or Unexpired Lease. If there is a dispute regarding (a) the amount of any Cure Amount Claim, (b) the ability of the applicable Reorganized Debtor or any assignee (including, as applicable, NewCo) to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (c) any other matter pertaining to the assumption or assignment of such contract or lease, the payment of any Cure Amount Claim required by section 365(b)(1) of the Bankruptcy Code will be made within 30 days following the entry of a Final Order or the execution of a Stipulation of Amount and Nature of Claim resolving the dispute and approving the assumption and/or assignment.

4.	Contracts and Leases Entered Into After the Petition Date or Previously Assumed

Contracts, leases and other agreements entered into after the Petition Date by a Debtor, including any Executory Contracts or Unexpired Leases assumed by a Debtor pursuant to a prior order of the Bankruptcy Court and not thereafter assigned or rejected, will be performed by such Debtor or Reorganized Debtor in the ordinary course of its business, as applicable. Accordingly, such contracts and leases (including any assumed Executory Contracts or Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order; provided, however, that any Executory Contracts or Unexpired Leases assumed by a Debtor and not previously assigned will be (a) assigned to the Reorganized Debtor, NewCo or any other Person identified on Exhibit II.G.4 of the Plan, if any, or (b) deemed assigned pursuant to Section II.G.2 of the Plan. The Debtors and Reorganized Debtors reserve the right, at any time until the date that is 30 days after the Effective Date, to amend Exhibit II.G.4 to the Plan to identify or change the identity of the Reorganized Debtor party that will be the assignee of an Executory Contract or Unexpired Lease.

5.	Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, except for an Executory Contract or Unexpired Lease that was previously assumed, assumed and assigned, or rejected by an order of the Bankruptcy Court or that is assumed pursuant to Section II.G of the Plan (including any related agreements assumed or assumed and assigned, including to NewCo consistent with the Stalking Horse APA, pursuant to Section II.G.1.b of the Plan), each Executory Contract or Unexpired Lease entered into by a Debtor prior to the Petition Date that has not previously expired or terminated pursuant to its own terms will be rejected pursuant to section 365 of the Bankruptcy Code. The Executory Contracts or Unexpired Leases to be rejected will include the Executory Contracts or Unexpired Leases listed on Exhibit II.G.5 attached to the Plan, provided that the Debtors and the Reorganized Debtors reserve the right, at any time on or prior to the Effective Date, to amend Exhibit II.G.5 to the Plan to: (a) delete any Executory Contract or Unexpired Lease listed therein and add such Executory Contract or Unexpired Lease to Exhibit II.G.1.a to the Plan, thus providing for its assumption, or assumption and assignment, pursuant to Section II.G.1 of the Plan; or (b) add any Executory Contract or Unexpired Lease to Exhibit II.G.5 to the Plan, notwithstanding any prior assumption of such Executory Contract or Unexpired Lease by the Debtors, thus providing for its rejection pursuant to Section II.G.5 of the Plan. Each contract and lease listed on Exhibit II.G.5 to the Plan will be rejected only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit II.G.5 to the Plan will not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease (including related agreements as described in Section II.G.1.b of the Plan) is an Executory Contract or Unexpired Lease or that a Debtor or Reorganized Debtor has any liability thereunder. Irrespective of whether an Executory Contract or Unexpired Lease is listed on Exhibit II.G.5 to the Plan, it will be deemed rejected unless such contract (a) is listed on Exhibit II.G.1.a to the Plan as of the Effective Date, (b) was previously assumed, assumed and assigned, or rejected by order of the Bankruptcy Court and was not subsequently added to Exhibit II.G.5 to the Plan or otherwise rejected by the Debtors prior to the Effective Date or (c) is deemed assumed pursuant to the other provisions of Section II.G of the Plan. The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code, as of the later of: (a) the Effective Date; or (b) the resolution of any objection to the proposed rejection of an Executory Contract or Unexpired Lease. Any Claims arising from the rejection of any Executory Contract or Unexpired Lease not previously assumed by the Debtors pursuant to an order of the Bankruptcy Court will be treated as Class 6 Claims (General Unsecured Claims), subject to the provisions of section 502 of the Bankruptcy Code.

6.	Rejection Damages Bar Date

Except as otherwise provided in a Final Order of the Bankruptcy Court approving the rejection of an Executory Contract or Unexpired Lease, Claims arising out of the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan must be Filed with the Bankruptcy Court and served upon counsel to the Debtors on or before the later of: (a) 30 days after the Effective Date; or (b) for Executory Contracts identified on Exhibit II.G.5 of the Plan, 30 days after (i) a notice of such rejection is served under the Contract Procedures Order, if the contract counterparty does not timely file an objection to the rejection in accordance with the Contract Procedures Order or (ii) if such an objection to rejection is timely filed with the Bankruptcy Court in accordance with the Contract Procedures Order, the date that an Order is entered approving the rejection of the applicable contract or lease or the date that the objection to rejection is withdrawn. Any Claims not Filed within such applicable time periods will be forever barred from receiving a Distribution from the Debtors, the Reorganized Debtors or the Estates.

7.	Executory Contract and Unexpired Lease Notice Provisions

In accordance with, and subject to, the Contract Procedures Order, the Debtors or the Reorganized Debtors, as applicable, will provide (a) notice to each counterparty to an Executory Contract or Unexpired Lease that is being assumed pursuant to the Plan of: (i) the contract or lease being assumed; (ii) the Cure Amount Claim, if any, that the applicable Debtor believes it would be obligated to pay in connection with such assumption; (iii) any assignment of an Executory Contract or Unexpired Lease (pursuant to the Restructuring Transactions, the NewCo Asset Sale or otherwise); and (iv) the procedures for such party to object to the assumption of the applicable Executory Contract or Unexpired Lease, the amount of the proposed Cure Amount Claim or any assignment of an Executory Contract or Unexpired Lease; (b) notice to each party whose Executory Contract or Unexpired Lease is being rejected pursuant to the Plan; (c) notice to each party whose Executory Contract or Unexpired Lease is being assigned pursuant to the Plan; (d) notice of any amendments to Exhibit II.G.5 to the Plan; and (e) any other notices relating to the assumption, assumption and assignment or rejection of Executory Contracts or Unexpired Leases required under the Plan or Contract Procedures Order in accordance with the Contract Procedures Order; provided, however, that any party that previously received an Assumption and Assignment Notice (as defined in the Bidding Procedures Order) shall not receive any additional notice under Section II.G.7 of the Plan, unless the proposed treatment of such party’s Executory Contract or Unexpired Lease by the Debtors or the Reorganized Debtors has changed since the receipt of the Assumption and Assignment Notice.

8.	Obligations to Indemnify Directors, Officers and Employees

Prior to the Effective Date, the Debtors (a) shall make arrangements to continue liability and fiduciary (including ERISA) insurance, or purchase a tail policy or policies, for the period from and after the Effective Date, for the benefit of any person who is serving or has served as one of the Debtors’ directors, officers or employees at any time from and after the Petition Date and (b) shall fully pay the premium for such insurance. Any and all directors and officers liability and fiduciary (including ERISA) insurance or tail policies in existence as of the Effective Date shall be continued in accordance with their terms and, to the extent applicable, shall be deemed assumed by the applicable Debtor pursuant to section 365 of the Bankruptcy Code.

The obligations of each Debtor or Reorganized Debtor to indemnify any person who was serving as one of its directors, officers or employees on or after the Petition Date by reason of such person’s prior or future service in such a capacity, or as a director, officer or employee of another corporation, partnership or other legal entity at the applicable Debtor’s request, to the extent provided in the applicable certificates of incorporation, bylaws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor or Reorganized Debtor, will be deemed and treated as Executory Contracts that are assumed by the applicable Debtor or Reorganized Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations will survive and be unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date; provided, however, that nothing herein shall create any liability to NewCo on account of such indemnity obligations.

The obligations of each Debtor or Reorganized Debtor to indemnify any person who was serving as one of its directors, officers or employees prior to but not on or after the Petition Date by reason of such person’s prior service in such a capacity, or as a director, officer or employee of another corporation, partnership or other legal entity at the applicable Debtor’s request, to the extent provided in the applicable certificates of incorporation, bylaws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor or otherwise, will terminate and be discharged pursuant to section 502(e) of the Bankruptcy Code or otherwise as of the Effective Date; provided, however, that to the extent that such indemnification obligations no longer give rise to contingent Claims that can be disallowed pursuant to section 502(e) of the Bankruptcy Code, such indemnification obligations will be deemed and treated as Executory Contracts that are rejected by the applicable Debtor or Reorganized Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date, and any Claims arising from such indemnification obligations (including any rejection damage claims) will be subject to the bar date provisions of Section II.G.6 of the Plan.

The indemnification obligations in Section II.G.8 of the Plan shall not apply to or cover any Claims or causes of action against a Person that result in a Final Order determining that such Person seeking indemnification is liable for fraud, willful misconduct, gross negligence, bad faith, self-dealing or breach of the duty of loyalty.

9.	No Change in Control

The consummation of the Plan, the implementation of the Restructuring Transactions or the assumption, or assumption and assignment, of any Executory Contract or Unexpired Lease to a Reorganized Debtor is not intended to, and shall not, constitute a change in ownership or change in control under any employee benefit plan or program, financial instrument, loan or financing agreement, Executory Contract or Unexpired Lease or contract, lease or agreement in existence on the Effective Date to which a Debtor is a party.

J.	Conditions Precedent to Confirmation of the Plan

The following conditions are conditions to the entry of the Confirmation Order unless such conditions, or any of them, have been satisfied or duly waived pursuant to Section III.C of the Plan:

1. The Confirmation Order will be: (a) acceptable in form and substance to the Debtors, the DIP Agents, the DIP Lenders, the First Lien Agent and the First Lien Lenders; (b) to the extent provided for in the Global Settlement Term Sheet and the Second Lien Noteholder Settlement Term Sheet, reasonably acceptable in form and substance to the Creditors’ Committee and the Second Lien Parties; and (c) consistent with the terms of the Global Settlement and the Second Lien Noteholder Settlement.

2. The Plan (a) shall not have been materially amended, altered or modified from the Plan as Filed, unless such material amendment, alteration or modification has been made in accordance with Section IX.A of the Plan, (b) will be reasonably acceptable in form and substance to the Debtors, the DIP Agents, the DIP Lenders, the First Lien Agent and the First Lien Lenders; (c) to the extent provided for in the Global Settlement Term Sheet and the Second Lien Noteholder Settlement Term Sheet, will be reasonably acceptable in form and substance to the Creditors’ Committee and the Second Lien Parties; and (d) is consistent with the terms of the Global Settlement and the Second Lien Noteholder Settlement.

3. All Confirmation Exhibits are in form and substance: (a) reasonably acceptable in form and substance to the Debtors, the DIP Agents, the DIP Lenders, the First Lien Agent and the First Lien Lenders; (b) to the extent provided for in the Global Settlement Term Sheet and the Second Lien Noteholder Settlement Term Sheet, reasonably acceptable in form and substance to the Creditors’ Committee and the Second Lien Parties; and (c) consistent with the terms of the Global Settlement and the Second Lien Noteholder Settlement.

4. The Resolution of Reclamation Obligations (a) has been entered into by the Debtors and the Reclamation Obligation Resolution Parties; (b) is reasonably acceptable in form and substance to the Debtors, the DIP Agents, the DIP Lenders, the First Lien Agent and the First Lien Lenders; (c) to the extent provided for in the Global Settlement Term Sheet and the Second Lien Noteholder Settlement Term Sheet, will be reasonably acceptable in form and substance to the Creditors’ Committee and the Second Lien Parties; and (d) is consistent with the terms of the Global Settlement and the Second Lien Noteholder Settlement.

5. A Settlement Termination Event shall not have occurred.

K.	Conditions Precedent to the Effective Date

The Effective Date will not occur, and the Plan will not be consummated, unless and until the following conditions have been satisfied or duly waived pursuant to Section III.C of the Plan:

1. The Bankruptcy Court shall have entered the Confirmation Order: (a) in form and substance satisfactory to the Debtors, the DIP Agents, the DIP Lenders, the First Lien Agent and the First Lien Lenders; (b) to the extent provided for in the Global Settlement Term Sheet, reasonably acceptable in form and substance to the Creditors’ Committee and the Second Lien Parties; and (c) consistent with the terms of the Global Settlement and the Second Lien Noteholder Settlement.

2. The Confirmation Order or another order of the Bankruptcy Court shall have been entered (a) approving and authorizing the Stalking Horse APA and the Asset sale contemplated therein, (b) approving the Diminution Claim Allowance Settlement and the Unencumbered Assets Settlement on a non-conditional basis, (c) authorizing the Debtors and the Reorganized Debtors to take all actions necessary or appropriate to implement the Plan and the Stalking Horse APA, including completion of the Restructuring Transactions and the other transactions contemplated by the Plan and the implementation and consummation of the contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan.

3. The Confirmation Order shall not be stayed in any respect.

4. The Exit Funding shall be fully committed and all documents and agreements necessary to effectuate and implement the Exit Funding shall have been executed and delivered by the relevant parties.

5. The documents effectuating the Exit Facility: (a) shall be (i) in form and substance reasonably satisfactory to the Debtors, the DIP Agents and the First Lien Agent, (ii) to the extent provided for in the Global Settlement Term Sheet, reasonably acceptable in form and substance to the Creditors’ Committee and the Second Lien Parties and (iii) consistent with the terms of the Global Settlement and the Second Lien Noteholder Settlement; and (b) shall have been executed and delivered by the Reorganized Debtors, the Exit Facility Agent and each of the lenders under the Exit Facility.

6. The Plan and all Confirmation Exhibits attached to the Plan (a) shall not have been materially amended, altered or modified from the Plan as confirmed by the Confirmation Order, unless such material amendment, alteration or modification has been made in accordance with Section IX.A of the Plan, (b) to the extent provided for in the Global Settlement Term Sheet, are reasonably acceptable in form and substance to the Creditors’ Committee and the Second Lien Parties and (c) are consistent with the terms of the Global Settlement and the Second Lien Noteholder Settlement.

7. A Settlement Termination Event shall not have occurred.

L.	Waiver of Conditions to Confirmation or the Effective Date

Each condition to Confirmation set forth in Section III.A of the Plan and each condition to the Effective Date set forth in Section III.B of the Plan may be waived in whole or in part at any time by the Debtors, with the consent of (a) the DIP Agents, (b) the First Lien Agent, (c) any and all Persons identified in the applicable condition and (d) with respect to the conditions set forth in Section III.A.5 and Section III.B.7 of the Plan, the Creditors’ Committee, without an order of the Bankruptcy Court.

M.	Effect of Nonoccurrence of Conditions to the Effective Date

If each of the conditions to the Effective Date is not satisfied, or duly waived in accordance with Section III.C of the Plan, then, except where the failure to satisfy or duly waive a such a condition is within the Debtors’ sole control, before the time that each of such conditions has been satisfied and upon notice to such parties in interest as the Bankruptcy Court may direct, the Debtors may File a motion requesting that the Bankruptcy Court vacate the Confirmation Order; provided, however, that, notwithstanding the Filing of such motion, the

Confirmation Order may not be vacated if each of the conditions to the Effective Date is satisfied before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to Section III.D of the Plan: (a) the Plan will be null and void in all respects, including with respect to (i) the discharge of Claims and termination of Interests pursuant to section 1141 of the Bankruptcy Code, (ii) the assumptions, assignments or rejections of Executory Contracts and Unexpired Leases pursuant to Section II.G of the Plan and (iii) the releases described in Section III.E.6 of the Plan; and (b) nothing contained in the Plan, nor any action taken or not taken by the Debtors with respect to the Plan, this Disclosure Statement or the Confirmation Order, will be or will be deemed to be (i) a waiver or release of any Claims by or against, or any Interest in, any Debtor, (ii) an admission of any sort by the Debtors or any other party in interest or (iii) prejudicial in any manner to the rights of the Debtors or any other party in interest.

N.	Retention of Jurisdiction by the Bankruptcy Court

Pursuant to sections 105(c) and 1142(b) of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

1. Allow, disallow, estimate, determine, liquidate, reduce, classify, re-classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of: (a) any request for payment of any Administrative Claim; (b) any and all objections to the amount, allowance, priority or classification of Claims or Interests; and (3) any controversies between the Reorganized Debtors and the Claims Oversight Committee in connection with any of the foregoing;

2. Either grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;

3. Resolve any matters related to the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which any Debtor is a party or with respect to which any Debtor or Reorganized Debtor may be liable, including in connection with the Stalking Horse APA and the NewCo Asset Sale, and to hear, determine and, if necessary, liquidate any Claims arising therefrom, including any Cure Amount Claims;

4. Ensure that Distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and resolve any controversies between the Reorganized Debtors and the Claims Oversight Committee in connection with the foregoing;

5. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and either grant or deny any applications involving any Debtor or any Reorganized Debtor that may be pending on the Effective Date or brought thereafter;

6. Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan, this Disclosure Statement and the Confirmation Order, including, but not limited to, the Stalking Horse APA, the Global Settlement and the Resolution of Reclamation Obligations;

7. Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any contract, instrument, release or other agreement or document that is entered into or delivered pursuant to the Plan, including the Stalking Horse APA, or any Person’s rights arising from or obligations incurred in connection with the Plan;

8. Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code; modify this Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, this Disclosure Statement or the Confirmation Order, including the Stalking Horse APA; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, this Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, this Disclosure Statement or the Confirmation Order, including the Stalking Horse APA, in such manner as may be necessary or appropriate to consummate the Plan;

9. Issue injunctions, enforce the injunctions contained in the Plan and the Confirmation Order, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with consummation, implementation or enforcement of the Plan, the Confirmation Order or the Stalking Horse APA;

10. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or Distributions pursuant to the Plan are enjoined or stayed;

11. Determine any other matters that may arise in connection with or relate to the Plan, this Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, this Disclosure Statement or the Confirmation Order, including the Stalking Horse APA;

12. Enforce or clarify any orders previously entered by the Bankruptcy Court in the Chapter 11 Cases;

13. Enter a final decree or decrees closing the Chapter 11 Cases;

14. Determine matters concerning state, local and federal Taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any Disputed Claims for Taxes;

15. Recover all assets of the Debtors and their Estates, wherever located; and

16. Hear any other matter not inconsistent with the Bankruptcy Code.

VI.

VOTING REQUIREMENTS

The Disclosure Statement Order entered by the Bankruptcy Court approved certain procedures for the Debtors’ solicitation of votes to approve the Plan, including setting the deadline for voting, which holders of Claims are eligible to receive Ballots to vote on the Plan and certain other voting procedures.

THE DISCLOSURE STATEMENT APPROVAL ORDER IS HEREBY INCORPORATED BY REFERENCE AS THOUGH FULLY SET FORTH HEREIN. YOU SHOULD READ THE DISCLOSURE STATEMENT APPROVAL ORDER, THE CONFIRMATION HEARING NOTICE AND THE INSTRUCTIONS ATTACHED TO YOUR BALLOT IN CONNECTION WITH THIS SECTION, AS THEY SET FORTH IN DETAIL, AMONG OTHER THINGS, PROCEDURES GOVERNING VOTING DEADLINES AND OBJECTION DEADLINES.

If you have any questions about the procedure for voting your Claim or the Solicitation Package you received, or if you wish to obtain a paper copy of the Plan, this Disclosure Statement or any Exhibits to such documents, please contact the Claims and Balloting Agent (a) by telephone (i) toll-free at (888) 249-2703 and (ii) for callers outside of the United States or Canada at (310) 751-2602, (b) by email at AlphaNRInfo@kccllc.com or (c) in writing at Alpha Natural Resources Ballot Processing, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, California 90245.

A.	Voting Deadline

This Disclosure Statement and the appropriate Ballot(s) are being distributed to all holders of Claims that are entitled to vote on the Plan. In order to facilitate vote tabulation, there is a separate Ballot designated for each impaired voting Class; however, all Ballots are substantially similar in form and substance, and the term “Ballot” is used without intended reference to the Ballot of any specific Class of Claims.

IN ACCORDANCE WITH THE DISCLOSURE STATEMENT ORDER, IN ORDER TO BE CONSIDERED FOR PURPOSES OF ACCEPTING OR REJECTING THE PLAN, ALL BALLOTS MUST BE RECEIVED BY THE CLAIMS AND BALLOTING AGENT NO LATER THAN 5:00 P.M. (PREVAILING EASTERN TIME) ON JUNE 29, 2016, WHICH IS THE VOTING DEADLINE. BALLOTS SUBMITTED BY BENEFICIAL OWNERS OF NOTES TO A MASTER BALLOT AGENT MUST BE RECEIVED BY SUCH MASTER BALLOT AGENT WITH SUFFICIENT TIME TO ENABLE THE MASTER BALLOT AGENT TO DELIVER A MASTER BALLOT TO THE CLAIMS AND BALLOTING AGENT BY THE VOTING DEADLINE. ONLY THOSE BALLOTS ACTUALLY RECEIVED BY THE CLAIMS AND BALLOTING AGENT BEFORE THE VOTING DEADLINE WILL BE COUNTED AS EITHER ACCEPTING OR REJECTING THE PLAN. EXCEPT WITH RESPECT TO MASTER BALLOTS, WHICH BALLOTS MAY BE SUBMITTED BY EMAIL, NO BALLOTS MAY BE SUBMITTED BY EMAIL OR OTHER MEANS OF ELECTRONIC SUBMISSION, AND ANY BALLOTS OTHER THAN MASTER BALLOTS SUBMITTED BY ELECTRONIC MAIL OR OTHER MEANS OF ELECTRONIC SUBMISSION WILL NOT BE ACCEPTED BY THE CLAIMS AND BALLOTING AGENT.

FOR DETAILED VOTING INSTRUCTIONS, SEE THE DISCLOSURE STATEMENT ORDER.

B.	Holders of Claims Entitled to Vote

Under section 1124 of the Bankruptcy Code, a Class of claims or equity interests is deemed to be “impaired” under a plan unless (a) the plan leaves unaltered the legal, equitable and contractual rights to which such claim or equity interest entitles the holder thereof; or (b) notwithstanding any legal right to an accelerated payment of such claim or equity interest, the plan (i) cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy), (ii) reinstates the maturity of such claim or equity interest as it existed before the default, (iii) compensates the holder of such claim or equity interest for any damages resulting from such holder’s reasonable reliance on such legal right to an accelerated payment and (iv) does not otherwise alter the legal, equitable or contractual rights to which such claim or equity interest entitles the holder of such claim or equity interest.

In general, a holder of a claim or equity interest may vote to accept or reject a plan if (a) the claim or equity interest is “allowed,” which means generally that it is not disputed, contingent or unliquidated, and (b) the claim or equity interest is impaired by a plan. However, if the holder of an impaired claim or equity interest will not receive any distribution under the plan on account of such claim or equity interest, the Bankruptcy Code deems such holder to have rejected the plan and provides that the holder of such claim or equity interest is not entitled to vote on the plan. If the claim or equity interest is not impaired, the Bankruptcy Code conclusively presumes that the holder of such claim or equity interest has accepted the plan and provides that the holder is not entitled to vote on the plan.

Except as otherwise provided in the Disclosure Statement Order, the holder of a Claim or Interest against one or more Debtors that is “impaired” under the Plan is entitled to vote to accept or reject the Plan if (a) the Plan provides a Distribution in respect of such Claim or Interest; and (b) the Claim has been scheduled by the appropriate Debtor (and is not scheduled as disputed, contingent or unliquidated), the holder of such Claim has timely Filed a proof of claim or a proof of claim was deemed timely Filed by an order of the Bankruptcy Court prior to the Voting Deadline.

AS SET FORTH IN THE CONFIRMATION HEARING NOTICE AND IN THE DISCLOSURE STATEMENT ORDER, HOLDERS OF DISPUTED, CONTINGENT OR UNLIQUIDATED CLAIMS MUST FILE A MOTION TO HAVE THEIR CLAIMS TEMPORARILY ALLOWED FOR VOTING PURPOSES SO THAT IT IS RECEIVED BY THE LATER OF: (a) JUNE 15, 2016; OR (b) TEN DAYS AFTER THE DATE OF SERVICE OF A NOTICE OF OBJECTION, IF ANY, TO SUCH CLAIM.

A vote on the Plan may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. The Disclosure Statement Order also sets forth assumptions and procedures for determining the amount of Claims that each creditor is entitled to vote in these Chapter 11 Cases and how votes will be counted under various scenarios.

C.	Vote Required for Acceptance by a Class

A Class of Claims will have accepted the Plan if it is accepted by at least two-thirds in amount and more than one-half in number of the Allowed Claims in such Class that have voted on the Plan in accordance with the Disclosure Statement Order.

VII.

CONFIRMATION OF THE PLAN

A.	Confirmation Hearing

The Bankruptcy Code requires the Bankruptcy Court, after notice, to conduct a hearing at which it will hear objections (if any) and consider evidence with respect to whether the Plan should be confirmed. At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code, described below, are met.

The Confirmation Hearing has been scheduled to begin on July 7, 2016 at 10:00 a.m., prevailing Eastern Time, before the Honorable Kevin R. Huennekens, United States Bankruptcy Judge for the Eastern District of Virginia, in a courtroom to be determined at the United States Bankruptcy Court for the Eastern District of Virginia, located at 701 East Broad Street, Richmond, Virginia 23219. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing.

B.	Deadline to Object to Confirmation

Objections, if any, to the Confirmation of the Plan must: (a) be in writing; (b) state the name and address of the objecting party and the nature of the Claim or Interest of such party; (c) state with particularity the basis and nature of any objection; and (d) be filed with the Bankruptcy Court and served on the following parties so that they are received no later than June 29, 2016:

•	the Debtors, c/o Alpha Natural Resources, Inc., One Alpha Place, P.O. Box 16429, Bristol, Virginia 24209 (Attn: Mark M. Manno, Esq., General Counsel);

•	counsel to the Debtors, Jones Day, North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114 (Attn: David G. Heiman, Esq., Carl E. Black, Esq. and Thomas A. Wilson, Esq.) and Jones Day, 1420 Peachtree Street, N.E., Suite 800, Atlanta, Georgia 30309 (Attn: Jeffrey B. Ellman);

•	co-counsel to the Debtors, Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219 (Attn: Tyler P. Brown, Esq. and Henry P. (Toby) Long, Esq.);

•	the Office of the United States Trustee, 101 West Lombard Street, Suite 2625, Baltimore, Maryland 21201 (Attn: Hugh M. Bernstein, Esq.);

•	counsel to the Creditors’ Committee, Milbank, Tweed, Hadley & McCloy LLP, 28 Liberty Street, New York, New York 10005 (Attn: Dennis F. Dunne, Esq., Evan R. Fleck, Esq. and Eric K. Stodola, Esq.) and Sands Anderson PC, 1111 East Main Street (23219), P.O. Box 1998, Richmond, Virginia 23218 (Attn: William A. Gray, Esq. and W. Ashley Burgess, Esq.);

•	counsel to the Retiree Committee, Tavenner & Beran, PLC, 20 North Eighth Street, Second Floor, Richmond, Virginia 23219 (Attn: Lynn Lewis Tavenner, Esq., Paula S. Beran, Esq. and David N. Tabakin, Esq.) and Harman, Claytor, Corrigan & Wellman, P.O. Box 70280, Richmond, Virginia 23235 (Attn: John R. Owen, Esq. and Jeremy D. Capps, Esq.);

•

counsel to Citibank, N.A., as administrative and collateral agent under the Debtors’ postpetition secured credit facility, and Citicorp North America, Inc., as administrative and collateral agent under the Debtors’ prepetition secured credit facility, Davis Polk &

Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (Attn: Damian S. Schaible, Esq., Damon P. Meyer, Esq. and Bradley A. Schecter, Esq.) and McGuireWoods LLP, 800 East Canal Street, Richmond, Virginia 23219 (Attn: Dion W. Hayes, Esq. and Sarah B. Boehm, Esq.);

•	counsel to the ad hoc group of holders of Second Lien Notes, Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022 (Attn: Paul M. Basta, Esq. and Stephen E. Hessler, Esq.), and Kutak Rock LLP, 1111 East Main Street, Suite 800, Richmond, Virginia 23219 (Attn: Michael A. Condyles, Esq. and Peter J. Barrett, Esq.);

•	counsel to the Second Lien Notes Trustee, Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038 (Attn: Jayme T. Goldstein, Esq., Kenneth Pasquale, Esq. and Gabriel E. Sasson, Esq.) and Kutak Rock, LLP, 1111 East Main Street, Suite 800, Richmond, Virginia 23219 (Attn: Peter J. Barrett, Esq. and Jeremy S. Williams, Esq.); and

•	counsel to the UMWA, Saul Ewing LLP, One Riverfront Plaza, Suite 1520, 1037 Raymond Boulevard, Newark, New Jersey 07102 (Attn: Sharon L. Levine, Esq.) and Kaplan Voekler Cunningham & Frank, PLC, 1401 East Cary Street, Richmond, Virginia 23219 (Attn: Troy Savenko, Esq.).

C.	Requirements for Confirmation of the Plan

Among the requirements for Confirmation of the Plan are that the Plan (a) is accepted by all impaired Classes of Claims and Interests or, if rejected by an impaired Class, that the Plan “does not discriminate unfairly” and is “fair and equitable” as to such Class, (b) is feasible and (c) is in the “best interests” of creditors and stockholders that are impaired under the Plan.

1.	Requirements of Section 1129(a) of the Bankruptcy Code

A moneyed, business or commercial corporation or trust must satisfy the following requirements pursuant to section 1129(a) of the Bankruptcy Code before the Bankruptcy Court may confirm its plan of reorganization.

•	The plan complies with the applicable provisions of the Bankruptcy Code.

•	The proponent(s) of the plan complies with the applicable provisions of the Bankruptcy Code.

•	The plan has been proposed in good faith and not by any means forbidden by law.

•	Any payment made or to be made by a proponent, by the debtor or by a person issuing securities or acquiring property under a plan, for services or for costs and expenses in or in connection with the case, or in connection with the plan and incident to the case, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable.

•	The proponent(s) of a plan has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the plan, as a director, officer or voting trustee of the debtor, an affiliate of the debtor participating in a joint plan with the debtor or a successor to the debtor under the plan, and the appointment to, or continuance in, such office of such individual must be consistent with the interests of creditors and equity security holders and with public policy.

•	The proponent(s) of the plan has disclosed the identity of any insider (as defined in section 101 of the Bankruptcy Code) that will be employed or retained by the reorganized debtor, and the nature of any compensation for such insider.

•	Any governmental regulatory commission with jurisdiction, after confirmation of the plan, over the rates of the debtor has approved any rate change provided for in the plan, or such rate change is expressly conditioned on such approval.

•	With respect to each impaired Class of claims or interests:

•	each holder of a claim or interest of such class: (a) has accepted the plan; or (b) will receive or retain under the plan, on account of such claim or interest, property of a value, as of the effective date of the plan, that is not less than the amount that such holder would so receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on such date; or

•	if section 1111(b)(2) of the Bankruptcy Code applies to the claims of such class, each holder of a claim of such Class will receive or retain under the plan, on account of such claim, property of a value, as of the effective date of the plan, that is not less than the value of such holder’s interest in the estate’s interest in the property that secures such claims.

•	With respect to each Class of claims or interests, such Class (a) has accepted the plan or (b) is not impaired under the plan (subject to the “cramdown” provisions discussed in Section VII.C.4).

•	Except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the plan provides that:

•	with respect to a claim of a kind specified in sections 507(a)(2) or 507(a)(3) of the Bankruptcy Code, on the effective date of the plan, the holder of the claim will receive on account of such claim cash equal to the allowed amount of such claim;

•	with respect to a Class of claim of the kind specified in sections 507(a)(1), 507(a)(4), 507(a)(5), 507(a)(6) or 507(a)(7) of the Bankruptcy Code, each holder of a claim of such Class will receive: (a) if such Class has accepted the plan, deferred cash payments of a value, on the effective date of the plan, equal to the allowed amount of such claim; or (b) if such Class has not accepted the plan, cash on the effective date of the plan equal to the allowed amount of such claim;

•	with respect to a claim of a kind specified in section 507(a)(8) of the Bankruptcy Code, the holder of such claim will receive on account of such claim, regular installment payments in cash of a total value, as of the effective date of the plan, equal to the allowed amount of such claim over a period ending not later than five years after the date of the order for relief under section 301, 302 or 303 of the Bankruptcy Code and in a manner not less favorable than the most favored nonpriority unsecured claim provided for by the plan (other than cash payments made to a Class of creditors under section 1122(b) of the Bankruptcy Code); and

•	with respect to a secured claim which would otherwise meet the description of an unsecured claim of a governmental unit under section 507(a)(8) of the Bankruptcy Code but for the secured status of that claim, the holder of that claim will receive, on account of that claim, cash payments in the same manner and over the same period as prescribed in the immediately preceding bullet point above.

•	If a Class of claims is impaired under the plan, at least one Class of claims that is impaired under the plan has accepted the plan, determined without including any acceptance of the plan by any insider (as defined in section 101 of the Bankruptcy Code).

•	Confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor under the plan, unless such liquidation or reorganization is proposed in the plan.

•	All fees payable under 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the hearing on confirmation of the plan, have been paid or the plan provides for the payment of all such fees on the effective date of the plan.

•	The plan provides for the continuation after its effective date of payment of all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(1)(b) or subsection (g) of section 1114 of the Bankruptcy Code, at any time prior to confirmation of the plan, for the duration of the period the debtor has obligated itself to provide such benefits.

The Debtors believe that the Plan meets all the applicable requirements of section 1129(a) of the Bankruptcy Code other than those pertaining to voting, which has not yet taken place.

2.	Best Interests of Creditors

Section 1129(a)(7) of the Bankruptcy Code requires that any holder of an impaired claim or interest voting against a proposed plan of reorganization must be provided in the plan with a value, as of the effective date of the plan, at least equal to the value that the holder would receive if the debtor’s assets were liquidated under chapter 7 of the Bankruptcy Code. To determine what the Holders of Claims and Interests in each impaired Class would receive if the Debtors’ assets were liquidated, the Bankruptcy Court must determine the dollar amount that would be generated from a liquidation of the Debtors’ assets in the context of a hypothetical liquidation. Such a determination must take into account the fact that secured claims, and any administrative claims resulting from the original chapter 11 cases and from the chapter 7 cases, would have to be paid in full from the liquidation proceeds before the balance of those proceeds were made available to pay unsecured creditors and make distributions (if any) to holders of claims and interests.

In support of the Debtors’ belief that the Holders of Claims and Interests in each impaired Class will receive at least as much under the Plan than if the Debtors’ assets were liquidated, annexed to this Disclosure Statement as Exhibit C is a liquidation analysis prepared by the Debtors with the assistance of professionals of the Debtors (the “Liquidation Analysis”) that assumes that the Chapter 11 Cases were converted to chapter 7 cases and each Debtor’s assets were liquidated under the direction of a chapter 7 trustee. THIS LIQUIDATION ANALYSIS HAS BEEN PREPARED SOLELY FOR USE IN THIS DISCLOSURE STATEMENT AND DOES NOT REPRESENT VALUES THAT ARE APPROPRIATE FOR ANY OTHER PURPOSE. NOTHING CONTAINED IN THE LIQUIDATION ANALYSIS IS INTENDED TO BE OR CONSTITUTES A CONCESSION BY OR ADMISSION OF ANY DEBTOR FOR ANY PURPOSE. The assumptions used in developing the Liquidation Analysis are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of the Debtors or a chapter 7 trustee. Accordingly, there can be no assurances that the values assumed in the Liquidation Analysis would be realized if the Debtors were actually liquidated. In addition, any liquidation would take place in the future, at which time circumstances may exist that cannot presently be predicted. A description of the procedures followed and the assumptions and qualifications made by the Debtors in connection with the Liquidation Analysis are set forth in the notes thereto.

3.	Feasibility

In connection with Confirmation of the Plan, the Bankruptcy Court must determine that the Plan is feasible in accordance with section 1129(a)(11) of the Bankruptcy Code (which section requires that the Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors). The Debtors believe that the Reorganized Debtors will be able to perform their obligations under the Plan and continue to operate their businesses without further financial reorganization or liquidation.

To support the Debtors’ belief that the Plan is feasible, the Debtors have prepared the projections for the Reorganized Debtors and NewCo, as set forth in Exhibit D and Exhibit E, respectively, to this Disclosure Statement and discussed in greater detail in Section IX below.

THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR THE FINANCIAL ACCOUNTING STANDARDS BOARD, OR THE RULES AND REGULATIONS OF THE SEC. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED, REVIEWED OR SUBJECTED TO ANY PROCEDURES DESIGNED TO PROVIDE ANY LEVEL OF ASSURANCE BY THE DEBTORS’ INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS. ALTHOUGH PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED UPON A VARIETY OF ESTIMATES AND ASSUMPTIONS, WHICH, ALTHOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED, AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS’ MANAGEMENT. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY THE DEBTORS, OR ANY OTHER ENTITY, AS TO THE ACCURACY OF THE PROJECTIONS, OR THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THESE PROJECTIONS. FOR FURTHER INFORMATION ON THE ASSUMPTIONS UNDERLYING THE PROJECTIONS, PLEASE REFER TO THE NARRATIVE AND NOTES TO EXHIBIT D OR EXHIBIT E TO THIS DISCLOSURE STATEMENT, AS APPLICABLE.

4.	Requirements of Section 1129(b) of the Bankruptcy Code

The Bankruptcy Code permits confirmation of a plan even if it is not accepted by all impaired classes, as long as (a) the plan otherwise satisfies the requirements for confirmation, (b) at least one impaired Class of claims has accepted the plan without taking into consideration the votes of any insiders in such Class and (c) the plan is “fair and equitable” and does not “discriminate unfairly” as to any impaired Class that has not accepted the plan. These so-called “cramdown” provisions are set forth in section 1129(b) of the Bankruptcy Code.

a.	Fair and Equitable

The Bankruptcy Code establishes different “cramdown” tests for determining whether a plan is “fair and equitable” to dissenting impaired classes of secured creditors, unsecured creditors and equity interest holders, as follows:

•	Secured Creditors. A plan is fair and equitable to a Class of secured claims that rejects the plan if the plan provides: (a) that each holder of a secured claim included in the rejecting Class (i) retains the liens securing its claim to the extent of the allowed amount of such claim, whether the property subject to those liens is retained by the debtor or transferred to another entity and (ii) receives on account of its secured claim deferred cash payments having a present value, as of the effective date of the plan, at least equal to such holder’s interest in the estate’s interest in such property; (b) that each holder of a secured claim included in the rejecting Class realizes the “indubitable equivalent” of its allowed secured claim; or (c) for the sale, subject to section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of such liens with such liens to attach to the proceeds of the sale, and the treatment of such liens on proceeds in accordance with clause (a) or (b) of this paragraph.

•	Unsecured Creditors. A plan is fair and equitable as to a Class of unsecured claims that rejects the plan if the plan provides that: (a) each holder of a claim included in the rejecting Class receives or retains under the plan property of a value, as of the effective date of the plan, equal to the amount of its allowed claim; or (b) the holders of claims and interests that are junior to the claims of the rejecting Class will not receive or retain any property under the plan on account of such junior claims or interests.

•	Holders of Interests. A plan is fair and equitable as to a Class of interests that rejects the plan if the plan provides that: (a) each holder of an equity interest included in the rejecting Class receives or retains under the plan property of a value, as of the effective date of the plan, equal to the greatest of the allowed amount of (i) any fixed liquidation preference to which such holder is entitled, (ii) any fixed redemption price to which such holder is entitled or (iii) the value of the interest; or (b) the holder of any interest that is junior to the interests of the rejecting Class will not receive or retain any property under the plan on account of such junior interest.

The Debtors believe the Plan is fair and equitable as to: (a) Holders of Secured Claims because the Plan provides each Holder of a Secured Claim in Classes that are impaired under the Plan with the indubitable equivalent of its Allowed Secured Claim; and (b) Holders of General Unsecured Claims and Holders of Interests because no Holders of Claims or Interests junior to such parties are receiving any distributions under the Plan on account of such claims or interests.

b.	Unfair Discrimination

A plan of reorganization does not “discriminate unfairly” if a dissenting Class is treated substantially equally with respect to other similarly situated classes, and no Class receives more than it is legally entitled to receive for its claims or interests. The Debtors carefully designed the Plan, including calculating the distributions to Holders of General Unsecured Claims against each of the Debtors, to ensure recoveries on account of Claims in a particular Class against each of the Debtors did not result in unfair discrimination among similarly situated Classes. Therefore, the Debtors do not believe that the Plan discriminates unfairly against any impaired Class of Claims or Interests.

The Debtors believe that the Plan and the treatment of all Classes of Claims and Interests under the Plan satisfy the foregoing requirements for “cramdown,” or non-consensual Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code.

D.	Standards Applicable to Certain Releases

Section III.E.6 of the Plan provides for releases of certain claims against certain parties listed in the Plan (the “Released Parties”) in consideration of services provided to the Debtors and the contributions made by the Released Parties to the Chapter 11 Cases. The Released Parties are, collectively and individually, and, in each case, solely in their capacity as such: (a) the Debtors; (b) the Estates, (c) the Reorganized Debtors; (d) the DIP Agents; (e) the DIP Lenders; (f) the First Lien Agent; (g) the First Lien Lenders; (h) the Creditors’ Committee and its members; (i) the Massey Convertible Notes Trustee; (j) the Second Lien Parties; (k) NewCo; (l) the Unsecured Notes Indenture Trustee; and (m) with respect to (a) through (l), each such Person’s respective Representatives and affiliates. Releases are granted, to the fullest extent permissible under law, by each holder of a Claim or Interest to the Released Parties and by the Released Parties to one another, as set forth in Section III.E.6 of the Plan and disclosed herein in Section VIII.A.6.

The Debtors believe that the releases set forth in the Plan are appropriate because, among other things, the releases are narrowly tailored, and each of the Released Parties has provided value to the Debtors and aided in the reorganization process, including, with respect to certain Released Parties, by providing financing pursuant to the

DIP Credit Agreements, which greatly increased the value of the Debtors’ estates and has facilitated the Debtors’ ability to propose and pursue confirmation of the Plan in a highly value-maximizing and efficient manner. In addition, each of the non-Debtor Released Parties played a substantial role in formulating and negotiating the Plan. Accordingly, the Debtors contend that the circumstances of the Chapter 11 Cases satisfy the requirements for such releases.

VIII.

MEANS OF IMPLEMENTATION OF THE PLAN

A.	Effect of Confirmation of the Plan

1.	Dissolution of Official Committees

On the Effective Date, the Official Committees, to the extent not previously dissolved, will dissolve, and the members of the Official Committees and their respective Professionals will cease to have any role arising from or related to the Chapter 11 Cases and will be released and discharged of and from all further duties, responsibilities and obligations relating to or arising in connection with the Chapter 11 Cases. The Professionals retained by the Official Committees and the respective members thereof shall not be entitled to assert any Fee Claims for any services rendered or expenses incurred after the Effective Date, except, to the extent allowable under applicable law, for reasonable fees for services rendered, and actual and necessary expenses incurred, in connection with any final applications for allowance of compensation and reimbursement of expenses of the members of or Professionals to the Official Committees Filed and served after the Effective Date in accordance with the Plan. In accordance with the terms and conditions of the Global Settlement Term Sheet, no party to the Global Settlement shall have the right to, or shall otherwise be permitted to, object to Fee Claims asserted by the Professionals retained by the Creditors’ Committee, unless objecting based solely on the reasonableness of the applicable fees and expenses as provided for in the Global Settlement Term Sheet.

2.	Preservation of Rights of Action by the Debtors and the Reorganized Debtors; Recovery Actions

Except as otherwise provided in the Plan, the Global Settlement Stipulation, any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, or any Final Order of the Bankruptcy Court, in accordance with section 1123(b)(3)(b) of the Bankruptcy Code, the Reorganized Debtors will retain and may enforce any claims, demands, rights, defenses and Causes of Action (including any (a) Recovery Actions and (b) Causes of Action identified on the Schedule of any Debtor) that the Debtors or the Estates may hold against any Person.

3.	Comprehensive Settlement of Claims and Controversies

Pursuant to Bankruptcy Rule 9019 and in consideration for the Distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the rights that a holder of a Claim (including Prepetition Intercompany Claims) or Interest may have with respect to any Allowed Claim or Allowed Interest or any Distribution to be made pursuant to the Plan on account of any Allowed Claim. The entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that all such compromises or settlements, including the Global Settlement, the First Lien Lender Settlement, the Second Lien Noteholder Settlement, the Unencumbered Assets Settlement, the Diminution Claim Allowance Settlement and the Resolution of Reclamation Obligations, are (a) in the best interests of the Debtors, the Reorganized Debtors, the Estates and their respective property and Claim and Interest holders and (b) fair, equitable and reasonable.

4.	Discharge of Claims and Termination of Interests

a.	Complete Satisfaction, Discharge and Release

Except as provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Interests arising on or before the Effective Date, including any interest accrued on Claims from and after the Petition Date. Except as provided in the Plan or in the Confirmation Order, Confirmation will, as of the Effective Date and immediately after cancellation of the Old Common Stock of ANR: (a) discharge the Debtors from all Claims or other debts that arose on or before the Effective Date, including any Black Lung Claims, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or (iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and other rights of holders of Interests in the Debtors.

b.	Discharge and Termination

In accordance with Section III.E.4.a of the Plan, except as provided in the Plan, the Confirmation Order will be a judicial determination, as of the Effective Date and immediately after the cancellation of the Old Common Stock of ANR, but prior to the issuance of the Reorganized ANR Common Stock, of a discharge of all Claims and other debts and Liabilities against the Debtors, including Black Lung Claims, and a termination of all Interests and other rights of the holders of Interests in the Debtors, pursuant to sections 524(a)(1), 524(a)(2) and 1141(d) of the Bankruptcy Code, and such discharge will void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

5.	Injunction

On the Effective Date, except as otherwise provided herein or in the Confirmation Order:

a. All Persons who have been, are or may be holders of (a) Claims, including Claims related to Black Lung Benefits, or (b) Interests, shall be enjoined from taking any of the following actions against or affecting any Released Party, or the respective Assets or property thereof, with respect to such Claims or Interests (other than actions brought to enforce any rights or obligations under the Plan and appeals, if any, from the Confirmation Order):

i. commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against any Released Party, or the respective assets or property thereof;

ii. enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree or order against any Released Party, or the respective assets or property thereof;

iii. creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any Lien against any Released Party, or the respective assets or property thereof other than as contemplated by the Plan;

iv. asserting any setoff, right of subrogation or recoupment of any kind, directly or indirectly, against any obligation due a Released Party, or the respective assets or property thereof; and

v. proceeding in any manner in any place whatsoever that does not conform to or comply with the provisions of the Plan or the settlements set forth therein to the extent such settlements have been approved by the Bankruptcy Court in connection with Confirmation of the Plan.

b. All Persons that have held, currently hold or may hold any Liabilities released or exculpated pursuant to Sections III.E.6 and III.E.7 of the Plan, respectively, will be permanently enjoined from taking any of the following actions against any Released Party or its property on account of such released Liabilities: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind; (b) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree or order; (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any Lien; (d) except as provided in the Plan, asserting any setoff, right of subrogation or recoupment of any kind, directly or indirectly, against any obligation due a Released Party; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

6.	Releases

a.	General Releases by Debtors and Reorganized Debtors

Without limiting any other applicable provisions of, or releases contained in, the Plan, as of the Effective Date the Debtors and the Reorganized Debtors, on behalf of themselves and their affiliates, the Estates and their respective successors, assigns and any and all Persons who may purport to claim by, through, for or because of them, will forever release, waive and discharge all Liabilities that they have, had or may have against any Released Party except with respect to obligations arising under the Plan, the Global Settlement or the Resolution of Reclamation Obligations; provided, however, that the foregoing provisions shall not affect the liability of any Released Party that otherwise would result from any act or omission to the extent that act or omission subsequently is determined in a Final Order to have constituted gross negligence or willful misconduct.

b.	General Releases by Holders of Claims or Interests

Without limiting any other applicable provisions of, or releases contained in, the Plan, as of the Effective Date, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the consideration and other contracts, instruments, releases, agreements or documents to be entered into or delivered in connection with the Plan, each holder of a Claim, to the fullest extent permissible under law, will be deemed to forever release, waive and discharge all Liabilities in any way relating to a Debtor, the Chapter 11 Cases, the Estates, the Plan, the Confirmation Exhibits or this Disclosure Statement that such Person has, had or may have against any Released Party (which release will be in addition to the discharge of Claims and termination of Interests provided herein and under the Confirmation Order and the Bankruptcy Code); provided, however, that the foregoing provisions shall not affect any rights to enforce the Plan, the Global Settlement Stipulation, the Resolution of Reclamation Obligations or the other contracts, instruments, releases, agreements or documents to be, or previously, entered into or delivered in connection with the Plan.

c.	Release of Released Parties by Other Released Parties

From and after the Effective Date, except with respect to obligations arising under the Plan, the Global Settlement Stipulation or the Resolution of Reclamation Obligations, or assumed thereunder, to the fullest extent permitted by applicable law, the Released Parties shall release one another from any and all Liabilities that any Released Party is entitled to assert against any other Released Party in any way relating to: (a) any Debtor; (b) the Chapter 11 Cases; (c) the Estates; (d) the formulation, preparation, negotiation, dissemination, implementation, administration, confirmation or consummation of any of the Plan (or the property to be distributed under the Plan), the Confirmation Exhibits, this Disclosure Statement, the Global Settlement Stipulation, the First Lien Lender Settlement, the Second Lien Noteholder Settlement, the Resolution of Reclamation Obligations, any contract, employee pension or other benefit plan, instrument, release or other agreement or document related to any Debtor, the Chapter 11 Cases or the Estates created, modified, amended, terminated or entered into in connection with either the Plan or any agreement between the Debtors and any Released Party; (e) the process of marketing, selling and disposing of Assets pursuant to the Sale Orders, the De Minimis Sale Order or other orders entered by the Bankruptcy Court in the Chapter 11 Cases approving the sale or other disposition of Assets, including in connection with the NewCo Asset Sale; or (f) any other act taken or omitted to be taken in connection with the Chapter 11 Cases; provided, however, that the foregoing provisions shall not affect the liability of any Released Party that otherwise would result from any act or omission to the extent that act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

d.	Waiver of Claims Against Holders of Allowed Category 1 General Unsecured Claims

Without limiting any other applicable provisions of, or releases contained in, the Plan, as of the Effective Date, each of the Debtors, the First Lien Lenders, the First Lien Agent and NewCo (and, in each case, any successor in interest thereto, including the Reorganized Debtors) shall waive (a) any and all causes of action against holders of Allowed Category 1 General Unsecured Claims, including with respect to any Causes of Action under chapter 5 of the Bankruptcy Code only the Designated Chapter 5 Causes of Action, and (b) to the extent not otherwise waived pursuant to the foregoing, any and all Causes of Action under chapter 5 of the Bankruptcy Code against any and all Persons to the extent that any such Cause of Action would, if successfully pursued, result in any such Person being the holder of an Allowed Category 1 General Unsecured Claim (or that would result in the holder of an Allowed Category 1 General Unsecured Claim having an increased or additional Allowed Category 1 General Unsecured Claim); provided, however, that the foregoing shall not (a) limit the rights of the Debtors (or any successor in interest thereto, including any Reorganized Debtor) to assert any and all defenses, including setoff, other than defenses based solely on any Causes of Action under chapter 5 of the Bankruptcy Code (including Designated Chapter 5 Causes of Action) waived hereunder, to any claims made or that may be made by holders of Category 1 General Unsecured Claims against the Debtors or the Reorganized Debtors or (b) limit the rights of any party under any Executory Contract or Unexpired Lease assumed in the Chapter 11 Cases.

7.	Exculpation

From and after the Effective Date, the Released Parties shall neither have nor incur any liability to any Person for any act taken or omitted to be taken in connection with the Debtors’ restructuring, including the formulation, negotiation, preparation, dissemination, implementation, Confirmation or approval of the Plan (or the Distributions under the Plan), the Confirmation Exhibits, this Disclosure Statement, the Global Settlement Stipulation, the First Lien Lender Settlement, the Second Lien Noteholder Settlement, the Resolution of Reclamation Obligations or any contract, employee pension or other benefit plan, instrument, release or other agreement or document provided for or contemplated in connection with the consummation of the transactions set forth in the Plan; provided, however, that this section shall not apply to the obligations arising under the Plan, the obligations assumed thereunder, the Global Settlement Stipulation or the Resolution of Reclamation Obligations; and provided further that the foregoing provisions shall not affect the liability of any Person that otherwise would result from any act or omission to the extent that act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct. Any of the foregoing parties in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

8.	Termination of Certain Subordination Rights and Settlement of Related Claims and Controversies

a.	Termination

The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, contract, section 510(c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Interest may have against other Claim or Interest holders with respect to any Distribution made pursuant to the Plan. All subordination rights that a holder of a Claim may have with respect to any Distribution to be made pursuant to the Plan shall be released and terminated, and all actions related to the enforcement of such subordination rights shall be permanently enjoined. Accordingly, Distributions pursuant to the Plan to holders of Allowed Claims shall not be subject to payment to a beneficiary of such terminated subordination rights or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

b.	Settlement

Pursuant to Bankruptcy Rule 9019 and in consideration for the Distributions and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim may have with respect to any Allowed Claim or any Distribution to be made pursuant to the Plan on account of any Allowed Claim. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtors and their respective property and Claim and Interest holders and is fair, equitable and reasonable.

9.	Liabilities Under Single-Employer Defined Benefit Pension Plans Not Terminated Prior to the Confirmation Date

Notwithstanding anything to the contrary in the Plan, if any single-employer defined benefit Pension Plan does not terminate prior to the Confirmation Date, liabilities under such Pension Plan (including under (a) 29 U.S.C. § 1362(b) for unfunded benefit liabilities of such Pension Plan, (b) 29 U.S.C. § 1362(c) for due and unpaid employer contributions to such Pension Plan and (c) 29 U.S.C. § 1307 for premiums) shall be liabilities of the Reorganized Debtors and shall otherwise be unaffected by Confirmation, and such liabilities shall not be discharged, released or otherwise affected by the Plan.

B.	Continued Corporate Existence and Vesting of Assets

Except as otherwise provided in the Plan (including with respect to the Restructuring Transactions described in Section IV.B of the Plan): (a) on or before the Effective Date, Reorganized ANR will be incorporated and shall exist as a separate corporate entity, with all corporate powers in accordance with state law and the certificates of incorporation and bylaws attached to the Plan as Exhibits IV.E.1.a and IV.E.1.b; (b) each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all of the powers of such a legal entity under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law; and (c) on the Effective Date, all property of the Estate of each Debtor, and any property acquired by a Debtor or Reorganized Debtor under the Plan, including the First Lien Lender Exit Contribution, will vest, subject to the Restructuring Transactions, in the applicable Reorganized Debtor free and clear of all Claims, Liens, charges, Liabilities or Black Lung Claims, other encumbrances, Interests and other interests. On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire and dispose of property and compromise or settle any claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, each Reorganized Debtor may pay the charges that it incurs on or after the Effective Date for Professionals’ fees, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to, or the approval of, the Bankruptcy Court. For the avoidance of doubt, the assets to be contributed to the Reorganized Debtors pursuant to the Plan shall not include (a) the NewCo Assets subject to the NewCo Asset Sale or (b) any other Assets subject to an asset sale consummated on or prior to the Effective Date pursuant to a Sale Order.

C.	Restructuring Transactions

1.	Restructuring Transactions Generally

On or after the Confirmation Date, the applicable Debtors or Reorganized Debtors may enter into such Restructuring Transactions and may take such actions as the Debtors or Reorganized Debtors may determine to be necessary or appropriate to effect, in accordance with applicable nonbankruptcy law, a corporate restructuring of their respective businesses or simplify the overall corporate structure of the Reorganized Debtors and the NewCo Asset Sale, including but not limited to the Restructuring Transactions identified on Exhibit IV.B.1 to the Plan, all to the extent not inconsistent with any other terms of the Plan. Unless otherwise provided by the terms of a Restructuring Transaction, all such Restructuring Transactions will be deemed to occur on the Effective Date and may include one or more mergers, consolidations, restructurings, reorganizations, transfers, dispositions (including, for the avoidance of doubt, any asset dispositions closing under or in connection with the Plan in connection with any Core Asset Sale Order, including the NewCo Asset Sale), conversions, liquidations or dissolutions, as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate. The actions to effect these transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, reorganization, transfer, disposition, conversion, liquidation or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable state law and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation, dissolution or change in corporate form pursuant to applicable state law; and (d) the taking of all other actions that the applicable entities determine to be necessary or appropriate, including (i) making filings or recordings that may be required by applicable state law in connection with such transactions amd (ii) any appropriate positions on one or more tax returns. Any such transactions may be effected on or subsequent to the Effective Date without any further action by the stockholders or directors of any of the Debtors or the Reorganized Debtors. Any Restructuring Transaction effected pursuant to the Plan shall be free and clear of any Liabilities and Black Lung Claims, Coal Act Claims and MEPP Claims, other than liabilities expressly assumed in the Stalking Horse APA. The Restructuring Transactions shall not result in NewCo becoming a successor in interest to the Debtors except as expressly provided in the Confirmation Order. Notwithstanding the foregoing and any other provisions of the Plan, nothing in the Plan shall impair, expand or otherwise modify the rights of any party under the Stalking Horse APA (unless expressly consented to by the First Lien Lenders) or any other agreement entered into pursuant to any Sale Order.

2.	Obligations of Any Successor Corporation in a Restructuring Transaction

The Restructuring Transactions may result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring corporations. In each case in which the surviving, resulting or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in the Plan or in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

D.	The NewCo Asset Sale

On the Effective Date, the Debtors and NewCo shall consummate the NewCo Asset Sale in accordance with sections 363, 365 and 1123 of the Bankruptcy Code, the Confirmation Order and the terms of the Stalking Horse APA. Upon entry of the Confirmation Order by the Bankruptcy Court, all matters provided for under the Stalking Horse APA shall be deemed authorized and approved without any requirement of further act or action by the Debtors or the Reorganized Debtors. The Debtors or the Reorganized Debtors, as applicable, are authorized to execute and deliver, and to consummate the transactions contemplated by the Stalking Horse APA, as well as to execute, deliver, file, record and issue any instruments, documents (including UCC financing statements) and agreements in connection therewith, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule, or the vote, consent, authorization or approval of any Person. The NewCo Asset Sale shall be, and the NewCo Assets shall transfer to NewCo, free and clear of all Claims, Liens, charges, encumbrances, Interests and other interests, including, without limitation, any Black Lung Claims, Coal Act Claims or MEPP Claims, other than liabilities expressly assumed in the Stalking Horse APA, and NewCo will not be a successor in interest to the Debtors except as expressly provided in the Confirmation Order. The Debtors reserve the right to modify the Plan in accordance with the provisions of the Stalking Horse APA.

E.	The Resolution of Reclamation Obligations

The Debtors contemplate that prior to the Effective Date, the Resolution of Reclamation Obligations among the Debtors and the Reclamation Obligation Resolution Parties will be agreed upon to effect a comprehensive resolution of the Reclamation Obligations. The Debtors anticipate that, among other things, the Resolution of Reclamation Obligations will: (a) ensure the continuing existence of the Reorganized Debtors post-Effective Date for the primary purpose of conducting reclamation activities; (b) provide for the creation and funding of the Restricted Cash Reclamation Accounts; and (c) establish the Reclamation Threshold Amount.

F.	Corporate Governance and Directors and Officers

1.	Constituent Documents of Reorganized ANR and the Other Reorganized Debtors

As of the Effective Date, the certificates of incorporation and the bylaws (or comparable constituent documents) of Reorganized ANR and the other Reorganized Debtors will be substantially in the forms attached to the Plan as Exhibits IV.E.1.a and IV.E.1.b, respectively. The certificates of incorporation and bylaws (or comparable constituent documents) of Reorganized ANR and each other Reorganized Debtor, among other things, will (a) prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code and (b) with respect to Reorganized ANR, authorize the issuance of Reorganized ANR Common Stock and Reorganized Preferred Interests. After the Effective Date, Reorganized ANR and the other Reorganized Debtors may amend and restate their articles of incorporation or bylaws (or comparable constituent documents) as permitted by applicable state law, subject to the terms and conditions of such constituent documents. On the Effective Date, or as soon thereafter as is practicable, Reorganized ANR and each other Reorganized Debtor shall file such certificates of incorporation (or comparable constituent documents) with the secretaries of state of the states in which Reorganized ANR and such other Reorganized Debtors are incorporated or organized, to the extent required by and in accordance with the applicable corporate law of such states.

2.	Directors and Officers of Reorganized ANR and the Other Reorganized Debtors

Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, from and after the Effective Date: (a) the initial officers of Reorganized ANR and the other Reorganized Debtors will consist of the individuals identified on Exhibit IV.E.2 to the Plan; and (b) the initial board of directors of Reorganized ANR and of each of the other Reorganized Debtors shall consist of (i) one designee of the Creditors’ Committee, (ii) one designee of the First Lien Lenders and (iii) three Independent Directors selected by the Debtors subject to the consent of the Creditors’ Committee and the First Lien Lenders, which consent shall not unreasonably be withheld, as set forth on Exhibit IV.E.2 to the Plan. Each such director and officer will serve from and after the Effective Date until his or her successor is duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the terms of the certificate of incorporation and bylaws (or comparable constituent documents) of Reorganized ANR or the applicable other Reorganized Debtor and state law.

G.	Reorganized ANR Preferred Interests

On the Effective Date, (a) the Series A Preferred Interests shall be distributed to holders of Allowed Secured First Lien Lender Claims pursuant to Section II.B.2 of the Plan and (b) the Series B Preferred Interests shall be distributed to holders of Allowed Secured Massey Convertible Noteholder Claims pursuant to Section II.B.4 of the Plan. To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable nonbankruptcy law, the issuance of the Series A Preferred Interests and the Series B Preferred Interests under the Plan will be exempt from registration under the Securities Act and all rules and regulations promulgated thereunder.

H.	Reorganized ANR Contingent Revenue Payment

Within 30 days after the end of each calendar quarter, the Reorganized Debtors shall transfer cash in an amount equal to the Reorganized ANR Contingent Revenue Payment earned in such quarter into an escrow account, subject to a clawback based upon the audited financial statements of the Reorganized Debtors. In the event that (a) a Material Reorganized ANR Transaction is effected and (b) a purchaser party to such Material Reorganized ANR Transaction assumes any portion of the applicable Reorganized ANR Contingent Revenue Payment, the Reorganized Debtors shall guarantee such purchaser’s obligation to pay the assumed portion of the Reorganized ANR Contingent Revenue Payment. Reorganized ANR shall provide the recipients of the Reorganized ANR Contingent Revenue Payment with annual financial statements audited by a nationally recognized accounting firm by March 31 of each year for the prior year and will make payments to such recipients within 14 business days thereafter.

In accordance with the terms and conditions of the Global Settlement Term Sheet, upon any sale of assets by Reorganized ANR or any change of control of Reorganized ANR, in satisfaction of Reorganized ANR Contingent Revenue Payment, unless the applicable portion of the Reorganized ANR Contingent Revenue Payment is assumed by a Qualified Buyer, holders of allowed Category 2 General Unsecured Claims shall be entitled to the payment of a “makewhole” amount equal to the sum of the present values of the revenues projected in the Business Plan associated with such assets over the remaining life of the Reorganized ANR Contingent Revenue Payment discounted, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the treasury rate plus 20 basis points. If any such sale of assets by Reorganized ANR is a Material Reorganized ANR Asset Sale and the applicable portion of the Reorganized ANR Contingent Revenue Payment is assumed by the buyer, then Reorganized ANR shall guarantee the buyer’s obligation to pay the assumed portion of the Reorganized ANR Contingent Revenue Payment. The Debtors, in consultation with the Creditors’ Committee, will use reasonable best efforts to structure the Reorganized ANR Contingent Revenue Payment so that the entitlements to payments on account thereof are tradable instruments; provided that the costs to the Debtors and Reorganized ANR of doing so will be considered as to whether such efforts are “reasonable.” Material terms related to tradability, to the extent developed prior to the date that is seven days prior to the Confirmation Hearing, shall be set forth on Exhibit IV.G to the Plan.

I.	Contingent Credit Support

From the Effective Date through September 30, 2018, NewCo shall provide Reorganized ANR with the Contingent Credit Support. Reorganized ANR shall be entitled to draw against the Contingent Credit Support if, and only if, the amount of Cash and Cash equivalents on Reorganized ANR’s balance sheet were to fall below $20 million at any time prior to September 30, 2018, in which case, Reorganized ANR shall be entitled to draw against the Contingent Credit Support an amount equal to the lesser of the Reorganized ANR Cash Shortfall and the then remaining undrawn amount of the Contingent Credit Support. Reorganized ANR shall be able to draw upon and repay the Contingent Credit Support as necessary through September 30, 2018. Reorganized ANR shall provide notice of any draw on the Contingent Credit Support to NewCo, and NewCo shall fund the Contingent Credit Support draw within 10 Business Days of such notice if such funding is required. Reorganized ANR shall be required to repay the funds drawn against the Contingent Credit Support (1) prior to September 30, 2018 to the extent the balance sheet cash or cash equivalents at Reorganized ANR is greater than $20 million as of the end of any calendar quarter ending on or before September 30, 2018 (exclusive of the amount outstanding from the Contingent Credit Support) or (2) if any amounts are outstanding from the Contingent Credit Support after September 30, 2018, to the extent the balance sheet Cash or Cash equivalents at Reorganized ANR at the end of any calendar quarter is greater than $30 million (exclusive of the amount outstanding from the Contingent Credit Support). Reorganized ANR shall have 10 Business Days following the closing of its books for the relevant calendar quarter to repay any amount required. Notwithstanding the above, all outstanding balances under the Contingent Credit Support shall be repaid by September 30, 2019.

J.	Initial Cash

In accordance with the terms and conditions of the Global Settlement Term Sheet, unless otherwise consented to by the Global Settlement Parties (with such consent not being unreasonably withheld), on the Effective Date, Reorganized ANR shall have $135 million of initial operating Cash or such greater amount of initial operating Cash such that a minimum Cash balance of $20 million is maintained throughout the five-year forecast, and $117.9 million of initial restricted Cash (whether held by Reorganized ANR on its balance sheet, by a government or regulatory body or by another third party, or maintained in a dedicated fund, including any reclamation accounts, but excluding any cash to support an Exit Facility) or such greater amount of restricted cash as the Debtors determine is sufficient to support operations (including reclamation activities) and to cash collateralize any letters of credit backstopping the Debtors’ asset retirement obligations and other obligations, which restricted Cash balances shall be sourced from the Debtors’ existing cash. For the avoidance of doubt, Reorganized ANR’s operating cash, and any cash left in Reorganized ANR to collateralize any such letters of credit, shall be the property of Reorganized ANR and there shall be no contingent or deferred obligation to pay any such cash to NewCo, the DIP Lenders or the First Lien Lenders at any time. Any cash collateral that is no longer necessary to support the amount of workers’ compensation letters of credit as of the Effective Date, whether on account of the Debtors obtaining third-party financing or such letters of credit no longer being required, shall be paid to NewCo, without interest, as soon as reasonably practicable.

K.	Restricted Cash Reclamation Accounts

The Reorganized Debtors and NewCo shall fund the Restricted Cash Reclamation Accounts in accordance with the terms of the Resolution of Reclamation Obligations.

L.	Reorganized ANR Common Stock

On the Effective Date, all shares of Reorganized ANR Common Stock issued pursuant to the Plan shall be distributed to holders of Allowed Category 2 General Unsecured Claims in accordance with Sections II.B.7 and II.B.8 of the Plan. The Reorganized ANR Common Stock, when issued as provided in the Plan, will be duly authorized, validly issued and, if applicable, fully paid and nonassessable. Each issuance under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such issuance and by the terms and conditions of the instruments evidencing or relating to such issuance, which terms and conditions shall bind each Person receiving such issuance. To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable nonbankruptcy law, the issuance of the Reorganized ANR Common Stock under the Plan will be exempt from registration under the Securities Act and all rules and regulations promulgated thereunder. In accordance with the terms and conditions of the Global Settlement Term Sheet, the Debtors, in consultation with the Creditors’ Committee, shall use reasonable best efforts to structure the Reorganized ANR Common Stock so that such shares are tradable; provided that the costs to the Debtors and Reorganized ANR of doing so will be considered as to whether such efforts are “reasonable.”.

M.	NewCo Equity and NewCo Warrants

Consistent with the Restructuring Transactions, the NewCo Equity shall be issued by NewCo on or prior to the Effective Date. On the Effective Date and consistent with the Restructuring Transactions: (a) NewCo Common Stock and NewCo Warrants shall be distributed to holders of (i) Allowed Secured Second Lien Noteholder Claims pursuant to Section II.B.3 of the Plan and (ii) Allowed Category 2 General Unsecured Claims pursuant to Sections II.B.7 and II.B.8 of the Plan; and (b) NewCo Preferred Interests shall be distributed to holders of Allowed Secured Second Lien Noteholder Claims pursuant to Section II.B.3 of the Plan; provided that all initial NewCo Equity (including the Distributions described above) shall be subject to dilution by a management incentive plan to be implemented by NewCo. To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable nonbankruptcy law, the issuance of the NewCo Equity and the NewCo Warrants under the Plan will be exempt from registration under the Securities Act and all rules and regulations promulgated thereunder.

N.	Employment-Related Agreements; Retiree Benefits; Workers’ Compensation Programs

1.	Employment-Related Agreements

As of the Effective Date, the Reorganized Debtors will have authority to: (a) maintain, amend or revise existing employment, retirement, welfare, incentive, severance, indemnification and other agreements with its active directors, officers and employees, subject to the terms and conditions of any such agreement; and (b) enter into new employment, retirement, welfare, incentive, severance, indemnification and other agreements for active employees.

2.	Retiree Benefits

The treatment of non-pension retiree benefits will be determined pursuant to (a) any order granting the Unvested Non-Pension Benefits Motion, (b) the 1113/1114 Order, (c) any other order entered by the Bankruptcy Court pursuant to section 1114 of the Bankruptcy Code and/or (d) any agreement by the Debtors and the relevant parties that is approved pursuant to a Final Order of the Bankruptcy Court.

3.	Assumption of Pension Plans

On the Effective Date, consistent with the Global Settlement Term Sheet, Reorganized ANR shall assume the Pension Plans, and Reorganized ANR will become the sponsor and continue to administer the Pension Plans, satisfy the minimum funding standards pursuant to 26 U.S.C. § 412 and 29 U.S.C. § 1082 and administer the

Pension Plans in accordance with their terms and the provisions of ERISA and the Internal Revenue Code. Notwithstanding anything to the contrary in the Plan, nothing in the Plan shall (a) release or exculpate any Debtor, Reorganized Debtor or responsible person thereof from any liability for breach of fiduciary duty under ERISA respecting any defined benefit Pension Plan or (b) enjoin any suit, action or proceeding (i) for breach of such fiduciary duty or (ii) to enforce a judgment, decree or order issued in any such action or proceeding (including by setoff), or to enforce a judgment lien based in such judgment.

In accordance with the terms and conditions of the Global Settlement Term Sheet, in addition to satisfying the minimum funding standards pursuant to 26 U.S.C. § 412 and 29 U.S.C. § 1082, the Reorganized Debtors will make excess contributions to the Pension Plans in the amount of $18,000,000 to be paid half on June 30, 2017 and the remaining half on June 30, 2018, the amounts of which will be allotted among the Pension Plans in proportion to the dollar amount of their underfunding calculated on a termination basis. Additionally, Reorganized ANR will elect not to create a prefunding balance associated with these excess contributions.

4.	Continuation of Workers’ Compensation Programs

From and after the Effective Date: (a) the Reorganized Debtors will continue to administer and pay all valid claims for benefits and liabilities arising under the Debtors’ workers’ compensation programs for which the Debtors or the Reorganized Debtors are responsible under applicable state workers’ compensation law as of the Effective Date, regardless of when the applicable injuries occurred, in accordance with the Debtors’ prepetition practices and procedures, applicable Insurance Contracts, plan documents and governing state workers’ compensation law; and (b) nothing in the Plan shall discharge, release, or relieve the Debtors or the Reorganized Debtors from any current or future liability under applicable state workers’ compensation law in the jurisdictions where the Debtors or the Reorganized Debtors participate in workers’ compensation programs, except for those obligations assumed by NewCo pursuant to the Stalking Horse APA. The Debtors and the Reorganized Debtors, as applicable, expressly reserve the right to challenge the validity of any claim for benefits or liabilities arising under any workers’ compensation program.

5.	Black Lung Excise Taxes

Following the Effective Date, the Reorganized Debtors shall continue to pay Black Lung Excise Taxes irrespective of when such Taxes arise.

O.	Corporate Action

The Restructuring Transactions; the adoption of new or amended and restated certificates of incorporation and bylaws (or comparable constituent documents) for Reorganized ANR and the other Reorganized Debtors; the initial selection of directors and officers for each Reorganized Debtor; the transactions contemplated in the Stalking Horse APA; the Reorganized Debtors’ receipt of the Exit Funding; the entry into the Exit Facility and receipt of the proceeds thereof; the issuance and Distribution of Reorganized ANR Common Stock, the Reorganized ANR Preferred Interests, the Reorganized ANR Contingent Revenue Payment, the NewCo Equity and the NewCo Warrants; the Distribution of Cash and interests pursuant to the Plan; the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing; the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements; and the other matters provided for under the Plan involving the corporate structure of the Debtors and the Reorganized Debtors or corporate action to be taken by or required of a Debtor or a Reorganized Debtor will be deemed to occur and be effective as of the Effective Date, if no such other date is specified in such other documents, and will be authorized and approved in all respects and for all purposes without any requirement of further action by the Debtors, the Reorganized Debtors or any other Person or entity.

P.	Special Provisions Regarding Insured Claims

1.	Limitations on Amounts to Be Distributed to Holders of Allowed Insured Claims

Distributions, if any, under the Plan to each holder of an Allowed Insured Claim will be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, but solely to the extent that such Allowed Insured Claim is not satisfied from proceeds payable to the holder thereof under any pertinent Insurance Contracts and applicable law. Nothing in Section IV.O of the Plan will constitute a waiver of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that any Person may hold against any other Person, including the Insurers; provided, however, that nothing herein shall create or permit a direct right of action by the holder of an Insured Claim against an Insurer.

2.	Assumption and Continuation of Insurance Contracts

From and after the Effective Date, each of the Insurance Contracts will be assumed by the applicable Reorganized Debtor pursuant to section 365 of the Bankruptcy Code or continued in accordance with its terms, with rights and obligations under such policy such that each of the parties’ contractual, legal and equitable rights under each Insurance Contract shall remain unaltered, and the successors to the Debtor parties to each Insurance Contract will continue to be bound by such Insurance Contract as if the Chapter 11 Cases had not occurred. Nothing in the Plan shall affect, impair or prejudice the rights and defenses of the Insurers or the Reorganized Debtors under the Insurance Contracts in any manner, and such Insurers and Reorganized Debtors shall retain all rights and defenses under the Insurance Contracts, and the Insurance Contracts shall apply to, and be enforceable by and against, the Reorganized Debtors and the applicable Insurer(s) as if the Chapter 11 Cases had not occurred. In addition, notwithstanding anything to the contrary in the Plan, nothing in the Plan (including any other provision that purports to be preemptory or supervening), shall in any way operate to, or have the effect of, impairing any party’s legal, equitable or contractual rights and/or obligations under any Insurance Contract, if any, in any respect. Any such rights and obligations shall be determined under the Insurance Contracts, any agreement of the parties and applicable law.

Q.	Cancellation and Surrender of Instruments, Securities and Other Documentation

1.	Notes

Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with the Plan or as otherwise provided for therein, on the Effective Date and concurrently with the applicable Distributions made pursuant to Article V of the Plan, the Indentures and the Notes will be deemed canceled and of no further force and effect against the Debtors, without any further action on the part of any Debtor. The holders of the Notes will have no rights against the Debtors, their Estates or their Assets arising from or relating to such instruments and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan; provided, however, that no Distribution under the Plan will be made to or on behalf of any holder of an Allowed Noteholder Claim until such Notes are surrendered to and received by the applicable Third Party Disbursing Agent to the extent required in Section V.K of the Plan. Notwithstanding the foregoing and anything contained in the Plan, the applicable provisions of the Indentures will continue in effect solely for the purposes of (a) allowing the Indenture Trustees or other Disbursing Agents to make Distributions on account of Noteholder Claims as provided in Section V.D of the Plan and deduct therefrom such reasonable compensation, fees and expenses due thereunder or incurred in making such Distributions, to the extent not paid by the Debtors or the Reorganized Debtors and authorized under such Indentures; and (b) allowing the Indenture Trustees to seek compensation and/or reimbursement of fees and expenses in accordance with the terms of the Plan (and any and all indemnification provisions in the Indentures shall explicitly survive the occurrence of the Confirmation Date and the Effective Date until all such fees and expenses are paid). Except as otherwise provided herein the Reorganized Debtors shall not have any obligations to any Indenture Trustee for any fees, costs or expenses.

2.	Old Common Stock

The Old Common Stock of ANR shall be deemed canceled and of no further force and effect on the Effective Date. The holders of or parties to such canceled securities and other documentation will have no rights arising from or relating to such securities and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan.

R.	Release of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, or where a Claim is Reinstated, on the Effective Date, all Liens against the property of any Estate will be deemed fully released and discharged, and all of the right, title and interest of any holder of such Liens, including any rights to any collateral thereunder, will revert to the applicable Reorganized Debtor and its successors and assigns. As of the Effective Date: (a) the holders of such Liens will be authorized and directed to release any collateral or other property of the Estates (including any cash collateral) held by such holder and to take such actions as may be requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, filing or recording of such releases as may be requested by the Reorganized Debtors; and (b) the Reorganized Debtors shall be authorized to execute and file on behalf of creditors Form UCC-3 termination statements or such other forms as may be necessary or appropriate to implement the provisions of Section IV.Q of the Plan.

S.	Effectuating Documents; Further Transactions

The president, chief executive officer, chief financial officer, treasurer or any vice president of each Debtor or Reorganized Debtor, as applicable, shall be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan. The secretary or any assistant secretary of each Debtor or Reorganized Debtor will be authorized to certify or attest to any of the foregoing actions.

T.	Exemption from Certain Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, the following will not be subject to any stamp Tax, real estate transfer Tax, mortgage recording Tax, filing fee, sales or use Tax or similar Tax: (a) the issuance, transfer or exchange of Reorganized ANR Common Stock; (b) the creation of any mortgage, deed of trust, Lien or other security interest; (c) the making or assignment of any lease or sublease; (d) the execution and delivery of the Exit Facility; (e) any Restructuring Transaction, including (i) the NewCo Asset Sale contemplated in the Stalking Horse APA and (ii) any transfers or distributions pursuant to the Plan; (f) any sale of Assets by the Debtors under section 363 of the Bankruptcy Code in connection with the Plan, including the transfer of assets to NewCo as part of the NewCo Asset Sale; and (g) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan or the NewCo Asset Sale, including any merger agreements, agreements of consolidation, restructuring, reorganization, transfer, disposition, conversion, liquidation or dissolution, deeds, bills of sale or assignments, applications, certificates or statements executed or filed in connection with any of the foregoing or pursuant to the Plan. The Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such Tax and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such Tax.

U.	Compliance with Federal Securities Laws

Subject to section 1145 of the Bankruptcy Code and other applicable sections of the Bankruptcy Code, and except as otherwise expressly provided in the Plan, nothing in the Plan, the Confirmation Order or related documents relieves any Person from complying with applicable federal securities laws.

V.	Provisions Governing Distributions Under the Plan and for Resolving Disputed Claims

1.	Distributions for Claims Allowed as of the Effective Date

Except as otherwise provided in Article V of the Plan, Distributions to be made on the Effective Date to holders of Claims as provided by Article II of the Plan that are Allowed as of the Effective Date shall be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than: (a) 60 days after the Effective Date; or (b) with respect to any particular Claim, such later date when the applicable conditions of Section II.G.3 of the Plan (regarding cure payments for Executory Contracts and Unexpired Leases being assumed), Section V.F.2 of the Plan (regarding undeliverable distributions) or Section V.K of the Plan (regarding surrender of canceled instruments and securities), as applicable, are satisfied. Distributions on account of Claims that become Allowed Claims after the Effective Date will be made pursuant to Section VI.D of the Plan.

2.	Method of Distributions to Holders of Claims

The Reorganized Debtors, or such Third Party Disbursing Agents as the Reorganized Debtors may employ in their sole discretion, will make all Distributions of Cash, securities, interests and other instruments or documents required under the Plan. Each Disbursing Agent will serve without bond, and any Disbursing Agent may employ or contract with other entities to assist in or make the Distributions required by the Plan. The duties of any Third Party Disbursing Agent shall be set forth in the applicable agreement retaining such Third Party Disbursing Agent.

3.	Distributions of the NewCo Contribution

NewCo shall provide the NewCo Contribution to the designated Disbursing Agent on or before the Effective Date consistent with the Restructuring Transactions. Distributions of the NewCo Contribution on account of Allowed Category 1 General Unsecured Claims, Allowed Category 2 General Unsecured Claims and Allowed Secured Second Lien Noteholder Claims, as applicable, in accordance with Sections II.B.3, II.B.6, II.B.7 and II.B.8 of the Plan, shall be made through the facilities of DTC or, if applicable, by such Third Party Disbursing Agent on the Effective Date.

4.	Distributions on Account of Allowed Noteholder Claims

Distributions on account of Allowed Noteholder Claims shall be made (a) to the respective Indenture Trustees or (b) with the prior written consent of any Indenture Trustee, through the facilities of DTC or, if applicable, another Third Party Disbursing Agent. If a Distribution is made to an Indenture Trustee, such Indenture Trustee, in its capacity as Third Party Disbursing Agent, shall administer the Distributions in accordance with the Plan and the applicable Indenture and be compensated in accordance with Section V.E of the Plan. Notwithstanding anything set forth in the Plan, in this Disclosure Statement or the Confirmation Order, the Second Lien Notes Trustee shall not be required or otherwise obligated to distribute the NewCo Contribution or any other securities or distributions contemplated by the Plan unless such distributions meet the eligibility requirements of DTC.

5.	Compensation and Reimbursement for Services Related to Distributions

Each Third Party Disbursing Agent providing services related to Distributions pursuant to the Plan will receive from the Reorganized Debtors, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments will be made by the Reorganized Debtors and will not be deducted from Distributions to be made pursuant to the Plan to holders of Allowed Claims receiving Distributions from a Third Party Disbursing Agent. For purposes of reviewing the reasonableness of the fees and expenses of any Third Party Disbursing Agent, the Reorganized Debtors shall be provided with copies of invoices of each Third Party Disbursing Agent in the form typically rendered in the regular course of the applicable Third Party Disbursing Agent’s business but with sufficient detail that reasonableness may be assessed. To the extent that there are any disputes that the Reorganized Debtors are unable to resolve with a Third Party Disbursing Agent, the Reorganized Debtors may submit such dispute to the Bankruptcy Court for resolution.

6.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

a.	Delivery of Distributions

Distributions to holders of Allowed Claims will be made by a Disbursing Agent: (a) at the addresses set forth on the respective proofs of Claim Filed by holders of such Claims; (b) as provided in Section V.D of the Plan; (c) at the addresses set forth in any written certification of address change delivered to the Claims and Balloting Agent or the applicable Disbursing Agent, as applicable, after the date of Filing of any related proof of claim; (d) at the addresses reflected in the applicable Debtor’s Schedules if no proof of Claim has been Filed and neither the Claims and Balloting Agent nor the applicable Disbursing Agent has received a written notice of a change of address; or (e) if clauses (a) through (d) are not applicable, at the last address directed by such holder in a Filing made after such Claim becomes an Allowed Claim.

b.	Undeliverable Distributions Held by Disbursing Agents

i.	Holding of Undeliverable Distributions

If any Distribution to a holder of an Allowed Claim is returned to a Disbursing Agent as undeliverable, no further Distributions will be made to such holder unless and until the applicable Disbursing Agent is notified by written certification of such holder’s then-current address. Subject to Section V.F.2.c of the Plan, Distributions returned to a Disbursing Agent or otherwise undeliverable will remain in the possession of the applicable Disbursing Agent pursuant to Section V.F.2.a of the Plan until such time as a Distribution becomes deliverable. Subject to Section V.F.2.c of the Plan, while remaining in the possession of the applicable Disbursing Agent, undeliverable Distributions will be held for the benefit of the potential claimants of such Distributions.

ii.	After Distributions Become Deliverable

On each Distribution Date, the applicable Disbursing Agent will make all Distributions that became deliverable to holders of Allowed Claims after the most recent Distribution Date; provided, however, that the applicable Disbursing Agent, in its sole discretion, may establish a record date prior to each Distribution Date, such that only Claims allowed as of the record date will participate in such periodic Distribution. Notwithstanding the foregoing, the applicable Disbursing Agent reserves the right, if it determines a Distribution on any Distribution Date is uneconomical or unfeasible, or is otherwise unadvisable, to postpone a Distribution Date.

iii.	Failure to Claim Undeliverable Distributions

Any holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable Distribution to be made by a Disbursing Agent within one year after the later of (a) the Effective Date and (b) the last date on which a Distribution was deliverable to such holder will have its claim for such undeliverable Distribution discharged and will be forever barred from asserting any such claim against the Debtors or the Reorganized Debtors. Unclaimed Distributions that are undeliverable and unclaimed Distributions otherwise deliverable to holders of Allowed Claims shall be retained by, or, if held by a Third Party Disbursing Agent, returned to, Reorganized ANR and shall become the property of Reorganized ANR, free of any restrictions thereon; provided, however, that with respect to unclaimed Distributions that are undeliverable and unclaimed Distributions otherwise deliverable and that were to be distributed to holders of Allowed Category 1 General Unsecured Claims or Allowed Category 2 General Unsecured Claims pursuant to the Plan, shall not be retained by, or returned to the Reorganized Debtors but shall instead be distributed Pro Rata to Holders of Allowed Category 1 General Unsecured Claims or Allowed Category 2 General Unsecured Claims that are receiving Distributions pursuant to the terms of the Plan. Nothing contained in the Plan will require any Debtor, any Reorganized Debtor or any Disbursing Agent to attempt to locate any holder of an Allowed Claim.

7.	Timing and Calculation of Amounts to Be Distributed

a.	Distributions to Holders of Allowed Claims

Subject to Section V.A of the Plan, on the Effective Date, each holder of an Allowed Claim will receive the full amount of the Distributions that the Plan provides for Allowed Claims in the applicable Class. On each Distribution Date, Distributions also will be made, pursuant to Section VI.D of the Plan, to holders of Claims that previously were Disputed Claims that were allowed after the most recent Distribution Date. Such periodic Distributions also shall be in the full amount that the Plan provides for Allowed Claims in the applicable Class. Distribution Dates shall occur no less frequently than once per year.

b.	Interest on Claims

Except as otherwise specifically provided for in the Plan, or required by bankruptcy law, the Debtors, the Estates and the Reorganized Debtors shall have no obligation to pay any amount that constitutes or is attributable to interest on an Allowed Claim accrued after the Petition Date and no holder of a Claim shall be entitled to be paid any amount that constitutes or is attributable to interest accruing on or after the Petition Date on any Claim without regard to the characterization of such amounts in any document or agreement or to whether such amount has accrued for federal income tax purposes. Any amount that constitutes or is attributable to interest that has been accrued and has not been paid by the Debtors, the Estates or the Reorganized Debtors shall be cancelled as of the Effective Date for federal income tax purposes.

c.	De Minimis Distributions

No Distribution shall be made by the Disbursing Agent on account of an Allowed Claim if the amount to be distributed to the holder of such Claim on the applicable Distribution Date has an economic value of less than $25.

8.	Distribution Record Date

A Disbursing Agent will have no obligation to, and will not, recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the Distribution Record Date and will be entitled for all purposes of the Plan to recognize and make Distributions only to those holders of Allowed Claims that are holders of such Claims, or participants therein, as of the Distribution Record Date.

As of the close of business on the Distribution Record Date, each transfer register for the Notes, as maintained by the respective Indenture Trustees, will be closed. The applicable Disbursing Agent will have no obligation to, and will not, recognize the transfer or sale of any Noteholder Claim that occurs after the close of business on the Distribution Record Date and will be entitled for all purposes of the Plan to recognize and make Distributions only to those holders who are holders of such Claims as of the close of business on the Distribution Record Date.

Except as otherwise provided in a Final Order, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 prior to the Distribution Record Date will be treated as the holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Distribution Record Date.

9.	Means of Cash Payments

Except as otherwise specified in the Plan, all Cash payments made pursuant to the Plan shall be in U.S. currency and made by check drawn on a domestic bank selected by the Disbursing Agent or, at the option of the Disbursing Agent, by wire transfer, electronic funds transfer or ACH from a domestic bank selected by the Disbursing Agent; provided, however, that Cash payments to foreign holders of Allowed Claims may be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

10.	Establishment of Reserves and Provisions Governing Same

Prior to the Confirmation Date, the Debtors shall File a motion to establish any reserves and procedures related thereto that they deem necessary or advisable, after consultation with counsel to the Creditors’ Committee and counsel to the First Lien Agent, to make Distributions to holders of Allowed Claims or otherwise to satisfy related obligations under the Plan. Any Distributions held in reserve pursuant to Section V.J of the Plan shall be held in escrow until distributed pursuant to the Plan.

The Disbursing Agent shall vote, and shall be deemed to vote, any Reorganized ANR Common Stock held by it in any reserve in its capacity as Disbursing Agent in the same proportion as all outstanding shares of Reorganized ANR Common Stock properly cast in a shareholder vote.

Cash dividends and other distributions received by the Disbursing Agent on account of any Reorganized ANR Common Stock held in any reserve pursuant to this Section V.J of the Plan will (a) be deposited in a segregated bank account in the name of the Disbursing Agent for the benefit of holders of the applicable Allowed Claims, (b) will be accounted for separately and (c) will not constitute property of the Reorganized Debtors.

Any reserve established for Disputed Claims is intended to be treated, for U.S. federal income Tax purposes, as a disputed ownership fund within the meaning of Treasury Regulations section 1.468B-9(b)(1).

11.	Surrender of Canceled Instruments or Securities

Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable Distributions made pursuant to the Plan, all outstanding common stock, Notes, Indentures, instruments and securities issued by any of the Debtors will be canceled and of no further force and effect, without any further action on the part of the Bankruptcy Court, any Debtor or any Reorganized Debtor. The holders of or parties to such canceled instruments and securities will have no rights arising from or relating to such instruments and securities or the cancellation thereof, except the rights provided pursuant to the Plan.

12.	Withholding and Reporting Requirements

In connection with the Plan, to the extent applicable, each Disbursing Agent will comply with all applicable Tax withholding and reporting requirements imposed by any Governmental Unit, and all Distributions pursuant to the Plan will be subject to applicable withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, each Disbursing Agent will be authorized to take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements, including, without limitation, applying a portion of any Cash Distribution to be made under the Plan to pay applicable withholding Taxes, liquidating a portion of any non-Cash Distribution to be made under the Plan to generate sufficient funds to pay applicable withholding Taxes or establishing any other mechanisms the Disbursing Agent believes are reasonable and appropriate, including requiring Claim holders to submit appropriate Tax and withholding certifications (such as IRS Forms W-9 and the appropriate IRS Forms W-8, as applicable) and/or requiring Claim holders to pay the withholding Tax amount to the Disbursing Agent in Cash as a condition of receiving any non-Cash Distributions under the Plan. Any amounts withheld pursuant to Section V.L of the Plan shall be deemed to have been distributed and received by the applicable recipient for all purposes of the Plan. To the extent that any Claim holder fails to submit appropriate Tax and withholding certifications as required by the Disbursing Agent, such Claim holder’s Distribution may, in the Disbursing Agent’s reasonable discretion, be deemed undeliverable and subject to Section V.F of the Plan.

Notwithstanding any other provision of the Plan, each Person receiving a Distribution pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed on it by any Governmental Unit on account of the Distribution, including income, withholding and other Tax obligations.

The Debtors reserve, and the Reorganized Debtors shall have, the right to allocate and distribute all Distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, Liens and similar encumbrances.

13.	Setoffs

Except with respect to claims of a Debtor or a Reorganized Debtor released pursuant to the Plan or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, each Reorganized Debtor or, as instructed by a Reorganized Debtor, a Third Party Disbursing Agent may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the Distributions to be made pursuant to the Plan on account of such Claim (before any Distribution is made on account of the Claim) the claims, rights and Causes of Action of any nature that the applicable Debtor or Reorganized Debtor may hold against the holder of such Claim; provided, however, that neither the failure to effect a setoff nor the allowance of any Claim under the Plan will constitute a waiver or release by the applicable Debtor or Reorganized Debtor of any claims, rights and Causes of Action that the Debtor or Reorganized Debtor may possess against the Claim holder. The First Lien Lender Remaining Diminution Claim shall not be subject to setoff.

14.	Application of Distributions

To the extent applicable, all Distributions to a holder of an Allowed Claim will apply first to the principal amount of such Claim until such principal amount is paid in full and then to any interest accrued on such Claim prior to the Petition Date, and the remaining portion of such Distributions, if any, will apply to any interest accrued on such Claim after the Petition Date.

15.	Claims Oversight Committee

Prior to the Effective Date, the Creditors’ Committee shall designate three individuals to serve as the Claims Oversight Committee. The duties of the Claims Oversight Committee shall be to oversee: (a) the allowance of, and objections to, General Unsecured Claims; (b) the resolution of Disputed General Unsecured Claims, including rejection damage Claims and litigation Claims; (c) the establishment and maintenance of sufficient reserves for Disputed Category 1 General Unsecured Claims and Disputed Category 2 General Unsecured Claims; (d) the timing and amount of Distributions made to unsecured creditors holding Allowed Category 1 General Unsecured Claims and Allowed Category 2 General Unsecured Claims; and (e) unclaimed or undeliverable Distributions to unsecured creditors holding Allowed Category 1 General Unsecured Claims and Allowed Category 2 General Unsecured Claims under the terms of the Plan. The Claims Oversight Committee shall have consent rights (subject to the Debtors’ ability to seek a determination by the Bankruptcy Court that the Claims Oversight Committee has unreasonably withheld its consent) with respect to, and the right to appear and be heard regarding, any and all of the foregoing matters. The Claims Oversight Committee shall have the right to appear and be heard on any of the foregoing matters and the right to retain Claims Oversight Committee Professionals consisting of (a) one primary counsel, (b) one local or conflicts counsel and (c) one financial consultant. The reasonable and documented fees and expenses of Claims Oversight Committee Professionals (and any other costs), up to an aggregate amount equal to the Claims Oversight Committee Professionals Fee Cap (and, under no circumstances, in excess of the Claims Oversight Committee Professionals Fee Cap), shall be paid by the Reorganized Debtors. To facilitate the payment of such fees and expenses, on the Effective Date, $1.0 million of Cash shall be placed into the Claims Oversight Escrow Account.

16.	Treatment of Disputed Claims

a.	Tort Claims

At the Debtors’ or, after the Effective Date, the Reorganized Debtors’ option, any unliquidated Tort Claim (as to which a proof of Claim or request for payment of an Administrative Claim was timely Filed in the Chapter 11 Cases) not resolved through a Final Order of the Bankruptcy Court will be determined and liquidated in the administrative or judicial tribunal(s) in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction. The Debtors or the Reorganized

Debtors, as applicable, may exercise the above option by service upon the holder of the applicable Tort Claim of a notice informing the holder of such Tort Claim that the Debtors or the Reorganized Debtors have exercised such option. Upon a Debtor’s or Reorganized Debtor’s service of such notice, the automatic stay provided under section 362 of the Bankruptcy Code or, after the Effective Date, the discharge injunction, will be deemed modified, without the necessity for further Bankruptcy Court approval, solely to the extent necessary to allow the parties, including any Insurer, to determine or liquidate the Tort Claim in the applicable administrative or judicial tribunal(s). Notwithstanding the foregoing, at all times prior to or after the Effective Date, to the fullest extent permitted by law, the Bankruptcy Court will retain jurisdiction relating to Tort Claims, including the Debtors’ right to have such Claims liquidated or estimated in the Bankruptcy Court (or the District Court) pursuant to section 157(b)(2)(b) of title 28 of the United States Code, as may be applicable. Subject to Section VI.A of the Plan, any Tort Claim determined and liquidated pursuant to a judgment obtained in accordance with Section VI.B.1 of the Plan and applicable nonbankruptcy law that is no longer appealable or subject to review will be deemed an Allowed Category 1 General Unsecured Claim against the applicable Debtor in such liquidated amount, provided that only the amount of such Allowed Claim that is less than or equal to the Debtor’s self-insured retention or deductible in connection with any applicable Insurance Contract or is not otherwise satisfied from proceeds of insurance payable to the holder of such Allowed Claim under the Debtors’ Insurance Contracts will be treated as an Allowed Claim for the purposes of Distributions under the Plan. In no event will a Distribution be made under the Plan to the holder of a Tort Claim on account of any portion of an Allowed Claim in excess of the applicable Debtor’s deductible or self-insured retention under any applicable Insurance Contract. In the event a Tort Claim is determined and liquidated pursuant to a judgment or order that is obtained in accordance with Section VI.B.1 of the Plan and is no longer appealable or subject to review, and applicable nonbankruptcy law provides for no recovery against the applicable Debtor, such Tort Claim will be deemed expunged without the necessity for further Bankruptcy Court approval upon the applicable Debtor’s service of a copy of such judgment or order upon the holder of such Tort Claim, provided, however, that nothing in this sentence shall, or shall be deemed to, modify, alter or otherwise affect the rights of any Insurer under any Insurance Contract. Nothing contained in Section VI.B.1 of the Plan will constitute or be deemed a waiver of any claim, right or Cause of Action that a Debtor may have against any Person in connection with or arising out of any Tort Claim, including but not limited to any rights under section 157(b)(5) of title 28 of the United States Code. All claims, demands, rights, defenses and Causes of Action that the Debtors or the Reorganized Debtors may have against any Person in connection with or arising out of any Tort Claim are expressly retained and preserved.

b.	Disputed Insured Claims

The resolution of Disputed Insured Claims, including Tort Claims, pursuant to Section VI.B of the Plan shall be subject to the provisions of Section IV.O of the Plan.

c.	No Distributions Until Allowance

Notwithstanding any other provision of the Plan, no Distributions will be made on account of a Disputed Claim until such Claim (or a portion of such Claim) becomes an Allowed Claim, if ever.

17.	Prosecution of Objections to Claims

a.	Objections to Claims

Subject to Section IV.A of the Plan, all objections to Claims must be Filed and served on the holders of such Claims, and any amendment to the Schedules to reduce any scheduled Claim, must be made by the Debtors or the Reorganized Debtors by the Claims Objection Bar Date. If an objection to a Claim has not been Filed or an amendment to the Schedules has not been made by the Claims Objection Bar Date, the particular Claim will be treated as an Allowed Claim in the amount specified in a timely filed proof of Claim or the amount scheduled, as applicable, if such Claim has not been allowed earlier in a different amount.

b.	Extension of Claims Objection Bar Date

The Reorganized Debtors may seek authorization to extend the Claims Objection Bar Date for some or all Disputed Claims for cause through the Filing of a motion with the Bankruptcy Court.

c.	Authority to Prosecute Objections

Subject to Section IV.A of the Plan, on or after the Effective Date, only the Reorganized Debtors will have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims. On or after the Effective Date, the Reorganized Debtors, and only the Reorganized Debtors, may settle or compromise any Disputed Claim or any objection or controversy relating to any Claim without approval of the Bankruptcy Court.

d.	Authority to Amend Schedules

Subject to Section IV.A of the Plan, the Debtors or the Reorganized Debtors, as applicable, will have the authority to amend the Schedules with respect to any Claim and to make Distributions based on such amended Schedules without approval of the Bankruptcy Court. If any such amendment to the Schedules reduces the amount of a Claim or changes the nature or priority of a Claim, the Debtors or the Reorganized Debtors will provide the holder of such Claim with notice of such amendment and parties in interest will have 30 days to File an objection to such amendment with the Bankruptcy Court. If no such objection is Filed, the applicable Disbursing Agent may proceed with Distributions based on such amended Schedules without approval of the Bankruptcy Court.

18.	Distributions on Account of Disputed Claims Once Allowed

Distributions on account of Disputed Claims that become Allowed Claims after the Effective Date shall be made in accordance with Article V of the Plan.

W.	Consolidation

The Plan serves as a motion seeking, pursuant to the Confirmation Order, the Bankruptcy Court’s approval of the limited administrative consolidation of the Debtors solely for the purpose of implementing the Plan, including for purposes of voting, assessing whether Confirmation standards have been met, calculating and making Distributions under the Plan and filing post-Confirmation reports and paying quarterly fees to the Office of the United States Trustee. Pursuant to such order, as of the Effective Date: (a) all assets and liabilities of the Debtors will be deemed merged; (b) all guarantees by one Debtor of the obligations of any other Debtor will be deemed eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors will be deemed to be one obligation of the consolidated Debtors; (c) each and every Claim Filed or to be Filed in the Chapter 11 Case of any Debtor will be deemed Filed against the consolidated Debtors and will be deemed one Claim against and a single obligation of the consolidated Debtors, and the Debtors may file and the Bankruptcy Court will sustain objections to Claims for the same liability that are Filed against multiple Debtors; and (d) Intercompany Claims between Debtors will be eliminated and extinguished. Such administrative consolidation (other than for the purpose of implementing the Plan) shall not affect (a) the legal and corporate structures of the Debtors, subject to the right of the Debtors to effect the Restructuring Transactions as provided in Section IV.B of the Plan; (b) the vesting of assets in the Reorganized Debtors; (c) the right to distributions from any Insurance Contracts or the proceeds thereof; or (d) the rights of any Person to contest alleged setoff or recoupment efforts on the grounds of lack of mutuality under section 553 of the Bankruptcy Code and otherwise applicable law.

Unless an objection to such consolidation is made in writing by any creditor or claimant affected by the Plan, Filed with the Bankruptcy Court and served on the parties listed in Section IX.F of the Plan on or before the Voting Deadline, or such other date as may be fixed by the Bankruptcy Court, the consolidation order (which may be the Confirmation Order) may be entered by the Bankruptcy Court. In the event any such objections are timely Filed, a hearing with respect thereto will occur at the Confirmation Hearing.

IX.

LIQUIDATION ANALYSIS AND FINANCIAL PROJECTIONS

As further discussed below, the Debtors believe the Plan meets the feasibility requirement set forth in section 1129(a)(11) of the Bankruptcy Code, as Confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Reorganized Debtors.

In connection with developing the Plan, and for purposes, in part, of determining whether the Plan satisfies feasibility standards and the Reorganized Debtors’ ability to meet their obligations under the Plan and to maintain sufficient liquidity and capital resources to conduct their business, the Debtors’ management has developed financial projections (the “Financial Projections”) for the Reorganized Debtors and for NewCo for the six-month period ending December 31, 2016 and for the four years ending December 31 of 2017, 2018, 2019 and 2020 (the “Projection Period”). The Financial Projections with respect to the Reorganized Debtors and NewCo are attached hereto as Exhibit D and Exhibit E, respectively. The Financial Projections include projected consolidated (a) income statements, (b) balance sheets and (c) statements of cash flows for the Projection Period. The Debtors believe that the Reorganized Debtors will have sufficient liquidity to fund obligations as they arise, thereby maintaining value. Accordingly, the Debtors believe the Plan satisfies the feasibility requirement of section 1129(a)(11) of the Bankruptcy Code. The Debtors prepared the Financial Projections in good faith, based upon estimates and assumptions made by the Debtors’ management.

The Financial Projections assume that the Plan will be consummated in accordance with its terms and that all transactions contemplated by the Plan will be consummated by the assumed Effective Date. Any significant delay in the assumed Effective Date of the Plan may have a material negative impact on the operations and financial performance of the Debtors, including, but not limited to, an increased risk of inability to meet sales forecasts and higher reorganization expenses. Additionally, the estimates and assumptions in the Financial Projections, although considered reasonable by management, may not be realized, and are inherently subject to uncertainties and contingencies. They also are based on factors such as industry performance, general business, economic, competitive, regulatory, market and financial conditions, including assumptions regarding foreign currency exchange rates, all of which are difficult to predict and generally beyond the Debtors’ control. Because future events and circumstances may well differ from those assumed and unanticipated events or circumstances may occur, the Debtors expect that the actual and projected results will differ and the actual results may be materially different from those reflected in the Financial Projections.

No representations can be made as to the accuracy of the Financial Projections or the Reorganized Debtors’ or NewCo’s ability to achieve the projected results. Therefore, the Financial Projections may not be relied upon as a guaranty or other assurance of the actual results that will occur. The inclusion of the Financial Projections should not be regarded as an indication that the Debtors considered or consider the Financial Projections to reliably predict future performance. The Financial Projections are subjective in many respects, and thus are susceptible to interpretations and periodic revisions based on actual experience and recent developments. The Debtors do not intend to update or otherwise revise the Financial Projections to reflect the occurrence of future events, even in the event that assumptions underlying the Financial Projections are not borne out. The Financial Projections should be read in conjunction with the assumptions and qualifications set forth herein.

THE FINANCIAL PROJECTIONS SET FORTH IN EXHIBIT D AND EXHIBIT E ARE BASED UPON A NUMBER OF ESTIMATES AND ASSUMPTIONS THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES BEYOND THE CONTROL OF THE DEBTORS OR THE REORGANIZED DEBTORS. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT PROJECTIONS WOULD BE REALIZED IF THE PLAN WERE TO BECOME EFFECTIVE, AND ACTUAL RESULTS COULD VARY. THE DEBTORS, THE REORGANIZED DEBTORS, NEWCO AND ANY AFFILIATED ENTITY DO NOT INTEND TO UPDATE OR OTHERWISE REVISE THESE PROJECTIONS OR TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THE DATE OF THESE PROJECTIONS OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS NOR TO INCLUDE SUCH INFORMATION IN DOCUMENTS REQUIRED TO BE FILED WITH THE SEC OR OTHERWISE MAKE SUCH INFORMATION PUBLIC.

X.

PLAN-RELATED RISK FACTORS

THE IMPLEMENTATION OF THE PLAN IS SUBJECT TO A NUMBER OF MATERIAL RISKS, INCLUDING THOSE DESCRIBED BELOW. PRIOR TO VOTING ON THE PLAN, EACH PARTY ENTITLED TO VOTE SHOULD CAREFULLY CONSIDER THESE RISKS, AS WELL AS ALL OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT, INCLUDING THE EXHIBITS ATTACHED HERETO. If any of these risks occur, the Debtors may not be able to conduct their business as currently planned, and their financial condition and operating results could be materially harmed. In addition to the risks set forth below, risks and uncertainties not presently known to the Debtors, or risks that the Debtors currently consider immaterial, may also impair the business, financial condition, cash flows and results of operations of the Debtors and/or the Reorganized Debtors.

A.	Certain Bankruptcy Considerations

The Plan May Not Be Accepted or Confirmed

There can be no assurance that the requisite acceptances to confirm the Plan will be obtained. Thus, although the Debtors believe the Plan is confirmable under the standards set forth in section 1129 of the Bankruptcy Code, there is no guarantee that the Plan will be accepted by the requisite Classes entitled to vote on the Plan. If the Plan is not confirmed or consummated, there can be no assurance that the Chapter 11 Cases will continue rather than be converted to chapter 7 liquidation cases, or that any alternative plan of reorganization would be on terms as favorable to Holders of Claims and Interests as the terms of the Plan.

The Debtors anticipate that certain parties in interest may file objections to the Plan in an effort to persuade the Bankruptcy Court that the Debtors have not satisfied the confirmation requirements under sections 1129(a) and (b) of the Bankruptcy Code. Even if: (a) no objections are filed; (b) all impaired Classes of Claims accept or are deemed to have accepted the Plan; or (c) with respect to any Class of Claims or Interests that rejects or is deemed to have rejected the Plan, the requirements for “cramdown” are met, the Bankruptcy Court, which can exercise substantial discretion, may determine that the Plan does not meet the requirements for confirmation under sections 1129(a) and (b) of the Bankruptcy Code.

As further described in Section VII.C above, section 1129(a) of the Bankruptcy Code requires, among other things, (a) a demonstration that the Confirmation of the Plan will not be followed by liquidation or need for further financial reorganization of the Debtors, except as contemplated by the Plan, and (b) that the value of distributions to parties entitled to vote on the Plan who vote to reject the Plan not be less than the value of distributions such creditors would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. Although the Debtors believe that the Plan will meet the requirements for confirmation, there can be no assurance that the Bankruptcy Court will reach the same conclusion. If the Bankruptcy Court determines that the Plan violates section 1129 of the Bankruptcy Code in any manner, including, among other things, the cramdown requirements under section 1129(b) of the Bankruptcy Code, the Debtors, have reserved the right to amend the Plan in such a manner so as to satisfy the requirements of section 1129 of the Bankruptcy Code.

Classification and Treatment of Claims and Interests May Not Be Approved

Section 1122 of the Bankruptcy Code requires that the Plan classify Claims against, and Interests in, the Debtors. The Bankruptcy Code also provides that the Plan may place a Claim or Interest in a particular Class only if such Claim or Interest is substantially similar to the other Claims or Interests of such Class. The Debtors believe that all Claims and Interests have been appropriately classified in the Plan.

To the extent that the Bankruptcy Court finds that a different classification is required for the Plan to be confirmed, the Debtors would seek (a) to modify the Plan to provide for whatever classification might be required for confirmation and (b) to use the acceptances received from any Holder pursuant to this solicitation for the purpose of obtaining the approval of the Class or Classes of which such Holder ultimately is deemed to be a member. Any such reclassification of Holders, although subject to the notice and hearing requirements of the Bankruptcy Code, could adversely affect the Class in which such Holder was initially a member, or any other Class under the Plan, by changing the composition of such Class and the vote required for approval of the Plan. There can be no assurance that the Bankruptcy Court, after finding that a classification was inappropriate and requiring a reclassification, would approve the Plan based upon such reclassification. Except to the extent that modification of classification in the Plan requires resolicitation, the Debtors will, in accordance with the Bankruptcy Code and the Bankruptcy Rules, seek a determination by the Bankruptcy Court that acceptance of the Plan by any Holder of Claims pursuant to this solicitation will constitute a consent to the Plan’s treatment of such Holder regardless of the Class as to which such Holder is ultimately deemed to be a member. The Debtors believe that under the Bankruptcy Rules, they would be required to resolicit votes for or against the Plan only when a modification adversely affects the treatment of the Claim or Interest of any Holder.

The Bankruptcy Code also requires that the Plan provide the same treatment for each Claim or Interest of a particular Class unless the Holder of a particular Claim or Interest agrees to a less favorable treatment of its Claim or Interest. The Debtors believe that the Plan complies with the requirement of equal treatment. To the extent that the Bankruptcy Court finds that the Plan does not satisfy such requirement, the Bankruptcy Court could deny confirmation of the Plan.

Issues or disputes relating to classification and/or treatment could result in a delay in the confirmation and consummation of the Plan and could increase the risk that the Plan will not be consummated.

The Plan May Not Be Consummated if the Conditions to Effectiveness of the Plan Are Not Satisfied

Sections III.A and III.B of the Plan provide for certain conditions that must be satisfied (or waived) prior to the Confirmation Date and for certain other conditions that must be satisfied (or waived) prior to the Effective Date, including: (a) approval of the Confirmation Order and Confirmation Exhibits by certain parties in interest; (b) entry of the Confirmation Order by the Bankruptcy Court; (c) that the Confirmation Order is not stayed in any respect; and (d) approval of the documents effectuating Exit Funding by certain parties in interest. Many of the conditions are outside of the control of the Debtors. As of the date of this Disclosure Statement, there can be no assurance that any or all of the conditions in the Plan will be satisfied (or waived). Accordingly, there can be no assurance that the Plan will be confirmed by the Bankruptcy Court. Further, if the Plan is confirmed, there can be no assurance that the Plan will be consummated.

If the Plan Is Not Confirmed or Consummated, or the Reorganization Is Delayed, Distributions to Holders of Allowed Claims May Be Materially Reduced

If a liquidation or protracted reorganization were to occur, the distributions to Holders of Allowed Claims would be drastically reduced. In particular, the Debtors believe that, as set forth in the Liquidation Analysis, in a liquidation under chapter 7, Holders of Allowed Claims would receive substantially less because of the inability in a liquidation to realize the greater going-concern value of the Debtors’ assets. Furthermore, administrative expenses of a chapter 7 trustee and the trustee’s attorneys, accountants and other professionals would cause a substantial erosion of the value of the Debtors’ estates. Substantial additional Claims may also arise by reason of a protracted reorganization or liquidation, including from the rejection of previously assumed unexpired leases and other executory contracts, further reducing distributions to Holders of Allowed Claims.

If the Effective Date is delayed, the Debtors may not have sufficient cash available in order to operate their business. In that case, the Debtors may need new or additional postpetition financing, which may increase the costs of consummating the Plan. There is no assurance of the terms on which such financing may be available or if such financing will be available. Any increased costs as a result of the incurrence of additional indebtedness may reduce amounts available to distribute to Holders of Allowed Claims.

If the Plan Structure Agreement Is Terminated, the Ability of the Debtors to Confirm and Consummate the Plan Could Be Materially and Adversely Affected

The Plan Structure Agreement contains a number of termination events, upon the occurrence of which certain parties to the Plan Structure Agreement may terminate such agreement. If the Plan Structure Agreement is terminated, each of the parties thereto will be released from their obligations in accordance with the terms of the Plan Structure Agreement. Any such termination may result in the loss of support for the Plan by the Consenting Lienholders, which could adversely affect the Debtors’ ability to confirm and consummate the Plan. If the Plan is not consummated, there can be no assurance that the Chapter 11 Cases would not be converted to chapter 7 liquidation cases or that any new Plan would be as favorable to Holders of Claims as the current Plan. Either outcome may materially reduce distributions to Holders of Claims.

Distributions to Holders of Allowed Claims Under the Plan May Differ from the Debtors’ Estimates

The estimates of Allowed Claims in this Disclosure Statement are based on the Debtors’ review of (a) the proofs of claim Filed in the Chapter 11 Cases as of the time of the filing of this Disclosure Statement, (b) their books and records and (c) the results of Claim settlements achieved and Claims objections prosecuted to completion as of the time of the filing of this Disclosure Statement. Upon (a) the passage of all applicable Bar Dates, (b) the completion of further analyses of the proofs of claim and (c) the completion of Claims litigation and related matters, the total amount of Claims that ultimately become Allowed Claims in the Chapter 11 Cases may differ from the Debtors’ estimates, and such difference could be material. For example, the amount of any Disputed Claim that ultimately is allowed may be significantly more or less than the estimated amount of such Claim used herein. Particular risks exist with respect to those Claims, such as Priority Claims, Priority Tax Claims and Secured Claims, that must be paid in Cash by the Recognized Debtors under the Plan. If estimates of such Claims are inaccurate, it may materially and adversely affect the Recognized Debtors’ financial condition.

Projected distributions are based upon good faith estimates of the total amount of Claims ultimately Allowed and the funds available for distribution. There can be no assurance that the estimated Claim amounts set forth in this Disclosure Statement are correct. These estimated amounts are based on certain assumptions with respect to a variety of factors. Both the actual amount of Allowed Claims in a particular Class and the funds available for distribution to such Class may differ from the Debtors’ estimates. If the total amount of Allowed Claims in a Class is higher than the Debtors’ estimates, or the funds available for distribution to such Class are lower than the Debtors’ estimates, the percentage recovery to Holders of Allowed Claims in such Class will be less than projected.

The Reorganized Debtors’ Ability to Use the Debtors’ Pre-Emergence Tax Attributes May Be Significantly Limited Under the United States Federal Income Tax Rules

The Debtors have experienced losses from the operation of their business. As a result, the Debtors estimate that their United States federal income tax net operating loss carryforwards (“NOLs”) are approximately $3.47 billion (and their United States federal alternative minimum tax NOLs are approximately $2.49 billion as of December 31, 2015, and they expect to have incurred additional NOLs since then. The Debtors’ NOLs and tax basis in assets will be reduced on account of cancellation of indebtedness income, and the Reorganized Debtors’ ability to use the remaining NOLs and possibly any recognized built-in losses to offset future taxable income may be significantly limited if the Debtors undergo an “ownership change” as defined in section 382 of the IRC in connection with the Plan and do not qualify or elect to use a special bankruptcy rule that would prevent a limitation on use of the tax attributes from applying. An entity that experiences an ownership change generally is subject to an annual limitation on its use of its pre-ownership change tax attributes after the ownership change equal to the equity value of the corporation immediately before the ownership change, multiplied by the long-term tax-exempt rate posted by the Internal Revenue Service (the “IRS”) (subject to certain adjustments). If the Debtors undergo an ownership change in connection with the Plan, however, they will be allowed to calculate the limitation on NOLs, in general, by reference to their equity value immediately after the ownership change (rather than the equity value immediately before the ownership change, as is the case under the general rule for non-bankruptcy ownership changes), thus generally reflecting any increase in the value of the stock due to the cancellation of debt resulting from the Plan. The annual limitation could also be increased each year to the extent that there is an unused limitation in a prior year. Even if the Debtors qualify for and elect to use a special bankruptcy rule that would prevent a limitation on use of the tax attributes from applying, the Debtors’ NOLs would first be reduced to the extent of certain prior interest deductions taken on account of indebtedness that will be converted into equity under the Plan. Generally, consummation of a chapter 11 plan of reorganization results in an ownership change.

B.	General Economic Risk Factors and Risks Specific to the Business of the Debtors

The Companies May Not Be Able to Achieve Their Projected Financial Results

The financial projections set forth in Exhibit D and Exhibit E to this Disclosure Statement represent the Debtors’ best estimate of the future financial performances of the Reorganized Debtors and NewCo, respectively, based on currently known facts and assumptions about future operations, as well as the United States and world economies in general and, specifically, as related to the coal industry. The actual financial results may differ significantly from the projections. If the Reorganized Debtors or NewCo do not achieve their projected financial results, then the value of the Reorganized Debtors’ or NewCo’s debt or equity issued pursuant to the Plan may experience a decline and the Reorganized Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date. Likewise, if the Reorganized Debtors, which may continue to conduct certain of the Debtors’ operations after the Effective Date, do not achieve their projected financial results, then they may not have the ability to satisfy costs associated with various environmental, health and safety regulations applicable to the Debtors’ operations, and state and federal agencies may take enforcement actions that force such operations to shut down immediately.

Future Regulations or Changes in the Interpretation, Application or Enforcement of Existing Regulations Applicable to the Debtors’ Business Could Increase the Reorganized Debtors’ Operational Costs and Reduce Demand for Coal

Federal and state authorities regulate the coal mining industry with respect to matters such as (a) employee health and safety, (b) permitting and licensing requirements, (c) the protection of the environment and wildlife, (d) reclamation and restoration of mining properties after mining is completed, (e) surface subsidence from underground mining and (f) the effects of mining on groundwater quality and availability. Numerous governmental permits and approvals are required for mining operations. The costs, liabilities and requirements associated with complying with environmental, health and safety requirements are often significant. New or revised legislation or administrative regulations (or a change in judicial or administrative interpretation, application or enforcement of existing laws and regulations), including proposals related to the protection of the environment or employee health and safety, that would further regulate and tax the coal industry or users of coal may also require the Reorganized Debtors or their customers to change operations significantly or incur increased costs. Such changes may materially adversely affect Reorganized Debtors’ operations, cost structure and consumer demand for coal. Failure to comply with these laws and regulations may also result in consequences that materially adversely affect the Reorganized Debtors, including: (a) the assessment of administrative, civil and criminal fines or penalties; (b) the acceleration of reclamation and site restoration costs; (c) the issuance of injunctions to limit or cease operations; (d) the suspension or revocation of permits; and (e) other enforcement measures that could have the effect of limiting production of coal from the Reorganized Debtors’ operations. Additionally, the Mine Safety and Health Administration may order the temporary closure of mines in the event of a perceived imminent danger to miners’ safety or health or for certain violations of safety rules.

New Developments in the Regulation of Environmental Matters Could Materially Adversely Affect the Demand for Coal and the Reorganized Debtors’ Financial Condition, Operations and Cash Flow

The operations of the Debtors are affected by environmental laws and regulations in the United States and other countries that govern, among other things (a) emissions to the air, (b) discharges to water and (c) the reclamation of property upon which mining operations have been conducted. As further described in Section II.D, legislators in the United States have considered and, in some cases, passed significant new laws to address global climate change, including, among others, those that would impose a nationwide cap on carbon dioxide and other greenhouse gas emissions. Further, the EPA and other regulators are using existing laws, including the federal Clean Air Act, to impose obligations, including emission limits and technology-based requirements, on producers of carbon dioxide and other greenhouse gas emissions. Such initiatives may cause a reduction in the demand for coal, which could adversely affect the Reorganized Debtors’ operations.

Current and potential future international, federal, state, regional or local laws, regulations or court orders addressing: (a) greenhouse gas emissions; (b) coal ash; and/or (c) emissions of sulfur dioxide, nitrogen oxides, mercury and other hazardous air pollutants and particulate matter may require additional controls on coal-fueled power plants and industrial boilers and may cause some users of coal to close existing facilities, reduce construction of new facilities or switch from coal to alternative fuels. These ongoing and future developments may have a material adverse impact on the global demand for coal and, as a result, could materially adversely affect the Reorganized Debtors’ financial condition, operations and cash flow. Even in the absence of future regulatory developments, increased awareness of, and any adverse publicity regarding, greenhouse gases and other air emissions and coal ash disposal associated with coal and coal-fueled power plants could adversely affect the Reorganized Debtors’ and the Reorganized Debtors’ customers’ reputations and reduce demand for coal.

C.	Risks Related to Reorganized ANR Common Stock

The Reorganized Debtors’ Operations May Not Be Profitable After the Effective Date, Which Could Have an Adverse Impact on the Value of the Reorganized ANR Common Stock

Although the restructuring efforts of the Debtors are designed to ensure the profitability and viability of the Reorganized Debtors, and any related or successor entity, the coal industry is facing significant challenges that threaten such profitability. If these challenges continue, or if new or unforeseen challenges arise, it is possible that the profitability of the Reorganized Debtors’ operations may be threatened. If the Reorganized Debtors’ operations are not profitable, the value of the Reorganized ANR Common Stock may materially decrease as a result, thereby affecting the ultimate value of any recovery effected through the distribution of Reorganized ANR Common Stock.

Holders of Shares of Reorganized ANR Common Stock Will Be Restricted in Their Ability to Transfer or Re-Sell Their Shares

Reorganized ANR Common Stock will be offered under an exemption from registration under the Securities Act and applicable state securities laws. Reorganized ANR Common Stock will not be registered under the Securities Act and, therefore, holders of shares of Reorganized ANR Common Stock may only offer or sell the shares pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws or pursuant to an effective registration statement.

There Is No Established Market for Shares of New ANR Common Stock, Which Means There Are Uncertainties Regarding the Prices and Terms on Which Holders Could Dispose of Their Shares, if at All

No established market exists for the Reorganized ANR Common Stock. The Reorganized Debtors do not intend to apply to list the Reorganized ANR Common Stock on any national exchange or interdealer quotation system. There can be no assurances as to the presence or the liquidity of any trading market for the Reorganized ANR Common Stock, that holders will be able to sell their shares at a particular time or that the prices that may be received will be favorable.

XI.

FEDERAL INCOME TAX CONSEQUENCES OF CONSUMMATION OF THE PLAN

A.	General

A DESCRIPTION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN IS PROVIDED BELOW. THE DESCRIPTION IS BASED ON THE IRC, TREASURY REGULATIONS, JUDICIAL DECISIONS AND ADMINISTRATIVE DETERMINATIONS, ALL AS IN EFFECT ON THE DATE OF THIS DISCLOSURE STATEMENT AND ALL SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. CHANGES IN ANY OF THESE AUTHORITIES OR IN THEIR INTERPRETATION COULD CAUSE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO DIFFER MATERIALLY FROM THE CONSEQUENCES DESCRIBED BELOW.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND, IN IMPORTANT RESPECTS, UNCERTAIN. NO RULING HAS BEEN REQUESTED FROM THE IRS; NO OPINION HAS BEEN REQUESTED FROM DEBTORS’ COUNSEL CONCERNING ANY TAX CONSEQUENCES OF THE PLAN; AND NO TAX OPINION IS GIVEN BY THIS DISCLOSURE STATEMENT.

THE DESCRIPTION THAT FOLLOWS DOES NOT COVER ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO HOLDERS OF CLAIMS. FOR EXAMPLE, THE DESCRIPTION DOES NOT ADDRESS ISSUES OF SPECIAL CONCERN TO CERTAIN TYPES OF TAXPAYERS, SUCH AS DEALERS IN SECURITIES, LIFE INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, TAX-EXEMPT ORGANIZATIONS, PARTNERSHIPS OR PARTNERS IN PARTNERSHIPS; NOR DOES IT ADDRESS TAX CONSEQUENCES TO HOLDERS OF INTERESTS IN THE DEBTORS OR HOLDERS OF CLAIMS NOT ENTITLED TO VOTE. THE DESCRIPTION ALSO DOES NOT DISCUSS STATE, LOCAL, NON-U.S. OR NON-INCOME TAX CONSEQUENCES.

FOR THESE REASONS, THE DESCRIPTION THAT FOLLOWS IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND PROFESSIONAL TAX ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM. HOLDERS OF CLAIMS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PLAN.

B.	Consequences to the Debtors and NewCo

1.	Restructuring Transactions

a.	Entity Conversions

As described in Exhibit IV.B.1 of the Plan (the “Restructuring Transactions Exhibit”), the Debtors expect that on or after the Confirmation Date certain Debtors will convert under state law to limited liability companies and certain other Debtors will make entity classification elections to be treated as disregarded (or other flow-through) entities for U.S. federal income tax purposes (collectively, the “Entity Conversions”). The tax consequences of an Entity Conversion will depend in part on whether a particular Debtor is solvent for U.S. federal income tax purposes. If the converting Debtor is solvent, then the Debtors expect the Entity Conversion to be treated as a tax-free liquidation of the converting Debtor into its parent entity, in which case the converting Debtor generally would not recognize gain or loss and the parent entity would succeed to the converting Debtor’s tax attributes, including NOLs. If the converting Debtor is not solvent, then the Debtors generally expect the Entity Conversion to be treated as a taxable sale or exchange, in which case the converting Debtor generally would recognize taxable gain or loss and the parent entity would not succeed to the converting Debtor’s tax attributes, but may be entitled to claim a worthless stock deduction, which could be ordinary or capital in nature depending on the particular circumstances of the converting Debtor. The Debtors’ available tax attributes, including NOLs to the extent not limited, could be utilized in whole or in part to offset any gain and cash taxes that may be payable by the Debtors in connection with the Entity Conversions.

b.	Transfer of Assets (Other than the NewCo Assets) to Reorganized ANR

As described in the Restructuring Transactions Exhibit, the Debtors expect that ANR will (i) transfer all of the Assets that it holds other than the NewCo Assets to a newly formed Delaware corporation (“Reorganized ANR”) in exchange for preferred stock of Reorganized ANR, rights to the Reorganized ANR Contingent Revenue Payment and common stock of another newly formed Delaware corporation (“New ANR Parent”) that owns all of the common stock of Reorganized ANR (the “Reorganized ANR Exchange”) and (ii) distribute such preferred and common stock and other rights to holders of Claims in accordance with the Plan simultaneously with the ANR Recapitalization (as defined and discussed below).

The Debtors expect the Reorganized ANR Exchange to be treated as a taxable sale or exchange for U.S. federal income tax purposes. ANR generally will recognize taxable gain or loss equal to the difference between (a) its amount realized (generally the fair market value of the transferred Assets plus any other amounts treated as purchase price for U.S. federal income tax purposes) and (b) ANR’s tax basis in the contributed Assets. The Debtors’ available tax attributes, including NOLs to the extent not limited, could be utilized in whole or in part to offset any gain and cash taxes that may be payable by the Debtors in connection with the Reorganized ANR Exchange.

c.	Recapitalization of ANR

Prior to the NewCo Asset Sale, all outstanding shares of stock of ANR will be cancelled and, as described in the Restructuring Transactions Exhibit, ANR will issue (or be deemed to issue) the following consideration (the “Recapitalization Consideration”) to or on behalf of holders of First Lien Lender Claims, Secured Second Lien Noteholder Claims, Category 1 General Unsecured Claims and Category 2 General Unsecured Claims (the “ANR Recapitalization”): new shares of common stock, warrants for its common stock (on terms substantially similar to the terms of the NewCo Warrants), promissory notes (one on terms substantially similar to the terms of the GUC Distribution Note (if any) and the other on terms substantially similar to the First Lien Lender Takeback/Preferred Consideration), and certain participation rights (on terms substantially similar to the NewCo ABL Participation Rights); which Recapitalization Consideration will be exchanged for the NewCo Common Stock, NewCo Warrants, the GUC Distribution Note (if any), the First Lien Lender Takeback/Preferred Consideration and the NewCo ABL Participation Rights in accordance with the Plan on the Effective Date. The Debtors expect the ANR Recapitalization to qualify in whole or in part as a “reorganization” within the meaning of section 368(a) of the IRC and the Debtors generally would not recognize taxable gain or loss as a result of the ANR Recapitalization.

For a discussion of the tax consequences to holders of Claims as a result of the ANR Recapitalization, see Section XI.b.2 (“Exchanges of Stock or Securities”) and Section XI.b.3 (“Exchanges Other than Exchanges of Stock or Securities”) below.

d.	NewCo Asset Sale and Dissolution of ANR

The Debtors expect the NewCo Asset Sale, together with the subsequent distribution of the consideration received by ANR to certain holders of Claims and the subsequent liquidation of ANR for U.S. federal income tax purposes, to qualify as a “reorganization” within the meaning of section 368(a) of the IRC, in which case NewCo may be treated as a continuation of and successor to ANR solely for U.S. federal income tax purposes. The Debtors generally would not recognize taxable gain or loss on the NewCo Asset Sale. NewCo’s tax basis in the NewCo Assets generally would be the same as ANR’s tax basis in such assets. While NewCo also would succeed to the NOLs and other tax attributes of the Debtors, the Debtors expect such attributes to be subject to a limitation under section 382 of the IRC of approximately $500,000. See Section XI.B.2.b (“Limitation on NOL Carryforwards”) below.

For a discussion of the tax consequences to holders of Claims as a result of the ANR Recapitalization, see Section XI.C.2 (“Exchanges of Stock or Securities”) and Section XI.C.3 (“Exchanges Other than Exchanges of Stock or Securities”) below.

2.	Certain Other U.S. Federal Income Tax Consequences to the Debtors and NewCo

a.	Cancellation of Debt Income

Generally, the discharge of a debt obligation of a debtor for an amount less than the adjusted issue price (in most cases, the amount the debtor received on incurring the obligation, with certain adjustments) creates cancellation of indebtedness (“COD”) income that must be included in the debtor’s income. The amount of the Debtors’ COD income will depend upon the value of the Plan consideration distributed on account of the Allowed Claims against the Debtors relative to the amount of such Allowed Claims (or adjusted issue price if different from the amount of the Allowed Claims), as well as the extent to which those Allowed Claims constitute debt for U.S. federal income tax purposes and the extent to which the payment of such Allowed Claims would be deductible for U.S. federal income tax purposes. However, COD income is excluded from taxable income by a taxpayer that is a debtor in a reorganization case if the discharge is granted by the bankruptcy court or pursuant to a plan of reorganization approved by a bankruptcy court. It is expected that the Plan, if approved, would enable the Debtors to qualify for this bankruptcy exclusion rule with respect to any COD income triggered by the Plan.

If COD income of a debtor qualifies for the bankruptcy exclusion, however, certain income tax attributes otherwise available and of value to the debtor are reduced, in most cases by the amount of the COD income. Tax attributes subject to reduction include, in the following order: (a) NOLs and NOL carryforwards; (b) most credit carryforwards, including the general business credit and the minimum tax credit; (c) capital losses and capital loss carryforwards; (d) the tax basis of the debtor’s assets, but generally not in an amount greater than the excess of the aggregate tax bases of the property held by the debtor immediately after the discharge over the aggregate amount of the debtor’s liabilities immediately after the discharge; and (e) foreign tax credit carryforwards. A debtor may elect to avoid the prescribed order of attribute reduction and instead reduce the basis of depreciable property first.

In the case of affiliated corporations filing a consolidated return, such as ANR (and, after the Effective Date, NewCo) and its consolidated U.S. subsidiaries that are taxed as corporations (the “ANR Loss Group”), the attribute reduction rules apply first to the separate attributes of or attributable to the particular corporation whose debt is being discharged, and then, if necessary, to certain attributes of other members of the group. Accordingly, COD income of a Debtor would result first in the reduction of any NOLs and other attributes, including asset basis, of or attributable to such Debtor, and then, potentially, of consolidated NOLs and/or basis of or attributable to other members of the consolidated group. Attribute reduction does not occur until immediately after the close of the taxable year in which the debt discharge occurs—i.e., after use of any such NOLs and other attributes to determine the consolidated group’s taxable income for the tax year in which the debt is discharged.

The ANR Loss Group is expected to recognize a significant amount of COD income in connection with the implementation of the Plan. It has not yet been determined whether to elect first to reduce the tax basis in depreciable property or to reduce NOLs first. Regardless of whether this election is made, it is possible that the ANR Loss Group will have some NOLs remaining after reduction for COD income, although no assurance can be given at this time.

b.	Limitation on NOL Carryforwards

(i)	General

The Debtors estimate that their U.S. federal income tax NOL carryforwards are approximately $3.47 billion (and their U.S. federal alternative minimum tax NOLs are approximately $2.49 billion) as of December 31, 2015, and they expect to have incurred additional NOLs since then. Certain of the Debtors’ NOLs may be subject to limitation under section 382 of the IRC as a result of an Ownership Change (as defined below) that occurred prior to the Petition Date.

Section 382 of the IRC provides rules limiting the utilization of a corporation’s NOLs and other losses, deductions and credits following a more than 50% change in ownership of a corporation’s equity (an “Ownership Change”). Generally, consummation of a chapter 11 plan of reorganization results in an Ownership Change, and an Ownership Change may occur with respect to the ANR Loss Group. Section 382(l)(6) of the IRC sets forth the limitation provisions applicable to corporations that undergo an Ownership Change in bankruptcy that does not qualify for, or for which the corporations elect out of, the Bankruptcy Exception (as defined below). Therefore, post-Effective Date usage of any NOLs and other tax attributes of the ANR Loss Group (after reduction for COD income) by the ANR Loss Group (or NewCo) will be limited by section 382(l)(6) of the IRC, unless the Bankruptcy Exception applies. Under section 382(l)(6), the amount of post-Ownership Change annual taxable income of the ANR Loss Group (or NewCo) that can be offset by the pre-Ownership Change NOLs of the ANR Loss Group generally cannot exceed an amount equal to the product of (a) the applicable federal long-term tax-exempt rate in effect on the date of the Ownership Change (e.g., 2.25% for an Ownership Change occurring in June 2016) and (b) the value of the NewCo Equity immediately after implementation of the Plan (the “Annual Limitation”). The value of the NewCo Equity for purposes of this computation would reflect the increase, if any, in value resulting from any surrender or cancellation of any Claims in the Chapter 11 Cases.

The Annual Limitation may be increased if the Debtors have a net unrealized built-in gain immediately before an Ownership Change. If, however, the Debtors have a net unrealized built-in loss immediately before an Ownership Change, the Annual Limitation may apply to such net unrealized built-in loss.

Any unused Annual Limitation may be carried forward, thereby increasing the Annual Limitation in the subsequent taxable year. However, notwithstanding the rules noted above, if NewCo and its subsidiaries do not continue the Debtors’ historic business or use a significant portion of their assets in a new business for two years after the Ownership Change (the “Business Continuity Requirement”), the Annual Limitation resulting from the Ownership Change is zero.

(ii)	Bankruptcy Exception

Section 382(l)(5) of the IRC (the “Bankruptcy Exception”) provides that the Annual Limitation will not apply to limit the utilization of a debtor’s NOLs or built-in losses if the debtor’s stock owned by those persons who were stockholders of the debtor immediately before the Ownership Change, together with the stock received by certain holders of claims pursuant to the debtor’s plan, comprise 50% or more of the vote and value of all of the debtor’s stock outstanding immediately after the Ownership Change. Stock received by holders will be included in the 50% calculation if, and to the extent that, such holders constitute “qualified creditors.” A “qualified creditor” is a holder of a claim that (a) was held by such holder since the date that is 18 months before the date on which the debtor first filed its petition with the bankruptcy court or (b) arose in the ordinary course of business and is held by the person who at all times held the beneficial interest in such claim. In determining whether the Bankruptcy Exception applies, certain holders of claims that would own a de minimis amount of the debtor’s stock pursuant to the debtor’s plan are presumed to have held their claims since the origination of such claims. In general, this de minimis rule applies to holders of claims who would own directly or indirectly less than 5% of the total fair market value of the debtor’s stock pursuant to the plan.

If the Bankruptcy Exception applies, a subsequent Ownership Change with respect to the ANR Loss Group (or NewCo) occurring within two years after the Effective Date will result in the reduction of the Annual Limitation, which would otherwise apply to the subsequent Ownership Change, to zero. Thus, an Ownership Change within two years after the Effective Date would eliminate the ability of the ANR Loss Group (or NewCo) to use pre-Ownership Change NOLs thereafter. If the Bankruptcy Exception applies, the Business Continuity Requirement does not apply, although a lesser business continuation requirement may apply under Treasury regulations. If an Ownership Change occurs after the two years following the Effective Date, then the ANR Loss Group (or NewCo) will become subject to limitation on the use of its NOLs based upon the value of the ANR Loss Group (or NewCo) at the time of that subsequent change.

Although the Annual Limitation will not apply to restrict the deductibility of NOLs if the Bankruptcy Exception applies, NOLs of the ANR Loss Group will be reduced by the amount of any deduction for any interest paid or accrued, with respect to all Allowed Claims converted into NewCo Equity, by the Debtors during the three taxable years preceding the taxable year in which the Ownership Change occurs and during the portion of the taxable year of the Ownership Change preceding the Ownership Change.

The availability of the Bankruptcy Exception to the ANR Loss Group is uncertain. As a result, it cannot be determined yet whether the ANR Loss Group will be eligible for the Bankruptcy Exception.

Even if the Bankruptcy Exception otherwise applies, the ANR Loss Group may elect not to have the Bankruptcy Exception apply, in which event the Annual Limitation would apply. The ANR Loss Group will have until the due date of the tax return for the taxable year of the Effective Date to make such a determination.

Whether, and to what extent, the ANR Loss Group (or NewCo) may be able to utilize the ANR Loss Group’s NOLs will depend upon the Plan transactions, including the Restructuring Transactions.

(iii)	Consolidated Return Rules

Pursuant to applicable Treasury regulations, when a corporation ceases to be a member of a consolidated group, NOLs and NOL carryforwards allocable to the departing corporation may be used by its former consolidated group (generally without limitation) in determining the group’s taxable income for the taxable year of departure. Any NOLs or NOL carryforwards allocable to the departing corporation remaining after the determination of the consolidated group’s taxable income for the taxable year of departure (taking into account the effect of any COD income) may be used by the departing corporation in subsequent taxable years, subject to certain limitations, including the limitation described in Section XI.B.2.b (“Limitation on NOL Carryforwards”) above.

c.	Alternative Minimum Tax

In general, a U.S. federal alternative minimum tax (“AMT”) is imposed on a corporation’s alternative minimum taxable income (“AMTI”) at a 20% rate to the extent that such tax exceeds the corporation’s regular U.S. federal taxable income for the year. AMTI is generally equal to regular taxable income with certain adjustments. For purposes of computing AMTI, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation might otherwise be able to offset all of its taxable income for regular U.S. federal income tax purposes by available NOL carryforwards, a corporation is generally entitled to offset no more than 90% of its AMTI with NOL carryforwards (as recomputed for AMT purposes). Accordingly, usage of the Debtors’ NOLs by NewCo may be subject to limitations for AMT purposes in addition to any other limitations that may apply.

If a corporation (or a consolidated group) undergoes an Ownership Change and is in a net unrealized built-in loss position on the date of the Ownership Change, the corporation’s (or group’s) aggregate tax basis in its assets may be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date.

Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular U.S. federal income tax liability in future taxable years when the corporation is no longer subject to AMT.

C.	Certain U.S. Federal Income Tax Consequences to U.S. Holders of Claims

1.	General

The U.S. federal income tax consequences of the Plan to a U.S. Holder of a Claim will depend in part on whether the U.S. Holder reports income on the accrual or cash basis, whether the U.S. Holder has taken a bad debt deduction or worthless security deduction with respect to the Claim and whether the U.S. Holder receives Distributions under the Plan in more than one taxable year. For purposes of this discussion, a “U.S. Holder” is a holder that is: (a) an individual citizen or resident of the United States for U.S. federal income tax purposes; (b) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (d) a trust (i) if a court within the United States is able to exercise primary jurisdiction over the trust’s administration and one or more United States persons have authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

2.	Exchanges of Stock or Securities

There is no precise definition of the term “security” under the U.S. federal income tax law. Rather, all facts and circumstances pertaining to the origin and character of a Claim are relevant in determining whether it is a tax security. Nevertheless, courts generally have held that an obligation having a term of less than five years will not be considered a tax security, while an obligation evidenced by a written instrument and having an original maturity of ten years or more will be considered a tax security.

The exchange (or deemed exchange) of an Allowed First Lien Lender Claim or an Allowed Category 2 General Unsecured Claim, in each case, that constitutes a tax security, for Recapitalization Consideration in the ANR Recapitalization should be treated as part of a “reorganization” within the meaning of section 368(a) of the IRC. A U.S. Holder that receives Recapitalization Consideration in exchange for an Allowed First Lien Lender Claim or an Allowed Category 2 General Unsecured Claim (in each case, that constitutes a tax security) as part of a reorganization generally would not recognize gain or loss unless the holder also receives Cash or other property in the ANR Recapitalization, in which case the holder generally would recognize gain (but not loss) on the exchange, but only up to the amount of any Cash and generally the fair market value of the other property received.

The exchange of Recapitalization Consideration that constitutes stock or warrants for NewCo Equity or NewCo Warrants in connection with the NewCo Asset Sale should be treated as part of a “reorganization” within the meaning of section 368(a) of the IRC. A U.S. Holder that receives NewCo Equity or NewCo Warrants in exchange (or in deemed exchange) for such Recapitalization Consideration as part of a reorganization generally would not recognize gain or loss.

Generally, any gain recognized on the exchange would be a long-term capital gain if the Claim is a capital asset in the hands of the U.S. Holder (generally, property held for investment purposes) and the U.S. Holder has held such Claim for more than one year, unless the U.S. Holder had previously claimed a bad debt deduction or had accrued market discount with respect to such Claim. See Section XI.C.7 (“Market Discount”) below for a discussion of the character of any gain recognized from a Claim with accrued market discount.

A U.S. Holder’s tax basis in stock or securities received in a reorganization in exchange for other stock or securities (apart from any portion thereof allocable to interest) generally will equal such holder’s adjusted tax basis in the stock or securities surrendered less the amount of Cash and the fair market value of any other property received plus the amount of gain recognized by the holder, and a holder’s holding period in such stock or securities received (apart from any portion thereof allocable to interest) generally will include the holder’s holding period in the stock or securities surrendered. A U.S. Holder’s tax basis in other property received generally will be such property’s fair market value as of the Effective Date, and the holder’s holding period for such other property generally will begin on the day after the day of receipt.

To the extent any portion of a U.S. Holder’s recovery is allocable to interest on a Claim that accrued while such holder held the Claim, such portion would be treated as interest income to the U.S. Holder. See Section XI.C.5 (“Accrued but Unpaid Interest”) below for a discussion of the allocation of recoveries first to principal and then to interest. A U.S. Holder’s tax basis in stock or securities received on account of accrued but unpaid interest generally will be equal to the fair market value of such stock or securities, and the holder’s holding period for such stock or securities generally will begin on the day after the day of receipt.

For special considerations applicable to U.S. Holders of Allowed Category 1 General Unsecured Claims or Allowed Category 2 General Unsecured Claims on the receipt of the Reorganized ANR Contingent Revenue Payment (including the Reorganized ANR Contingent Revenue Payment Allocation), see Section XI.C.9.c (“Reorganized ANR Contingent Revenue Payment”) below.

3.	Exchanges Other than Exchanges of Stock or Securities

A U.S. Holder of an Allowed Claim that does not constitute a tax security that is exchanged for Cash and/or other property generally will recognize gain or loss in an amount equal to the difference between (a) the U.S. Holder’s amount realized and (b) the U.S. Holder’s adjusted tax basis in its Claim. A U.S. Holder’s amount realized generally is equal to the amount of Cash plus the fair market value of other property received by the U.S. Holder with respect to its Allowed Claim.

Generally, any gain or loss recognized on the exchange would be a long-term capital gain or loss if the Claim is a capital asset in the hands of the U.S. Holder (generally, property held for investment purposes) and the U.S. Holder has held such Claim for more than one year, unless the U.S. Holder had previously claimed a bad debt deduction or the U.S. Holder had accrued market discount with respect to such Claim. U.S. Holders that recognize capital losses as a result of the receipt of Distributions under the Plan may be subject to limitations on the utilization of such capital losses. See Section XI.C.7 (“Market Discount”) below for a discussion of the character of any gain recognized from a Claim with accrued market discount.

A U.S. Holder’s tax basis in the property received generally will be equal to the fair market value of such property. A U.S. Holder’s holding period in the property would begin on the day following the day of receipt.

To the extent any portion of a U.S. Holder’s recovery is allocable to interest on a Claim that accrued while such holder held the Claim, such portion would be treated as interest income to the U.S. Holder. See Section XI.C.5 (“Accrued but Unpaid Interest”) below for a discussion of the allocation of recoveries first to principal and then to interest.

For special considerations applicable to U.S. Holders of Allowed Category 1 General Unsecured Claims or Allowed Category 2 General Unsecured Claims on the receipt of the Reorganized ANR Contingent Revenue Payment (including the Reorganized ANR Contingent Revenue Payment Allocation), see Section XI.C.9.c (“Reorganized ANR Contingent Revenue Payment”) below.

4.	Medicare Surtax

Subject to certain limitations and exceptions, U.S. Holders who are individuals, estates or trusts may be required to pay a 3.8% Medicare surtax on all or part of that U.S. Holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust), which includes, among other items, dividends on stock, interest (including OID, if any) on debt and capital gains from the sale or other taxable disposition of stock or debt. U.S. Holders should consult their own tax advisors regarding the effect, if any, of this surtax on their receipt of Cash and other property in exchange for Claims pursuant to the Plan.

5.	Accrued but Unpaid Interest

In general, a U.S. Holder that was not previously required to include in taxable income any accrued but unpaid interest on a Claim may be required to include such amount as taxable interest income upon receipt of a Distribution under the Plan. A U.S. Holder that was previously required to include in taxable income any accrued but unpaid interest on the Claim may be entitled to recognize a deductible loss to the extent that such interest is not satisfied under the Plan. The Plan provides that, to the extent applicable, all Distributions to a U.S. Holder of an Allowed Claim will apply first to the principal amount of such Claim until such principal amount is paid in full and then to any interest accrued on such Claim prior to the Petition Date. The remaining portion of such Distributions, if any, will apply to any interest accrued on such Claim after the Petition Date. There is no assurance, however, that the IRS will respect this treatment and will not determine that all or a portion of amounts distributed to such U.S. Holder and attributable to principal under the Plan is properly allocable to interest. Each U.S. Holder of a Claim on which interest has accrued is urged to consult its tax advisor regarding the tax treatment of Distributions under the Plan and the deductibility of any accrued but unpaid interest for U.S. federal income tax purposes.

6.	Bad Debt or Worthless Securities Deductions

A U.S. Holder who, under the Plan, receives in respect of an Allowed Claim an amount less than the U.S. Holder’s tax basis in the Allowed Claim may be entitled in the year of receipt (or in an earlier or later year) to a deduction in some amount under section 166(a) or 165 of the IRC. The rules governing the character, timing and amount of bad debt or worthless securities deductions place considerable emphasis on the facts and circumstances of the U.S. Holder, the obligor and the instrument with respect to which a deduction is claimed. U.S. Holders of Claims, therefore, are urged to consult their tax advisors with respect to their ability to take such a deduction.

7.	Market Discount

A U.S. Holder that purchased its Claim from a prior U.S. Holder with market discount will be subject to the market discount rules of the IRC. Under those rules, assuming that the U.S. Holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of its Claim (subject to a de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such Claim as of the date of the exchange.

8.	Information Reporting and Backup Withholding

All Distributions under the Plan will be subject to applicable U.S. federal income tax reporting and withholding. The IRC imposes “backup withholding” (currently at a rate of 28%) on certain “reportable” payments to certain taxpayers, including payments of interest (including OID, if any). Under the IRC’s backup withholding rules, a U.S. Holder of a Claim may be subject to backup withholding with respect to Distributions or payments made pursuant to the Plan, unless the U.S. Holder: (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact; or (b) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the taxpayer is not subject to backup withholding because of a failure to report all dividend and interest income. Backup withholding is not an additional U.S. federal income tax, but merely an advance payment that may be refunded to the extent it results in an overpayment of income tax. A U.S. Holder of a Claim may be required to establish an exemption from backup withholding (e.g., by providing a properly completed and executed IRS Form W-9) or to make arrangements with respect to the payment of backup withholding.

9.	Consequences of Owning Property Received Pursuant to the Plan

a.	Distributions with Respect to Reorganized ANR Common Stock, Reorganized ANR Preferred Interests, NewCo Common Stock and NewCo Preferred Interests

Distributions received by a U.S. Holder with respect to Reorganized ANR Common Stock, Reorganized ANR Preferred Interests, NewCo Common Stock and NewCo Preferred Interests generally are treated as taxable dividends to the extent paid out of current or accumulated earnings and profits of Reorganized ANR, New ANR Parent or NewCo, as applicable, possibly subject to qualified dividends treatment, then tax-free return of basis (to the extent thereof) and then capital gain thereafter, subject to the extraordinary dividend rules.

b.	Sale or Exercise of NewCo Warrants

A U.S. Holder of an Allowed Claim who receives NewCo Warrants generally will not recognize income, gain or loss upon a subsequent exercise of such warrants. A U.S. Holder’s tax basis in the NewCo Common Stock acquired on the U.S. Holder’s exercise of the warrants will equal the sum of the exercise price paid for such shares and the U.S. Holder’s tax basis in the warrants, which generally will be the warrant’s fair market value as of the Effective Date. The U.S. Holder’s holding period for the acquired NewCo Common Stock will begin on the date the warrants are exercised.

If a U.S. Holder sells the NewCo Warrants or they expire unexercised, the U.S. Holder generally will recognize capital gain or loss upon the date of the sale or expiration of the warrants, reflecting the amount by which the consideration received, or the fair market value of the warrants, exceeds, or is less than, such U.S. Holder’s tax basis in the warrants.

c.	Reorganized ANR Contingent Revenue Payment

The amount of gain or loss a U.S. Holder of an Allowed Category 1 General Unsecured Claim or an Allowed Category 2 General Unsecured Claim recognizes, and the timing (and potentially the character of a portion) of such gain or loss, will depend in part on the U.S. federal income tax classification and treatment of the right to the Reorganized ANR Contingent Revenue Payment, including the Reorganized ANR Contingent Revenue Payment Allocation, which is uncertain. A sale or exchange in which a U.S. Holder receives a right to the Reorganized ANR Contingent Revenue Payment could be treated as either a “closed transaction” or an “open transaction” for U.S. federal income tax purposes. It is the general position of the IRS that only in “rare and extraordinary cases” is the value of property so uncertain that open transaction treatment is available. However, there is no authority directly addressing whether contingent payment rights with characteristics similar to the rights to the Reorganized ANR Contingent Revenue Payment should be treated as an open transaction or a closed transaction, and such question is inherently factual in nature. Accordingly, U.S. Holders are urged to consult their tax advisors regarding this issue. This summary of U.S. federal income tax consequences assumes that the exchange in which the right to receive the Reorganized ANR Contingent Revenue Payment is received would be treated as a closed transaction. Accordingly, the value of the right to receive the Reorganized ANR Contingent Revenue Payment would be included in the property received in exchange for Allowed Category 1 General Unsecured Claims or Allowed Category 2 General Unsecured Claims, as described in Section XI.C.2 (“Exchanges of Stock or Securities”) and Section XI.C.3 (“Exchanges Other than Exchanges of Stock or Securities”) above (depending on whether the right to receive the Reorganized ANR Contingent Revenue Payment and the Claim that is exchanged are tax securities).

The right to the Reorganized ANR Contingent Revenue Payment may be treated as a separate property right that is not debt for U.S. federal income tax purposes. If so, then a U.S. Holder generally would be entitled to receive payments on account of the Reorganized ANR Contingent Revenue Payment tax free to the extent of such U.S. Holder’s tax basis in the right to the Reorganized ANR Contingent Revenue Payment. A U.S. Holder would recognize gain to the extent it receives payments on account of the right to receive the Reorganized ANR Contingent Revenue Payment in excess of such U.S. Holder’s tax basis, and a U.S. Holder would recognize loss to the extent its tax basis exceeds the amount of all payments it receives on account of the right to the Reorganized ANR Contingent Revenue Payment. Additionally, a portion of any payment on account of the Reorganized ANR Contingent Revenue Payment may be treated as imputed interest, which would be taken into account as ordinary interest income.

Alternatively, if the right to receive the Reorganized ANR Contingent Revenue Payment is treated as an equity interest in Reorganized ANR, then the tax consequences of owning the right to receive the Reorganized ANR Contingent Revenue Payment generally would be those described in Section XI.C.9.a (“Distributions with Respect to Reorganized ANR Common Stock, Reorganized ANR Preferred Interests, NewCo Common Stock and NewCo Preferred Interests”) above. The Debtors do not anticipate that rights to the Reorganized ANR Contingent Revenue Payment will be treated as equity for U.S. federal income tax purposes.

d.	Interest and OID with Respect to the GUC Distribution Note and the First Lien Lender Takeback/Preferred Consideration

It is expected that the GUC Distribution Note will be issued with original issue discount (“OID”) for U.S. federal income tax purposes because its “issue price” will be less than its stated principal amount by more than a de minimis amount. The issue price of the GUC Distribution Note will be its stated principal amount less the amount of imputed interest as determined under the applicable provisions of the IRC and Treasury regulations. Accordingly, a U.S. Holder will be required to include OID in gross income (as ordinary interest income) on an annual basis under a constant-yield-to-maturity method, regardless of the U.S. Holder’s method of accounting for U.S. federal income tax purposes or the fact that the cash payments attributable to that income generally will not be received until a subsequent taxable year. A U.S. Holder’s tax basis in the GUC Distribution Note will be increased by the amount of OID includible in the U.S. Holder’s gross income as it accrues.

The First Lien Lender Takeback/Preferred Consideration will be issued with OID if its “issue price” is less than its stated principal amount by more than a de minimis amount. If the First Lien Lender Takeback/Preferred Consideration has a stated principal amount in excess of $100.0 million and the note is treated as publicly traded under applicable Treasury regulations, then the issue price of the First Lien Lender Takeback/Preferred Consideration would be the note’s fair market value. If the First Lien Lender Takeback/Preferred Consideration is not treated as publicly traded, then the issue price of the First Lien Lender Takeback/Preferred Consideration generally would be its stated principal amount, provided that First Lien Lender Takeback/Preferred Consideration has adequate stated interest. If the First Lien Lender Takeback/Preferred Consideration is issued with OID, then holders would be required to include OID in gross income (as ordinary interest income) on an annual basis under a constant-yield-to-maturity method as discussed above.

Each of the GUC Distribution Note and the First Lien Lender Takeback/Preferred Consideration also may have market discount if its fair market value is less than its issue price. See Section XI.C.7 (“Market Discount”) above.

e.	Exercising the NewCo ABL Participation Rights

A U.S. Holder of an Allowed Secured Second Lien Noteholder Claim who receives its Pro Rata share of the NewCo ABL Participation Rights will not recognize income, gain or loss upon a subsequent exercise of such rights. Upon the exercise of NewCo ABL Participation Rights, a U.S. Holder’s tax basis in, and the issue price of, the NewCo ABL Facility, generally will be the exercise price of the NewCo ABL Participation Rights less the sum of (a) any Cash received by the exercising holder, (b) the fair market value of any NewCo Common Stock and NewCo Preferred Interests received by the exercising holder and (c) the issue price of the Second Lien Distribution Note. The difference between the issue price of the NewCo ABL Facility and the stated redemption price at maturity will be includible in the holder’s gross income as OID on an annual basis under a constant-yield-to-maturity method as described in Section XI.C.9.d (“Interest and OID with Respect to GUC Distribution Note”) above. A U.S. Holder’s holding period in the NewCo Common Stock, NewCo Preferred Interests and the Second Lien Distribution Note generally will begin on the day after receipt.

If a U.S. Holder sells the NewCo ABL Participation Rights or they expire unexercised, the U.S. Holder generally will recognize capital gain or loss upon the date of the sale or expiration of the rights, reflecting the amount by which the consideration received, or the fair market value of the rights, exceeds, or is less than, such U.S. Holder’s tax basis in the rights.

Stated interest on the Second Lien Distribution Note generally will be taxable as ordinary income in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

If the Second Lien Distribution Note has a stated principal amount in excess of $100.0 million and the note is treated as publicly traded under applicable Treasury regulations, then the issue price of the Second Lien Distribution Note would be the note’s fair market value. If the Second Lien Distribution Note is not treated as publicly traded, then the issue price of the Second Lien Distribution Note generally would be its stated principal amount.

D.	Certain U.S. Federal Income Tax Consequences of the Plan to Non-U.S. Holders of Claims

For purposes of this discussion, a “Non-U.S. Holder” is any holder that is neither a U.S. Holder nor a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes).

1.	Recognition of Gain or Loss on Exchanges Pursuant to the Plan or Other Subsequent Sales, Exchanges or Dispositions

Whether a Non-U.S. Holder realizes gain or loss on an exchange of a Claim pursuant to the Plan or on a subsequent disposition of property received under the Plan and the amount of such gain or loss is determined generally in a similar manner as set forth above in connection with U.S. Holders. See Section XI.C.3 (“Exchanges Other than Exchanges of Stock or Securities”) above.

Subject to the application of FATCA (as defined below) and/or backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to any gain realized on the exchange of its Claim pursuant to the Plan, or on the subsequent sale, exchange or other taxable disposition (including cash redemption) of property received under the Plan, unless:

(a) the Non-U.S. Holder is an individual who was present in the United States for 183 days or more during the taxable year in which the sale, exchange or other disposition occurs and certain other conditions are met;

(b) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and, if an income tax treaty applies, such gain is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States); or

(c) the Debtors, Reorganized Debtors (including Reorganized ANR) or NewCo, as applicable, are or have been a United States real property holding corporation (a “USRPHC”) at any time within the shorter of the five-year period preceding the sale, exchange or other disposition or the Non-U.S. Holder’s holding period for such Claim or property, provided that, in the case of an exchange of a Claim pursuant to the Plan, this clause (c) will apply only to exchanges of Claims with respect to convertible Notes (i.e., the 2017 Notes, the 2020 Notes or possibly the Massey Convertible Notes) and, in the case of a subsequent sale, exchange or other disposition of property received under the Plan, this clause (c) will apply only to Reorganized ANR Common Stock, Reorganized ANR Preferred Interests, NewCo Common Stock and NewCo Preferred Interests.

Regarding clause (a), to the extent that any gain is taxable, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty established through adequate documentation) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed certain capital losses allocable to U.S. sources during the taxable year of the exchange.

Regarding clause (b), the Non-U.S. Holder generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder (including by filing a U.S. tax return). In addition, if such a Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Regarding clause (c), generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests, as defined in the IRC and applicable Treasury regulations, and its other assets used or held for use in a trade or business. Although not free from doubt, the Debtors believe that they currently are a USRPHC. Accordingly, gain described in clause (c) generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder (including by filing a U.S. tax return) and gross proceeds of sales, exchanges or other dispositions described in clause (c) generally will be subject to a 15% withholding tax (absent an applicable exception such as the “regularly traded on an established securities market” exception available with respect to certain less than 5% Non-U.S. Holders).

2.	Interest

Subject to the application of FATCA (as defined below) and/or backup withholding, payments to a Non-U.S. Holder of an Allowed Claim that are attributable to accrued but untaxed interest on the Allowed Claim and payments to a Non-U.S. Holder in respect of U.S.-source interest (including OID, if any) on the Second Lien Distribution Note, the GUC Distribution Note or the First Lien Lender Takeback/Preferred Consideration generally will not be subject to U.S. federal income or withholding tax if the Non-U.S. Holder qualifies for the “portfolio interest exemption.” A Non-U.S. Holder generally will qualify for the portfolio interest exemption if, prior to payment, the holder provides the withholding agent with appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E (or a successor form), as applicable) establishing that the Non-U.S. Holder is not a U.S. person, unless:

(a)	the Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes entitled to vote of ANR, Reorganized ANR or NewCo, as applicable;

(b)	the Non-U.S. Holder is a “controlled foreign corporation” that is a “related person” with respect to the Debtors, Reorganized ANR or NewCo (each, within the meaning of the IRC);

(c)	the Non-U.S. Holder is a bank receiving interest described in section 881(c)(3)(A) of the IRC; or

(d)	such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case, provided the Non-U.S. Holder tenders a properly completed and executed IRS Form W-8ECI (or successor form) to the withholding agent, the Non-U.S. Holder (a) generally will not be subject to withholding tax, but (b) will be subject to U.S. federal income tax in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the accrued but untaxed interest at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty)).

A Non-U.S. Holder that does not qualify for an exemption from withholding tax with respect to interest that is not effectively connected income generally will be subject to withholding of U.S. federal income tax at a 30% rate (or at a reduced rate or exemption from tax under an applicable income tax treaty) on payments on Allowed Claims that are attributable to accrued but untaxed interest, or payments (or deemed payments) of U.S.-source interest (including OID, if any) on the Second Lien Distribution Note, the GUC Distribution Note or the First Lien Lender Takeback/Preferred Consideration. A Non-U.S. Holder generally will be required to satisfy certain certification requirements in order to claim a reduction of or exemption from withholding under a tax treaty by providing a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable, upon which the Non-U.S. Holder certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate or exemption from tax with respect to such payments. For purposes of providing a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable, special procedures are provided under applicable Treasury regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

Because the amount of any payment on account of the Reorganized ANR Contingent Revenue Payment is contingent upon the gross revenues of Reorganized ANR, any portion of a payment on account of the Reorganized ANR Contingent Revenue Payment that is treated as interest may be subject to less favorable rules under the IRC or an applicable income tax treaty, including not being eligible for the portfolio interest exemption.

3.	Distributions Paid to Non-U.S. Holders

Any distributions made with respect to Reorganized ANR Common Stock, Reorganized ANR Preferred Interests, NewCo Common Stock and NewCo Preferred Interests will constitute dividends for U.S. federal income tax purposes to the extent of Reorganized ANR’s, New ANR Parent’s or NewCo’s current or accumulated earnings and profits, as applicable, as determined under U.S. federal income tax principles. If the amount of any distribution exceeds Reorganized ANR’s, New ANR Parent’s or NewCo’s current or accumulated profits, as applicable, such excess will first be treated as a return of capital to the extent of a Non-U.S. Holder’s basis in its stock, and thereafter will be treated as capital gain. Except as described below, dividends paid with respect to stock held by a Non-U.S. Holder that are not effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (or, if an income tax treaty applies, are not attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States) will be subject to U.S. federal withholding tax at a rate of 30% (or at a reduced rate or exemption from tax established through adequate documentation to be available to such holder under an applicable income tax treaty). A Non-U.S. Holder generally will be required to satisfy certain IRS certification requirements in order to claim a reduction of or exemption from withholding under a tax treaty by filing a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable, upon which the Non-U.S. Holder certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate or exemption from tax with respect to such payments. Dividends paid with respect to Reorganized ANR Common Stock, Reorganized ANR Preferred Interests, NewCo Common Stock and NewCo Preferred Interests, as applicable, held by a Non-U.S. Holder that are established through adequate documentation to be effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the dividends at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty).

4.	FATCA

Pursuant to the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions (which term includes most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities generally must comply with certain information reporting rules with respect to their U.S. account holders and investors. A foreign financial institution or such other foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a 30% withholding tax with respect to any “withholdable payments” (whether received as a beneficial owner or as an intermediary for another party). For this purpose, “withholdable payments” are any U.S.-source payments of fixed or determinable, annual or periodical income, including any distribution under the Plan on account of an Allowed Claim that is allocable to accrued but unpaid interest, any interest payments (including OID, if any) on the Second Lien Distribution Note, the GUC Distribution Note or the First Lien Lender Takeback/Preferred Consideration and distributions with respect to Reorganized ANR Common Stock, Reorganized ANR Preferred Interests, NewCo Common Stock and NewCo Preferred Interests. Beginning January 1, 2019, they also include the entire gross proceeds from the sale or other disposition of any property of a type which can produce U.S.-source interest or dividends, including the Second Lien Distribution Note, the GUC Distribution Note, the First Lien Lender Takeback/Preferred Consideration, Reorganized ANR Common Stock, Reorganized ANR Preferred Interests, NewCo Common Stock and NewCo Preferred Interests, even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

We will not pay any additional amounts to Non-U.S. Holders in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

Non-U.S. Holders should consult their tax advisors regarding the particular tax consequences to them of the transactions contemplated by the Plan.

E.	Importance of Obtaining Professional Tax Assistance

THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN, AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER’S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, HOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS ABOUT THE FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

XII.

APPLICABILITY OF CERTAIN FEDERAL AND STATE SECURITIES LAWS

A.	Reorganized ANR Common Stock

The following is a discussion of the federal and state securities laws applicable to the issuance of securities pursuant to the Plan, including Reorganized ANR Common Stock.

The Debtors anticipate that no registration statement will be filed under the Securities Act or any state securities laws with respect to the offer and distribution under the Plan of Reorganized ANR Common Stock in respect of Claims. The Debtors believe that the provisions of section 1145(a) of the Bankruptcy Code exempt the offer and distribution of such securities under the Plan from federal and state securities registration requirements as discussed below.

B.	Initial Offer and Sale

Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and state securities laws if three principal requirements are satisfied: (a) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, an affiliate participating in a joint plan with the debtor or a successor to the debtor under the plan; (b) the recipients of the securities must hold a claim against, interest in or an administrative expense claim in the case concerning the debtor or such affiliate; and (c) the securities must be issued entirely in exchange for the recipient’s claim against or interest in the debtor or such affiliate, or principally in such exchange and partly for cash or property. Section 1145(a)(2) of the Bankruptcy Code exempts the offer of a security through any warrant, option, right to purchase or conversion privilege that is sold in the manner specified in section 1145(a)(1) and the sale of a security upon the exercise of such a warrant, option, right or privilege. The Debtors believe that the offer and sale of Reorganized ANR Common Stock under the Plan in satisfaction of Claims satisfy the requirements of section 1145(a) of the Bankruptcy Code and, therefore, are exempt from registration under the Securities Act and state securities laws.

The exemptions provided for in section 1145(a) do not apply to an entity that is deemed an “underwriter” as such term is defined in section 1145(b) of the Bankruptcy Code. Section 1145(b) of the Bankruptcy Code provides that, with specified exemptions and except with respect to “ordinary trading transactions” of an entity that is not an “issuer,” an entity is an “underwriter” if the entity:

•	purchases a claim against, an interest in, or a claim for administrative expense against the debtor with a view to distributing any security received in exchange for such a claim or interest (“accumulators”);

•	offers to sell securities offered under a plan for the holders of such securities (“distributors”);

•	offers to buy securities under a plan from the holders of such securities, if the offer to buy is (a) with a view to distributing such securities and (b) made under a distribution agreement; or

•	is an “issuer” with respect to the securities, as the term “issuer” is defined in section 2(a)(11) of the Securities Act.

Under section 2(a)(11) of the Securities Act, an “issuer” includes any “affiliate” of the issuer, which means any person directly or indirectly controlling, controlled by or under common control with the issuer.

Persons who are not deemed “underwriters” may generally resell the securities they received under section 1145(a)(1) without registration under the Securities Act or other applicable law. Persons deemed “underwriters” may sell such securities without registration only pursuant to exemptions from registration under the Securities Act and other applicable law.

C.	Subsequent Transfers under Federal Securities Law

1.	Non-Affiliates

Securities issued pursuant to section 1145(a) of the Bankruptcy Code are deemed to have been issued in a public offering pursuant to section 1145(c) of the Bankruptcy Code and are not restricted securities. In general, therefore, resales of and subsequent transactions in the securities issued under the Plan will be exempt from registration under the Securities Act pursuant to section 4(a)(1) of the Securities Act and are freely tradeable, unless the holder thereof is deemed to be an “issuer,” an “underwriter” or a “dealer” with respect to such securities. For these purposes, an “issuer” includes any “affiliate” of the issuer, defined as a person directly or indirectly controlling, controlled by or under common control with the issuer. “Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. A “dealer,” as defined in section 2(a)(12) of the Securities Act, is any person who engages either for all or part of his or her time, directly or indirectly, as agent, broker or principal, in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person. Whether or not any particular person would be deemed to be an “affiliate” of the Reorganized Debtors or an “underwriter” or a “dealer” with respect to any securities issued under the Plan will depend upon various facts and circumstances applicable to that person.

Notwithstanding the provisions of section 1145(b) of the Bankruptcy Code regarding accumulators and distributors, in connection with prior bankruptcy cases, the staff of the SEC has taken the position that resales of securities distributed under a plan of reorganization by accumulators or distributors of securities who are not “affiliates” of the issuer of such securities are exempt from registration under the Securities Act if effected in “ordinary trading transactions.” The staff of the SEC has indicated in this context that a transaction by such non-“affiliates” may be considered an “ordinary trading transaction” if it is made on a national securities exchange or in the over-the-counter market and does not involve any of the following factors:

•	either (a) concerted action by the recipients of securities issued under a plan in connection with the sale of such securities or (b) concerted action by distributors on behalf of one or more such recipients in connection with such sales;

•	the use of informational documents concerning the offering of the securities prepared or used to assist in the resale of such securities, other than a bankruptcy court-approved disclosure statement and supplements thereto and documents filed with the SEC pursuant to the Exchange Act; or

•	the payment of special compensation to brokers and dealers in connection with the sale of such securities designed as a special incentive to the resale of such securities (other than the compensation that would be paid pursuant to arm’s-length negotiations between a seller and a broker or dealer, each acting unilaterally, not greater than the compensation that would be paid for a routine similar-sized sale of similar securities of a similar issuer).

The staff of the SEC has not provided any guidance for privately arranged trades.

The Debtors have not sought the views of the SEC on this matter and, therefore, no assurance can be given regarding the proper application of the “ordinary trading transaction” exemption described above. Any persons intending to rely on such exemption are urged to consult their own counsel as to the applicability thereof to any particular circumstances.

2.	Affiliates

Securities issued under the Plan to “affiliates” of the Reorganized Debtors will be subject to restrictions on resale. Affiliates of the Reorganized Debtors for these purposes will generally include its directors and officers and its controlling stockholders. Although there is no precise definition of a “controlling” stockholder, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns 10% or more of a Class of securities of a reorganized debtor may be presumed to be a “controlling person” of the debtor. In addition, for any “affiliate” of an issuer deemed to be an underwriter, Rule 144 under the Securities Act provides a safe-harbor from registration under the Securities Act for certain limited public resales of unrestricted securities by “affiliates” of the issuer of such securities. Rule 144 allows a Holder of unrestricted securities that is an affiliate of the issuer of such securities to sell, without registration, within any three-month period a number of shares of such unrestricted securities that does not exceed the greater of 1% of the number of outstanding securities in question or the average weekly trading volume in the securities in question during the four calendar weeks preceding the date on which notice of such sale was filed pursuant to Rule 144, subject to the satisfaction of certain other requirements of Rule 144 regarding the manner of sale, notice requirements and the availability of current public information regarding the issuer.

D.	Subsequent Transfers Under State Law

The securities issued under the Plan pursuant to section 1145(a) of the Bankruptcy Code generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of those states. However, the availability of such state exemptions depends on the securities laws of each state, and holders of Claims may wish to consult with their own legal advisor regarding the availability of these exemptions in their particular circumstances.

In addition, state securities laws generally provide registration exemptions for subsequent transfers to institutional or accredited investors. Such exemptions generally are expected to be available for subsequent transfers of the securities issued pursuant to the Plan.

GIVEN THE COMPLEX NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER AND OTHER ISSUES ARISING UNDER APPLICABLE SECURITIES LAWS, THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRANSFER REORGANIZED ANR COMMON STOCK ISSUED PURSUANT TO THE PLAN. THE DEBTORS RECOMMEND THAT HOLDERS OF CLAIMS CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

XIII.

RECOMMENDATION AND CONCLUSION

The Debtors believe that the confirmation and consummation of the Plan is preferable to all other alternatives. Consequently, the Debtors urge all parties entitled to vote to accept the Plan and to evidence their acceptance by duly completing and returning their Ballots so that they will be received on or before the Voting Deadline.

Dated: May 27, 2016	Respectfully submitted,

Alpha Natural Resources, Inc. (on its own behalf and on behalf of each affiliate Debtor)

	By:	/s/ Mark M. Manno
		Name:	Mark M. Manno
		Title:	Executive Vice President, General Counsel & Chief Procurement Officer

EXHIBIT A

Schedule of Debtors and Debtors in Possession

DEBTORS AND DEBTORS IN POSSESSION

Debtor’s Name	Debtor’s EIN Number	Case Number
Alpha Natural Resources, Inc.		15-33896
Alex Energy, Inc.		15-33911
Alpha American Coal Company, LLC		15-33913
Alpha American Coal Holding, LLC		15-33915
Alpha Appalachia Holdings, Inc.		15-33917
Alpha Appalachia Services, Inc.		15-33921
Alpha Coal Resources Company, LLC		15-33925
Alpha Coal Sales Co., LLC		15-33926
Alpha Coal West, Inc.		15-33931
Alpha European Sales, Inc.		15-33898
Alpha India, LLC		15-33937
Alpha Land and Reserves, LLC		15-33939
Alpha Midwest Holding Company		15-33944
Alpha Natural Resources, LLC		15-33947
Alpha Natural Resources International, LLC		15-33950
Alpha Natural Resources Services, LLC		15-33952
Alpha PA Coal Terminal, LLC		15-33955
Alpha Shipping and Chartering, LLC		15-33959
Alpha Sub Eight, LLC		15-33916
Alpha Sub Eleven, Inc.		15-33918
Alpha Sub Nine, LLC		15-33922
Alpha Sub One, LLC		15-33927
Alpha Sub Ten, Inc.		15-33930
Alpha Sub Two, LLC		15-33934
Alpha Terminal Company, LLC		15-33940
Alpha Wyoming Land Company, LLC		15-33949
AMFIRE, LLC		15-33954
AMFIRE Holdings, LLC		15-33958
AMFIRE Mining Company, LLC		15-33963
Appalachia Coal Sales Company, Inc.		15-33900
Appalachia Holding Company		15-33901
Aracoma Coal Company, Inc.		15-33966
Axiom Excavating and Grading Services, LLC		15-33970
Bandmill Coal Corporation		15-33978
Bandytown Coal Company		15-33983
Barbara Holdings Inc.		15-33986
Barnabus Land Company		15-33990
Belfry Coal Corporation		15-33993
Big Bear Mining Company		15-34000
Black Castle Mining Company, Inc.		15-34004
Black King Mine Development Co.		15-34008
Black Mountain Cumberland Resources, Inc.		15-33902
Boone East Development Co.		15-34012
Brooks Run Mining Company, LLC		15-34016
Brooks Run South Mining, LLC		15-34022
Buchanan Energy Company, LLC		15-33895
Castle Gate Holding Company		15-34024
Clear Fork Coal Company		15-34026
Coal Gas Recovery II, LLC		15-34018
Crystal Fuels Company		15-34028
Cumberland Coal Resources, LP		15-34030

Debtor’s Name	Debtor’s EIN Number	Case Number
Dehue Coal Company		15-33912
Delbarton Mining Company		15-33919
Delta Mine Holding Company		15-33923
DFDSTE Corp.		15-33928
Dickenson-Russell Coal Company, LLC		15-33932
Dickenson-Russell Land and Reserves, LLC		15-33935
DRIH Corporation		15-33938
Duchess Coal Company		15-33942
Eagle Energy, Inc.		15-33945
Elk Run Coal Company, Inc.		15-33948
Emerald Coal Resources, LP		15-33956
Enterprise Mining Company, LLC		15-33960
Esperanza Coal Co., LLC		15-33962
Foundation Mining, LLC		15-33965
Foundation PA Coal Company, LLC		15-33968
Foundation Royalty Company		15-33971
Freeport Mining, LLC		15-33973
Freeport Resources Company, LLC		15-33975
Goals Coal Company		15-33979
Green Valley Coal Company		15-33985
Greyeagle Coal Company		15-33989
Harlan Reclamation Services LLC		15-33903
Herndon Processing Company, LLC		15-33992
Highland Mining Company		15-33996
Hopkins Creek Coal Company		15-33999
Independence Coal Company, Inc.		15-34002
Jacks Branch Coal Company		15-34005
Jay Creek Holding, LLC		15-34007
Kanawha Energy Company		15-34010
Kepler Processing Company, LLC		15-34013
Kingston Mining, Inc.		15-33924
Kingwood Mining Company, LLC		15-33941
Knox Creek Coal Corporation		15-33904
Lauren Land Company		15-33953
Laxare, Inc.		15-33969
Litwar Processing Company, LLC		15-33976
Logan County Mine Services, Inc.		15-33982
Long Fork Coal Company		15-33987
Lynn Branch Coal Company, Inc.		15-33994
Maple Meadow Mining Company		15-34003
Marfork Coal Company, Inc.		15-34009
Martin County Coal Corporation		15-34015
Maxxim Rebuild Co., LLC		15-34027
Maxxim Shared Services, LLC		15-34029
Maxxum Carbon Resources, LLC		15-34032
McDowell-Wyoming Coal Company, LLC		15-34033
Mill Branch Coal Corporation		15-33905
New Ridge Mining Company		15-34034
New River Energy Corporation		15-34035
Neweagle Industries, Inc.		15-33906
Nicewonder Contracting, Inc.		15-34036
North Fork Coal Corporation		15-33097

Debtor’s Name	Debtor’s EIN Number	Case Number
Omar Mining Company		15-34038
Paramont Coal Company Virginia, LLC		15-34039
Paynter Branch Mining, Inc.		15-34040
Peerless Eagle Coal Co.		15-34041
Pennsylvania Land Holdings Company, LLC		15-34042
Pennsylvania Land Resources, LLC		15-34020
Pennsylvania Land Resources Holding Company, LLC		15-34043
Pennsylvania Services Corporation		15-34044
Performance Coal Company		15-34045
Peter Cave Mining Company		15-34046
Pigeon Creek Processing Corporation		15-33908
Pilgrim Mining Company, Inc.		15-34047
Pioneer Fuel Corporation		15-34049
Plateau Mining Corporation		15-34050
Power Mountain Coal Company		15-33914
Premium Energy, LLC		15-33920
Rawl Sales & Processing Co.		15-33929
Republic Energy, Inc.		15-33933
Resource Development LLC		15-33909
Resource Land Company LLC		15-33910
River Processing Corporation		15-33936
Riverside Energy Company, LLC		15-33943
Riverton Coal Production Inc.		15-33946
Road Fork Development Company, Inc.		15-33951
Robinson-Phillips Coal Company		15-33957
Rockspring Development, Inc.		15-33961
Rostraver Energy Company		15-33964
Rum Creek Coal Sales, Inc.		15-33967
Russell Fork Coal Company		15-33972
Shannon-Pocahontas Coal Corporation		15-33974
Shannon-Pocahontas Mining Company		15-33977
Sidney Coal Company, Inc.		15-33981
Spartan Mining Company		15-33984
Stirrat Coal Company		15-33988
Sycamore Fuels, Inc.		15-33991
T. C. H. Coal Co.		15-33995
Tennessee Consolidated Coal Company		15-33997
Thunder Mining Company II, Inc.		15-34001
Trace Creek Coal Company		15-34006
Twin Star Mining, Inc.		15-34011
Wabash Mine Holding Company		15-34014
Warrick Holding Company		15-34017
West Kentucky Energy Company		15-34019
White Buck Coal Company		15-34021
Williams Mountain Coal Company		15-34023
Wyomac Coal Company, Inc.		15-34025